SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Huntington Bancshares Incorporated
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

Richard A. Cheap

General Counsel and Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

We will hold the 2012 annual meeting of shareholders of Huntington Bancshares Incorporated on Thursday, April 19, 2012, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio at 2:00 p.m. EDT.

The purposes of the annual meeting are to consider and vote on the following matters:

•	the election of directors;

•	the approval of the 2012 Long-Term Incentive Plan;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012;

•	an advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in the accompanying proxy statement; and

•	any other business that properly comes before the meeting.

We are pleased to invite you to the meeting, and we hope you can attend.

Your vote is important. You may vote by executing and returning your proxy card in the accompanying envelope, or by authorizing your proxy electronically over the Internet or by telephone. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. If you attend the meeting, you may vote in person.

If your shares are held by a broker, it is important that you provide instructions to your broker so that your vote is counted on all matters. Brokers do not have discretionary authority to vote on the election of directors, the approval of the 2012 Long-Term Incentive Plan, or the advisory resolution to approve the compensation of executives.

Sincerely,

Richard A. Cheap

March 5, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 19, 2012

The proxy statement and annual report to security holders are available at

www.edocumentview.com/HBAN2012

Information for Shareholders Who Plan to Attend

the 2012 Annual Meeting of Shareholders

Our Business Service Center, 7 Easton Oval, is located on the east side of Columbus near I-270 and Easton Way.

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation by the board of directors of Huntington Bancshares Incorporated, a Maryland corporation (“we”, “us”, “our”, the “company”), of proxies to be voted at our 2012 annual meeting of shareholders to be held on April 19, 2012, and at any adjournment. We are sending or making this proxy statement available to our shareholders on or about March 8, 2012.

General Information About the Meeting

Voting Procedures

Holders of common stock at the close of business on February 28, 2012, are entitled to vote at the annual meeting. As of that date, there were 865,819,234 shares of common stock outstanding and entitled to vote. Holders of our Series A Preferred Stock and our Series B Preferred Stock are not entitled to vote.

Each holder of common stock is entitled to cast one vote on each matter submitted at the annual meeting for each share of stock held of record at the close of business on February 28, 2012. The shares represented by a properly submitted proxy will be voted as directed provided we receive the proxy prior to or at the meeting. A properly executed proxy without specific voting instructions will be voted FOR Proposal 1 — Election of Directors, FOR Proposal 2 — Approval of the 2012 Long-Term Incentive Plan, FOR Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm, and FOR Proposal 4 — Advisory Approval of Executive Compensation. A properly submitted proxy will also confer discretionary authority to vote on any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

You may vote by executing and returning your proxy card in the envelope provided, or by voting electronically over the Internet or by telephone. Please refer to the proxy card for information on voting electronically. If you attend the meeting, you may vote in person and the proxy will not be used.

We are not currently aware of any matters that may properly be presented other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your common stock at the adjournment as well, unless you have revoked your proxy instructions.

Revoking Your Proxy

If your common stock is held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise our secretary in writing before the proxies vote your common stock at the meeting, deliver later dated proxy instructions, or attend the meeting and vote your shares in person.

Expenses of Solicitation

We will pay the expenses of this proxy solicitation, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to their customers who are beneficial owners. In addition to soliciting proxies by mail and via the Internet, our employees may also solicit proxies by telephone and in person. We have retained Morrow & Co. LLC, 470 West Avenue, Stamford, Connecticut 06902 to assist in the solicitation of proxies for a fee of $15,000 plus reasonable out-of-pocket expenses.

Vote Required

A quorum is required to conduct business at the annual meeting. Shareholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting, present in person or by proxy, will constitute a quorum. Proposal 1: a nominee for election to the board of directors at a meeting of shareholders at which a quorum is present will be elected only if the number of votes cast “for” such nominee’s election exceeds the total number of votes cast “against” or affirmatively “withheld” as to such nominee’s election; provided, however, that if, on either the date of the company’s proxy statement for the meeting or on the date of the meeting, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of all the votes cast at the meeting. Proposals 2, 3, and 4: each requires the affirmative vote of a majority of all votes cast on the matter by the holders of common stock at a meeting at which a quorum is present.

Broker Voting

Under the laws of Maryland, our state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting.

Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent registered public accounting firm, but not on non-routine matters. Brokers are no longer permitted to vote on the election of directors or on matters related to executive compensation without instructions from their customers. Broker non-votes and abstentions will have no effect on the election of any director or the approval of the other matters described above since they are not counted as votes cast at the meeting, but votes affirmatively “withheld” from the election of any nominee will have the effect of a vote against that nominee’s election as a director.

Board Recommendation

The board of directors recommends that you vote FOR each proposal.

Corporate Governance

Board Meetings and Committee Information

Our board of directors has separate standing Audit, Capital Planning, Community Development, Compensation, Executive, Nominating & Corporate Governance, and Risk Oversight Committees. From time to time the board of directors may appoint ad hoc committees. All board members receive copies of committee reports and materials. In addition, all board members are welcome to attend any meetings of the standing committees. Each standing committee has a separate written charter. Current copies of the committee charters are posted on the Investor Relations pages of our website at www.huntington.com. Information about the board’s standing committees, including the names of the current committee members is set forth below.

Committee Members	Audit Committee	Capital Planning Committee	Community Development Committee	Compensation Committee	Executive Committee	Nominating & Corporate Governance Committee	Risk Oversight Committee
Don M. Casto III				Member	Chair	Member
Ann B. Crane	Member		Member
Steven G. Elliott		Member			Member		Chair
Michael J. Endres		Chair			Member		Member
John B. Gerlach, Jr.				Chair		Member
D. James Hilliker	Member
David P. Lauer	Chair	Member
Jonathan A. Levy		Member			Member		Member
Gerard P. Mastroianni			Member
Richard W. Neu	Member	Member
David L. Porteous				Member	Member	Chair
Kathleen H. Ransier			Chair	Member
William R. Robertson				Member			Member
Stephen D. Steinour					Member
Number of Meetings Held During 2011	15	8	4	8	11	6	16

The total number of meetings for each of the Audit Committee and the Risk Oversight Committee include four joint meetings of both committees.

The board of directors held a total of 8 regular and special meetings in 2011. We believe that regular attendance at meetings is of utmost importance, and we encourage our directors to attend the annual shareholders meetings and at least 75% of all regularly scheduled board and committee meetings. During 2011, each director attended greater than 75% of the meetings of the full board of directors and the committees on which he or she served. All directors attended the 2011 annual meeting of shareholders.

Audit Committee

The Audit Committee oversees the integrity of the consolidated financial statements, including policies, procedures, and practices regarding the preparation of financial statements, the financial reporting process, disclosures, and internal control over financial reporting. The Audit Committee also provides assistance to the board in overseeing the internal audit division and the independent registered public accounting firm’s qualifications and independence; compliance with our Financial Code of Ethics for the chief executive officer and senior financial officers; and compliance with corporate securities trading policies.

The board of directors has determined that each of David P. Lauer, chairman of the Audit Committee, and Richard W. Neu qualifies as an “audit committee financial expert” as the term is defined in the rules of the Securities and Exchange Commission (SEC). This designation does not impose any duties, obligations or liabilities on them that are greater than the duties, obligations and liabilities imposed on the other members of the Audit Committee. Each member of the Audit Committee qualifies as an “independent director” as the term is defined in the Nasdaq Stock Market Marketplace Rules.

Report of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the integrity of Huntington’s consolidated financial statements. In carrying out its duties, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2011 with Huntington management and with Huntington’s independent registered public accounting firm, Deloitte & Touche LLP. This discussion included the selection, application and disclosure of critical accounting policies. The Audit Committee has also reviewed with Deloitte & Touche LLP its judgment as to the quality, not just the acceptability, of Huntington’s accounting principles and such other matters required to be discussed under auditing standards generally accepted in the United States, including the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board in Rule 3526 regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Huntington. Based on this review and discussion, and a review of the services provided by Deloitte & Touche LLP during 2011, the Audit Committee believes that the services provided by Deloitte & Touche LLP in 2011 are compatible with, and do not impair, Deloitte & Touche LLP’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Huntington’s Annual Report on Form 10-K for the year 2011 for filing with the SEC.

Submitted by the Audit Committee:

David P. Lauer, Chair

Ann B. Crane

D. James Hilliker

Richard W. Neu

Compensation Committee

The Compensation Committee fulfills the duties and responsibilities of the board as it relates to executive and director compensation matters. In carrying out its duties, the committee reviews and approves Huntington’s goals and objectives with respect to the compensation of the chief executive officer and other executive management. The Compensation Committee also evaluates the performance of the chief executive officer and other executive management in light of such goals and objectives, and sets their compensation levels based on such evaluation. The Compensation Committee advises the board of directors with respect to compensation for service by non-employee directors on the board of directors and its committees. The Compensation Committee also makes recommendations to the board of directors with respect to Huntington’s incentive compensation plans and equity-based plans, oversees the activities of the individuals and committees responsible for administering these plans, and discharges any responsibility imposed on the Compensation Committee by any of these plans. In addition, the Compensation Committee assists the board of directors in fulfillment of the duties and responsibilities delegated to the board under our retirement plans.

Procedures for Determining Executive and Director Compensation; Compensation Consultant

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve fees and other retention terms of advisors, including legal counsel and other advisors. In 2011, the Compensation Committee engaged Pearl Meyers & Partners, LLC, an independent consulting firm to provide advisory services related to executive and director compensation. The consultant reports directly to the Compensation Committee, and is evaluated by the Compensation Committee on an annual basis.

Although the Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend and provide input to the committee. Input may be sought from the chief executive officer, Human Resources, Finance, Risk Management and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. In particular, the Compensation Committee will seek input from the chief executive on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. Human Resources works with the Chair of the Compensation Committee to ensure he has the background, information and data needed to facilitate meetings. The Compensation Committee delegates some responsibilities to assist in development of design considerations, with permission to work with the committee’s independent consultant to develop proposals for the committee’s consideration. The committee also receives regular updates from the chief risk officer and chief financial officer throughout the year as appropriate.

Services provided by the compensation consultant during 2011 included review of our selected peer group, benchmarking compensation and performance, establishing total compensation guidelines, including targets for short and long-term incentive plans and modeling payouts under various performance scenarios. The consultant assisted with the development of the executive total compensation philosophy and various executive incentive plans. The compensation consultant performed a review and assessment of the competitiveness and effectiveness of our current director compensation practices and worked with the Compensation Committee to articulate an updated and refined director compensation philosophy. In addition, the compensation consultant frequently attends meetings of the Compensation Committee, provides updates on emerging trends and best practices, and is available as needed for expert guidance and support. During 2011 the compensation consultant did not provide any services other than advice and recommendations related to executive and director compensation. The Compensation Committee has reviewed all services provided by the compensation consultant in 2011 and has determined that the consultant is independent.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, or in accordance with the terms of a particular compensation plan, to a management committee. The Compensation Committee may not, however, delegate the determination of compensation for executive officers to management. From time to time, the Compensation Committee may obtain the approval of the board of directors with respect to certain executive and director compensation matters.

Compensation Committee Interlocks and Insider Participation. We have no compensation committee interlocks. In addition, no member of the Compensation Committee has served as one of our officers or employees.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Huntington’s proxy statement for its 2012 annual meeting of shareholders.

Submitted by the Compensation Committee:

John B. Gerlach, Jr., Chairman

Don M. Casto III

David L. Porteous

Kathleen H. Ransier

William R. Robertson

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary responsibilities are to annually review the composition of the board of directors to assure that the appropriate knowledge, skills, and experience are represented, in the committee’s judgment, and to assure that the composition of the board of directors complies with applicable laws and regulations; review the qualifications of persons recommended for board of directors membership, including persons recommended by shareholders; discuss with the board of directors standards to be applied in making determinations as to the independence of directors; and review the effectiveness of the board of directors, including but not limited to, considering the size and desired skills of the board of directors and the performance of individual directors as well as collective performance of the board of directors. The Nominating and Corporate Governance Committee reviews and approves related party transactions. Other primary responsibilities of the Nominating and Corporate Governance Committee include reviewing and making appropriate changes to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics for Huntington’s directors, officers and employees.

Nominating & Corporate Governance Committee Members:

David L. Porteous, Chair

Don M. Casto III

John B. Gerlach, Jr

Capital Planning Committee

The responsibilities of the Capital Planning Committee are to oversee our capital management and planning processes, to review financial strategies for achieving financial objectives, and to review financial performance results as they relate to capital management and planning. To carry out its responsibilities, the Capital Planning Committee reviews and approves, and oversees the administration and effectiveness of, the company’s capital plan, capital adequacy assessment and forecasting processes, and compliance with regulatory capital guidance. With regard to financial strategies, the Capital Planning Committee reviews such processes, reports and other information as it deems appropriate, including the fixed-income and public and private equity investment portfolio strategies, debt and equity issuance and buyback plans, dividend payout ratios, capital funding and trading activity. The committee periodically reviews debt amounts outstanding and amounts available for issuance and makes recommendations to the board of directors pertaining to financing of the company. Beginning in 2012, large bank holding companies, including Huntington, were required to submit their capital plans to the Federal Reserve on an annual basis. On February 28, 2012, the board of directors resolved that, going forward, the responsibilities of the Capital Planning Committee would be assumed by the Risk Oversight Committee, given the overlap in responsibility of the two committees for the capital plan.

Capital Planning Committee Members:

Michael J. Endres, Chair

Steven G. Elliott

David P. Lauer

Jonathan A. Levy

Richard W. Neu

Community Development Committee

The Community Development Committee’s principal role is to promote our mission of local involvement and leadership in the communities where we are located and where our employees work. This committee provides primary oversight of the company’s programs relating to community development and involvement, philanthropy, government affairs and diversity. The committee also has responsibility for monitoring our commitments pursuant to the Community Reinvestment Act (CRA). This responsibility includes review of CRA examination reports and related internal reports, and review of the company’s relationships with external constituencies concerning these activities, including investors, regulators, elected officials and community leaders. The Community Development Committee also reviews the company’s mortgage lending activities considering its obligations under the Home Mortgage Disclosure Act, and reviews the company’s compliance with fair lending obligations, including monitoring procedures and programs. The committee also monitors employee-related programs that could affect the company’s reputation for social responsibility, such as affinity networks, mentoring programs and other broad-based employee development programs. The Community Development Committee also reviews any shareholder proposals involving issues of public interest.

Community Development Committee Members:

Kathleen H. Ransier, Chair

Ann B. Crane

Gerard P. Mastroianni

Executive Committee

The Executive Committee’s purpose is to provide an efficient means of considering appropriate matters on behalf of the full board of directors. Meetings of this committee may be called by the chief executive officer (who shall be a member of the committee) or the committee chairperson. In all instances in which the Executive Committee deems necessary or appropriate, the committee shall have and may exercise all of the powers and authority of the board of directors as may be permitted by law, and the charter and bylaws of the company. All actions of and powers conferred by the Executive Committee are deemed to be done and conferred under the authority of the board of directors.

Executive Committee Members:

Don M. Casto III, Chair

Steven G. Elliott

Michael J. Endres

Jonathan A. Levy

David L. Porteous

Stephen D. Steinour

Risk Oversight Committee

The Risk Oversight Committee assists the board of directors in overseeing: our material risks and the approval and monitoring of the company’s risk position; the risk governance structure; compliance with applicable laws and regulations; and determining adherence to the board’s stated risk appetite. Specific duties include review of all regulatory findings directed to the attention of the board of directors and the adequacy of management’s response. Additional detail about the role and responsibilities of this committee is set forth under “The Board’s Role in Risk Oversight”, below.

Risk Oversight Committee Members:

Steven G. Elliott, Chair

Michael J. Endres

Jonathan A. Levy

William R. Robertson

Corporate Governance Guidelines, Policies and Procedures

Our board of directors has a corporate governance program which includes Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Corporate Governance Guidelines are attached as an exhibit to the charter for the Nominating and Corporate Governance Committee. The Code of Business Conduct and Ethics applies to all of our employees and, where applicable, to our directors, and to employees and directors of our affiliates. Our employees serving as chief executive officer, chief financial officer, corporate controller, and principal accounting officer are also bound by a Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Code of Business Conduct and Ethics and the Financial Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations pages of Huntington’s website at www.huntington.com.

Communication with the Board of Directors

Shareholders who wish to send communications to the board of directors may do so by following the procedure set forth on the Investor Relations pages of Huntington’s website at www.huntington.com.

Director Nomination Process

Our board of directors believes that one of its most important responsibilities is identifying, evaluating and selecting candidates for the board. The Nominating and Corporate Governance Committee reviews the qualifications of potential director candidates and makes recommendations to the full board. The factors considered by the committee and the board in their review of potential candidates include whether the candidate:

•	has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the company operates;

•

has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the board is called upon to make;

•	possesses a willingness to challenge management while working constructively as part of a team in an environment of trust; and

•	will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The board also believes that board membership should reflect the diversity of the markets in which we do business. At least annually the Nominating and Corporate Governance Committee reviews the composition of the board to assure that the appropriate knowledge, skills and experience are represented, in the Committee’s judgment, and in order to comply with applicable laws and regulations. From time to time the Nominating and Corporate Governance Committee will identify additional selection criteria for board membership, taking into consideration the current board composition and whether appropriate knowledge, skills, and experience are represented. There are no other specific additional criteria at this time.

Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written notice to the Secretary at Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. The notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the Marketplace Rules of the Nasdaq Stock Market, and the class and number of shares of Huntington securities owned by the person. The Nominating and Corporate Governance Committee may require additional information to determine the qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of our securities owned by, the person or persons making the recommendation. There have been no material changes to the shareholder recommendation process since we last disclosed this item.

Independence of Directors

Our board of directors and the Nominating and Corporate Governance Committee have reviewed and evaluated transactions and relationships with board members to determine the independence of each of the members. The board of directors does not believe that any of its non-employee members has relationships with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as director. Further, the board and the Nominating and Corporate Governance Committee have determined that a majority of the board’s members are “independent directors” as the term is defined in the Nasdaq Stock Market Marketplace Rules. The directors determined to be independent under this definition are: Don M. Casto III, Ann B. Crane, Steven G. Elliott, John B. Gerlach, Jr., D. James Hilliker, David. P. Lauer, Jonathan A. Levy, Gerard P. Mastroianni, Richard W. Neu, David L. Porteous, Kathleen H. Ransier, and William R. Robertson. The board of directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market applicable to audit committee members.

In making the independence determinations for each of the directors, the board took into consideration the transactions disclosed in this proxy statement under “Review, Approval or Ratification of Transactions with Related Persons”, below. In addition, the board of directors considered that the directors and their family members are customers of our affiliated financial and lending institutions. Many of the directors have one or more transactions, relationships or arrangements where Huntington’s affiliated financial and lending institutions, in the ordinary course of business, act as depository of funds, lender or trustee, or provide similar services. Directors may also be affiliated with entities which are customers of our affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business. The board also considered charitable donations to organizations in which directors have an interest, and the following relationships and transactions, and determined them to be immaterial: employment of the son-in-law of Mr. Porteous as a non-executive employee of the company, and routine transactions and relationships entered into in the ordinary course of business between the Bank and business organizations with which Mr. Casto, Mr. Gerlach and Mr. Levy, respectively, have an interest.

The Board’s Leadership Structure

Our chief executive officer, Stephen D. Steinour, serves as chairman of the board. We also have an independent lead director, David L. Porteous, who has served as lead director since the board created the position in November 2007. The board believes that having a combined chief executive officer and chairman along with an independent lead director provides an efficient and effective leadership structure.

As set forth in our Corporate Governance Guidelines, the responsibilities of the lead director include:

•	serving as liaison between the chairman of the board and the outside directors;

•	consulting with the chairman of the board on information sent to the board;

•	reviewing and providing input to the chairman of the board on board meeting agendas;

•	consulting with the chairman of the board on meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	presiding at all meetings of the board at which the chairman is not present, including executive sessions of the outside directors;

•	having the authority to call meetings of the outside directors; and

•	ensuring that he or she is available for consultation and direct communication with key stakeholders, if requested by the chief executive officer.

The board believes that having an independent lead director performing these duties effectively complements and counterbalances the role of the combined chairman / chief executive officer. The table below shows the interaction of the roles of the chairman / chief executive officer and the lead director.

Areas of Responsibility	Chair/CEO Role	Lead Director Role
Full Board Meetings	Has the authority to call meetings of the board of directors	Participates in board meetings like every other director
	Chairs meetings of the board of directors and the annual meeting of shareholders	Acts as intermediary — at times, the chair may refer to the lead director for guidance or to have something taken up in executive session
Provides leadership to the board of directors if circumstances arise in which the role of the chair may be, or may be perceived to be, in conflict with board of directors
Suggests calling full board meetings to the chair when appropriate
Executive Sessions	Receives feedback from the executive sessions	Has the authority to call meetings of the outside directors
Sets the agenda for and leads executive sessions of the outside directors
Briefs the CEO on issues arising out of the executive sessions
Board Agendas and Information	Takes primary responsibility for shaping board agendas, consulting with the lead director to ensure that board agendas and information provide the board with what is needed to fulfill its primary responsibilities.	Collaborates with the chair to shape the board agenda and board information so that adequate time is provided for discussion of issues and so that appropriate information is made available to directors
Solicits agenda items from members of the board
Board Communications	Communicates with the all directors on key issues and concerns outside of board meetings	Facilitates discussion among the outside directors on issues and concerns outside of board meetings
	Takes responsibility for new director orientation and continuing education for board of directors	Serves as a non-exclusive conduit to the chair of views, concerns, and issues of the outside directors
Coordinates with the chair on director orientation and continuing education
Committee Meetings	Member of Executive Committee and attends such other committee meetings (excluding executive sessions) as chair shall so choose	Participates on such committees (including executive sessions) to which he is elected and is ex-officio member of all other committees
Chairs the Nominating and Corporate Governance Committee which recommends the membership of various board committees as well as selection of committee chairs
External and Other Stakeholders	Represents the organization to, and interacts with, external stakeholders and colleagues	Available at the request of the chair to participate in meetings with key institutional investors and other stakeholders
Has authority to engage advisors and consultants who report directly to the board of directors on board issues

In addition to having a strong lead director, other factors also contribute to the board’s comfort with Mr. Steinour serving in the combined roles of chairman and chief executive officer. These factors include our strong corporate governance practices, our board’s independence, and the accountability of the chief executive officer to the board. Moreover, there is regular reporting by senior management to the board of directors as further described under “The Board’s Role in Risk Oversight” below. The board has also considered our leadership structure in light of the company’s size, the nature of its business, the regulatory framework in which it operates, and its peers and determined that the board’s leadership structure is appropriate for our company at this time.

The Board’s Role in Risk Oversight

The board of directors has responsibility for risk oversight and has established an aggregate moderate to low risk appetite. The board has established the Risk Oversight Committee to assist in overseeing:

•	material risks and the approval and monitoring of the risk position of the organization;

•	our risk governance structure, including policies, procedures and practices relating to enterprise-wide risks;

•	compliance with applicable laws and regulations; and

•	determining adherence to the board’s stated risk appetite.

The board has established key risk indicators (KRIs) which are the basis for our risk limit framework. The Risk Oversight Committee reviews and approves the definitions for the KRIs and the threshold limits for the KRIs. The committee also reviews the KRI positions and management’s analysis on an on-going basis.

The duties and responsibilities of the Risk Oversight Committee include annual review and approval of:

•	our management level risk governance structure;

•	our executive level risk management committee charters; and

•	board-level risk policies.

The Risk Oversight Committee also reviews and approves the annual budget for the risk management function, and separately reviews and approves the annual budget for the credit review function. The committee has the authority to direct management to develop and implement policies and procedures, and take any appropriate actions to manage or mitigate risk.

Members of senior management, including representatives of Credit, Risk Management, and Finance, report regularly to the Risk Oversight Committee on risk issues including credit, compliance, market, operational, and liquidity risk matters. Our Credit Review executive reports directly to the Risk Oversight Committee. In addition, the chief auditor reports directly to the Audit Committee. The Risk Oversight Committee meets jointly with other board committees as deemed necessary to discuss matters of common interest. The committee meets regularly with the Audit Committee to review the provision for loan losses and to review our periodic reports before filing with the SEC. The committee also meets periodically in separate executive sessions with our chief risk officer, chief credit officer and chief financial officer, and may meet with any other members of executive management.

The Risk Oversight Committee has the authority to request any reports or information from management and is empowered to investigate any matter. The committee has the authority to engage independent counsel and other advisors as it deems necessary. All members of the Risk Oversight Committee must be financially literate. Two of the committee members, Steven G. Elliott and William R. Robertson, have significant financial institution expertise. The committee meets as often as necessary, but not less than quarterly.

Risk Assessment of Incentive Compensation

We believe that our incentive compensation arrangements take risk into account and are consistent with safe and sound practices. Our incentive compensation arrangements:

•	provide employees incentives that appropriately balance risk and reward;

•	are compatible with effective controls and risk-management; and

•	are supported by strong corporate governance, including active and effective oversight by the board of directors.

Appropriate Balance of Risk and Reward. Huntington uses a variety of incentive plan design features to balance risk and rewards:

•	all incentive plans are subject to clawback provisions;

•	all incentive plans utilize a combination of multiple performance criteria;

•	more than half of incentive plans include a corporate performance component;

•	many incentive plans include specific risk-related performance criteria;

•	all plans provide for management discretion to reduce or eliminate awards, including for qualitative factors, such as risk management and compliance with regulations and procedures; and

•	some plans, where appropriate, provide for holdbacks, deferral of incentive payments, and credit valuation adjustments.

In addition to the risk control features within the incentive plans, Huntington maintains an over-arching risk management framework that supports risk management in our incentive arrangements. We view risk management as every colleague’s responsibility.

Every business segment aligns with the company’s risk appetite and risk management framework. Adherence to the risk tolerances is ensured by our enterprise risk management program and validated by independent groups, including Internal Audit, Risk Management, Credit Administration, Credit Review, and to some extent, the external auditors. Segment Risk Officers are embedded in each business unit to identify, monitor and mitigate risk, escalate and remediate issues, establish controls, perform self-testing, and oversee the quarterly risk control self-assessment process. All material business plans must be reviewed against the risk management framework and approved. Incentive compensation plans and performance goals are tied to the risk-assessed business plans.

For executive officers, our compensation philosophy balances risk and reward with a mix of base pay, short-term incentives and long-term incentives, with greater emphasis on long-term incentives. We have maintained stock ownership guidelines for executives since 2006. In 2011 the Compensation Committee raised our guidelines and approved a “hold until retirement” requirement of up to 50% of the net shares for executives. See “Compensation of Executive Officers” below for detail about our executive compensation philosophy and programs.

Effective Controls and Risk Management. Huntington’s incentive compensation arrangements reflect effective controls and risk management due to a number of design, control, and monitoring features.

•	Every incentive plan is documented using a standard template.

•

Every plan is reviewed and approved annually by a design team consisting of representatives from the appropriate business segment, Finance, Human Resources, Risk Management and other areas as appropriate, with the final approval by the appropriate executive officer.

•	All material business plans must be reviewed against the risk policy framework and approved, and all incentive compensation plans and performance goals are tied to the risk-assessed business plans.

•	The Chief Risk Officer conducts an annual risk-based review of Huntington’s incentive plans and discusses the findings with the Compensation Committee.

•	Key controls related to incentive compensation are tested annually under Huntington’s SOX 404 internal controls program.

•	Internal Audit reviews our incentive compensation program on a periodic basis.

•	The designated Finance liaison monitors actual incentive plan performance during the year for comparison to budgeted amounts.

•	The Finance function models potential payouts under the incentive plans based on various performance scenarios.

•	Incentive plans are reviewed annually and adjusted as appropriate to ensure alignment with the company’s risk profile.

•	Finance and Human Resources perform a monthly review of incentive compensation spend as a percentage of revenue and compare it to prior years.

In addition, we reserve the right to modify or terminate any incentive plan at any time.

Strong Corporate Governance. The Compensation Committee of the Board of Directors, comprised of independent directors, has historically overseen the compensation of Huntington’s executive officers. Since 2009, the Compensation Committee has also assumed oversight of the risk assessment of the company’s broader incentive compensation programs. To facilitate this process, Huntington has established an Incentive Compensation Oversight Committee (the “Oversight Committee”) reporting to the Compensation Committee and comprised of five senior executive officers. Its purpose is to provide oversight and governance of Huntington’s incentive plans and help ensure sound incentive practices. The Oversight Committee analyzes, reviews, and, where appropriate, develops recommendations and/or strategies consistent with objectives as directed by the Compensation Committee.

Over the past two years, our Chief Risk Officer, in concert with the Incentive Compensation Oversight Committee, has conducted four comprehensive reviews of our incentive plans using a “risk-adjusted approach” that took into consideration: products and services incentivized, average length of transactions, incentive plan operation and design, business segment financial performance results compared to business segment aggregate incentive payments paid, incentives paid as a percentage of the employee’s total compensation, commission / production plan payouts per employee, average incentives paid per employee, individual employee payouts per plan, and incentive payment totals earned by plan. Certain incentive plans received a further review based on materiality from a risk perspective – plans with the greatest perceived potential risk by their nature, plans comprised of individuals with the highest individual payouts, and plans with the highest incentive compensation expense. These plans were evaluated to understand plan operation, internal controls, and ensure that excessive risks were not taken to achieve a payout. The Chief Risk Officer reviewed and discussed the assessments and the compensation plans with the Compensation Committee of the Board of Directors. After each assessment, executive management and the Compensation Committee concluded that the company’s incentive compensation plans did not pose any unnecessary risks.

In summary, we utilize a variety of mechanisms to balance risk and reward, including specific plan design features, standard clawback and discretionary policies, and a comprehensive approach to risk management. Our incentive compensation program incorporates design, control and monitoring features that provide effective controls compatible with risk management. In addition, we have established a governance process overseen by senior management and the board’s Compensation Committee. For these reasons, we believe that our incentive compensation arrangements are consistent with safe and sound practices. We will continue to monitor our incentive compensation arrangements in light of developing best practices and future rules and regulatory guidance.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee of the board of directors oversees our Related Party Transactions Review and Approval Policy, referred to as the Policy. This written Policy covers “related party transactions”, including any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, either currently proposed or since the beginning of the last fiscal year in which we were or will be a participant, involves an amount exceeding $120,000 and in which a director, nominee for director, executive officer or his or her immediate family member has or will have a direct or indirect material interest. The Policy requires our senior management and directors to notify the general counsel of any existing or potential “related party transactions.” Our general counsel reviews each reported transaction, arrangement or relationship that constitutes a “related party transaction” with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee determines whether or not “related party transactions” are fair and reasonable for us. The Nominating and Corporate Governance Committee also determines whether any “related party transaction” in which a director has an interest impairs the director’s independence. Approved “related party transactions” are subject to on-going review by our management on at least an annual basis. Loans to directors and executive officers and their related interests made and approved pursuant to the terms of Federal Reserve Board Regulation O are deemed to be approved under this Policy. Any of these loans that become subject to specific disclosure in our annual proxy statement will be reviewed by the Nominating and Corporate Governance Committee at that time. The Nominating and Corporate Governance Committee would also consider and review any transactions with a shareholder having beneficial ownership of more than 5% of Huntington’s voting securities in accordance with the Policy.

Indebtedness of Management. Many of our directors and executive officers and their immediate family members are customers of our affiliated financial and lending institutions in the ordinary course of business. In addition, our directors and executive officers also may be affiliated with entities which are customers of our affiliated financial and lending institutions in the ordinary course of business. Loan transactions with directors, executive officers and their immediate family members and affiliates have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers otherwise not affiliated with us. Such loans also have not involved more than the normal risk of collectibility or presented other unfavorable features.

Certain Other Transactions. The Huntington National Bank leases a banking office in Alliance, Ohio from a limited liability company owned by director Gerard P. Mastroianni, his siblings and a family trust. The current term of this lease ends September 30, 2012 and the current rental fee is $4,650 per month including parking. As of January 1, 2012, the aggregate rental amount payable through the end of the current lease term is $41,850. Huntington has options to renew this lease for three additional five-year terms through September 30, 2027. The rental amount for each renewal period will be adjusted for increases in the Consumer Price Index with a cap of 10%.

Huntington Mezzanine Opportunities Inc., one of our wholly-owned subsidiaries, established a private corporate mezzanine investment fund in 2002 which provides financing in transaction amounts of up to $10 million to assist middle market companies primarily in the Midwest with growth or acquisition strategies. Stonehenge Mezzanine Partners LLC, as its sole purpose, serves as the asset manager of the fund. Under the investment management agreement with Huntington Mezzanine Opportunities Inc., Stonehenge Mezzanine Partners LLC receives a quarterly management fee equal to the greater of a fixed amount or a set percentage of the mezzanine loan balances. Following the origination period under the agreement (which ended in 2008), the minimum quarterly management fee is equal to $62,500. Stonehenge Mezzanine Partners LLC is also eligible to receive a percentage of profits based on the performance of the investments. During 2011, Stonehenge Mezzanine Partners LLC received management fees from Huntington Mezzanine Opportunities, Inc. of $328,170 and earned $2,518,940 as a percentage of profits. Our director Michael J. Endres has a 12.6% equity interest in Stonehenge Mezzanine Partners LLC.

The Huntington National Bank has a $10 million commitment for an equity investment in the Stonehenge Opportunity Fund II, LP, a $150 million investment fund, which was organized on September 30, 2004. This fund’s origination period ended in 2010. As of December 31, 2011, $6.36 million of the $10 million commitment has been funded. The remaining $3.64 million commitment is limited to fund follow-on investments in existing portfolio companies and fund expenses. The Huntington National Bank also has a commitment of the lesser of $10 million or 10% of the fund balance for an equity investment in the Stonehenge Opportunity Fund III, LP, a $250 million investment fund, which was organized on July 15, 2010. As of December 31, 2011, the commitment is $10 million, of which $2.7 million has been funded.

The Stonehenge Opportunity Fund II, LP and the Stonehenge Opportunity Fund III, LP each operate as a “Small Business Investment Company” licensed by the Small Business Administration. Each of these funds seeks to generate long-term capital appreciation by investing in equity and, in certain cases, mezzanine securities of a diverse portfolio of companies across a variety of industries. Our management determined that the investment would provide a cost effective means to participate in financing small businesses, provide a means of obtaining lending or investment credits under the Community Reinvestment Act and generally be favorable to us. Each of the funds is managed by Stonehenge Partners, Inc., an investment firm of which Michael J. Endres is a principal and holds a 9.8% equity interest. These funds pay to Stonehenge Partners, Inc. management fees not to exceed on an annual basis 2.00% of the aggregate of private capital commitments and Small Business Administration debentures of the respective fund. In addition, Stonehenge Partners, Inc. is the controlling entity of Stonehenge Equity Partners, LLC, which serves as managing member of each of the funds.

Compensation of Outside Directors

Our compensation philosophy for the board of directors is to provide a compensation arrangement to outside directors that reflects the significant time commitment and substantial contributions the directors are expected to make to the value creation and governance of Huntington. Our compensation level and structure are designed to enable us to attract and retain high caliber talent at a national level, and also to align the directors’ interests with those of the shareholders. Our compensation program for non-employee directors is a combination of cash, consisting of retainer fees and meeting fees, and equity. Directors who are also employees of Huntington do not receive compensation for their services as directors.

Fees Payable in Cash. Each non-employee director earns an annual retainer of $35,000. We pay an additional annual retainer of $65,000 to the lead director, and $15,000 to the chairmen of all standing board committees, except that we do not pay the lead director any additional retainer for his service as the chairman of the Nominating and Corporate Governance Committee. We pay meeting fees at the standard rate of $2,000 for each board of directors or committee meeting the director attends and $1,000 for each special, teleconference board of directors or committee meeting in which the director participates. In addition, we pay directors fees of $2,000 per day in the event Huntington requests a director to attend or participate in an event or meeting, in person, in his capacity as a director. All fees are payable quarterly. Retainer fees are payable in four equal quarterly installments. A director may defer all or a portion of the cash compensation payable to the director if he or she elects to participate in the Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors, referred to as the Directors Deferred Plan. The trustee of the plan has typically invested the trust fund primarily in shares of our common stock. The Directors Deferred Plan is described below.

Equity Compensation. To align the interests of directors with shareholders, a substantial portion of director compensation is paid in equity, subject to holding requirements. The Compensation Committee considers equity grants for non-employee directors on an annual basis, and the form and amounts of any equity grants for directors are determined at the discretion of the Compensation Committee. Since 2006, the equity grants for directors have been in the form of deferred stock units which are vested upon grant but not released to the director until six months following separation of service. Based on the market data and peer review facilitated by the independent compensation consultant, in July 2011, the Compensation Committee granted each non-employee director a deferred stock award having a value of $60,000. Divided by the stock price of $6.02 per share on the date of grant, each director was awarded 9,966 deferred stock units.

Stock Ownership Guidelines. In addition to the mandated holding of shares imposed by the deferred stock units, the Compensation Committee has established a minimum ownership level guideline for directors based on five times the annual retainer fee (excluding committee chairmanship retainers). Based on the fair market value of our common stock on October 21, 2009, the guideline for directors was set at 40,603 shares. Directors have five years to meet the minimum guidelines (until October 21, 2014). Directors who join the board after October 21, 2009 will have five years from the date of election to the board.

Director Compensation 2011

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	Option Awards (3)	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
Don M. Casto III	$92,750	$59,995	—	—	—	—	$152,745
Ann B. Crane	72,250	59,995	—	—	—	—	132,245
Steven G. Elliott	90,917	59,995	—	—	—	—	150,912
Michael J. Endres	104,750	59,995	—	—	—	—	164,745
John B. Gerlach, Jr.	79,750	59,995	—	—	—	—	139,745
D. James Hilliker	70,250	59,995	—	—	—	—	130,245
David P. Lauer	96,750	59,995	—	—	—	—	156,745
Jonathan A. Levy	83,000	59,995	—	—	—	—	142,995
Wm. J. Lhota	30,750	—	—	—	—	—	30,750
Gerard P. Mastroianni	58,000	59,995	—	—	—	—	117,995
Richard W. Neu	89,500	59,995	—	—	—	—	149,495
David L. Porteous	158,500	59,995	—	—	—	—	218,495
Kathleen H. Ransier	85,500	59,995	—	—	—	—	145,495
William R. Robertson	83,250	59,995	—	—	—	—	143,245

(1)	Wm. J. Lhota served as a director through April 21, 2011.

(2)	Amounts earned include fees deferred by participating directors under the Directors Deferred Plan.

(3)	Grants of 9,966 deferred stock units were made to each director on July 25, 2011 under the Second Amended & Restated 2007 Stock and Long-Term Incentive Plan. These awards were vested upon grant and are payable six months following separation from service. This column reflects the grant date fair value in accordance with FASB Topic 718 and is equal to the number of units times the fair market value (the closing price) on the date of grant ($6.02). Dividends will be accumulated and paid when the shares are released.

(4)	The directors’ deferred stock units and stock option awards outstanding as of December 31, 2011 are set forth in the table below. The Compensation Committee has granted deferred stock awards to non-employee directors each year since 2006. The Compensation Committee previously granted equity awards to directors in the form of stock options, from 1997 through 2005. The stock options reported for Messrs. Hilliker, Levy and Mastroianni were granted by Sky Financial Group, Inc., or a predecessor, and were converted to options for our stock upon the merger with us in 2007.

Name	Deferred Stock Awards Outstanding	Stock Options Outstanding
Don M. Casto III	26,597	25,000
Ann B. Crane	9,966	0
Steven G. Elliott	9,966	0
Michael J. Endres	26,597	17,500
John B. Gerlach, Jr.	26,597	25,000
D. James Hilliker	24,597	50,837
David P. Lauer	26,597	17,500
Jonathan A. Levy	24,597	88,446
Gerard P. Mastroianni	24,597	54,441
Richard W. Neu	17,097	0
David L. Porteous	26,597	10,000
Kathleen H. Ransier	26,597	17,500
William R. Robertson	17,097	0

Directors Deferred Plan. The Directors Deferred Plan allows the members of the board to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. We transfer cash equal to the compensation deferred pursuant to the plan to a trust fund where it is allocated to the accounts of the participating directors. The trustee of the plan has broad investment discretion over the trust fund and is authorized to invest in many forms of securities and other instruments, including our common stock. During 2011, the trustee invested primarily in shares of our common stock.

A director’s account will be distributed either in a lump sum or in equal annual installments over a period of not more than ten years, as elected by each director. Distribution will commence upon the earlier of 30 days after the attainment of an age specified by the director at the time the deferral election was made, or within 30 days of the director’s termination as a director. All of the assets of the plan including the assets of the trust fund are subject to the claims of our creditors. The rights of a director or his or her beneficiaries to any of the assets of the plan are no greater than the rights of our unsecured general creditors. Since directors who are also our employees do not receive compensation as directors, they are not eligible to participate in this plan.

As of December 31, 2011, the participating directors’ accounts were substantially comprised of Huntington common stock and had the values set forth in the table below.

Name	Account Balance at December 31, 2011
Don M. Casto III	$183,388
Ann B. Crane	50,229
Michael J. Endres	433,431
John B. Gerlach, Jr.	522,039
D. James Hilliker	290,443
David P. Lauer	77,154
Richard W. Neu	148,438
David L. Porteous	585,618
Kathleen H. Ransier	30,352

Ownership of Voting Stock

The table below sets forth the beneficial ownership of Huntington common stock by each of our directors, nominees for director, executive officers named in the Summary Compensation Table, and the directors and all executive officers as a group, as of January 31, 2012. Beneficial ownership is determined in accordance with the rules of the SEC. Generally, the rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, including shares which could be acquired within 60 days. The table also sets forth additional share interests not reportable as beneficially owned.

	Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)(2)(3)(4)(5)	Percent of Class	Additional Share Interests (6)(7)	Total Share Interests
Don M. Casto III	545,037	*	26,597	571,634
Ann B. Crane	13,340	*	9,966	23,306
James E. Dunlap	329,117	*	31,083	360,200
Steven G. Elliott	0	*	9,966	9,966
Michael J. Endres	292,203	*	26,597	318,800
John B. Gerlach, Jr.	1,705,587	*	26,597	1,732,184
D. James Hilliker	254,527	*	24,597	279,124
Donald R. Kimble	261,369	*	41,279	302,648
David P. Lauer	112,115	*	26,597	138,712
Jonathan A. Levy	193,399	*	24,597	217,996
Gerard P. Mastroianni	164,233	*	24,597	188,830
Mary W. Navarro	331,187	*	21,994	353,181
Richard W. Neu	67,010	*	17,097	84,107
David L. Porteous	679,510	*	26,597	706,107
Kathleen H. Ransier	51,120	*	26,597	77,717
William R. Robertson	66,713	*	17,097	83,810
Nicholas G. Stanutz	253,541		79,895	333,436
Stephen D. Steinour	2,359,288	*	12,543	2,371,831
Directors and Executive Officers as a Group (25 in the group)	8,707,792	*	521,727	9,229,519

*	Indicates less than 1% of outstanding shares.

(1)	This column consists of shares for which the directors and executives, directly or indirectly, have the power to vote or to dispose, or to direct the voting or disposition thereof, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security.

(2)	Figures include the number of shares of common stock which could have been acquired within 60 days of January 31, 2012, under stock options as set forth below. The stock option shares reported for Messrs. Hilliker, Levy and Mastroianni were awarded under stock option plans of Sky Financial Group, Inc. (or its predecessors) and converted to Huntington options. The rest of the reported stock options were awarded under our employee and director stock option plans.

Mr. Casto	25,000
Ms. Crane	0
Mr. Dunlap	213,300
Mr. Elliott	0
Mr. Endres	17,500
Mr. Gerlach	25,000
Mr. Hilliker	42,123
Mr. Kimble	163,500
Mr. Lauer	17,500
Mr. Levy	80,299
Mr. Mastroianni	47,427
Ms. Navarro	213,000
Mr. Neu	0
Mr. Porteous	10,000
Ms. Ransier	17,500
Mr. Robertson	0
Mr. Stanutz	207,500
Mr. Steinour	600,000
Directors and Executive Officers as a Group (25 in the group)	2,265,484

(3)	Figures include shares of common stock that could be acquired upon conversion at any time at the option of the holder of our 8.50% Series A non-voting perpetual convertible preferred stock (“Series A Preferred Stock”) as follows: 25,100 shares for Mr. Casto, 41,834 shares for Mr. Endres, and 14,223 shares for Mr. Lauer. Each share of Series A Preferred Stock is convertible into 83.668 shares of common stock. Collectively, Mr. Casto, Mr. Endres and Mr. Lauer own 970 shares of Series A Preferred Stock, which is less than 1% of the Series A Preferred Stock outstanding.

(4)	Figures include 11,778 shares, 1,086,868 shares, 9,116 shares, 6,023 shares, 16,143 shares, 200 shares, 108,810 shares, 1,772 shares and 130,350 shares of common stock owned by members of the immediate families or family trusts of Messrs. Casto, Gerlach, Hilliker, Lauer, Levy, Mastroianni and Porteous, Ms. Ransier and Mr. Steinour, respectively; 422,664 shares, 1,762 shares, 2,766 shares owned by various corporations and partnerships attributable to Messrs. Gerlach, Levy, and Mastroianni, respectively; and 313,345 shares owned jointly by Mr. Porteous and his spouse, and 1,500 shares owned jointly by Ms. Ransier and her spouse.

(5)	Figures also include the following shares of common stock held as of December 31, 2011, in Huntington’s deferred compensation plans for directors: 33,370 for Mr. Casto, 9,140 Ms. Crane, 78,869 for Mr. Endres, 94,990 for Mr. Gerlach, 52,850 for Mr. Hilliker, 14,039 for Mr. Lauer, 27,010 for Mr. Neu, and 106,562 for Mr. Porteous, and 5,523 Ms. Ransier. Prior to the distribution from the deferred compensation plans to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plans. Mr. Hilliker’s total includes 10,097 shares held in the Sky Financial Group, Inc. Non-Qualified Retirement Plans I and II.

(6)	This column includes shares in benefit plans in which the executive officers have vested ownership interests but do not have the power to vote or dispose of the shares, or the right to acquire such shares within 60 days. Figures include the following shares of common stock held as of December 31, 2011 in Huntington’s Supplemental Stock Purchase and Tax Savings Plan: 31,083 for Mr. Dunlap, 13,406 for Mr. Kimble, 21,994 for Ms. Navarro, 28,033 shares for Mr. Stanutz and 145,276 shares for all executive officers as a group. Figures also include the following shares of common stock held as of December 31, 2011 in Huntington’s Executive Deferred Compensation Plan: 27,873 for Mr. Kimble, 51,862 for Mr. Stanutz, and 88,952 for all executive officers as a group. Prior to the distribution from these plans to the participants, voting power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plan.

(7)	Figures in this column for the directors consist of deferred stock awards for directors that will be issued in shares of common stock six months following separation from service. These amounts are also set forth in footnote 4 to the Director Compensation 2011 Table above.

As of December 31, 2011, we knew of no person who was the beneficial owner of more than 5% of our outstanding shares of common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
FMR LLC (1) 82 Devonshire Street Boston, MA 02109	75,188,517	8.638
The Vanguard Group, Inc. (2) 100 Vanguard Boulevard Malvem, PA 19355	44,773,195	5.18
Wellington Management Company, LLP (3) 280 Congress Street Boston, MA 02210	45,227,678	5.24

(1)	This information is based on an amendment to Schedule 13-G filed by FMR LLC on February 14, 2012. The shares are beneficially owned by several entities and were acquired in the ordinary course of business. Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC, is deemed to beneficially own 67,550,825 shares in its capacity as investment advisor to various investment companies (Funds). The number of shares owned by the Funds includes 6,301,289 shares resulting from the assumed conversion of 75,313 shares of Huntington’s Series A Preferred Stock. Edward C. Johnson III and FMR LLC, through its control of Fidelity and the Funds, each has the sole power to dispose of the 67,550,825 shares owned by the Funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR LLC is the beneficial owner of 278,047 shares as a result of its serving as investment manager of certain institutional accounts. Edward C. Johnson III and FMR LLC, through its control of Fidelity Management Trust Company, each has sole dispositive power and sole power to vote or to direct the voting of the 278,047 shares owned by the institutional accounts managed by Fidelity Management Trust Company. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 660,700 shares in its capacity as investment advisor to various institutional accounts or funds. Edward C. Johnson III and FMR LLC, through its control of Pyramis, each has sole dispositive power over the shares and sole power to vote or direct the voting of 427,300 of the shares owned by the institutional accounts or funds advised by Pyramis. Pyramis Global Advisors Trust Company (PGATC), an indirect wholly-owned subsidiary of FMR LLC, is deemed to beneficially own 6,477,244 shares in its capacity as investment manager of institutional accounts. The number of shares owned by these institutional accounts includes 50,201 shares resulting from the assumed conversion of 600 shares of Series A Preferred Stock. Edward C. Johnson III and FMR LLC, through its control of PGATC, each has sole dispositive power over the 6,477,244 shares and sole power to vote or direct the voting of 3,318,134 shares owned by the institutional accounts managed by PGATC.

(2)	This information is based on a Schedule 13-G filed by The Vanguard Group, Inc. on February 8, 2012. The Vanguard Group, Inc. has sole voting power for 1,193,163 of the shares, sole dispositive power for 43,580,032 of the shares, and shared dispositive power for 1,193,163 of the shares. The Vanguard Group, Inc. acquired the shares in the ordinary course of business.

(3)	This information is based on a Schedule 13-G filed by Wellington Management Company, LLP on February 14, 2012. Wellington Management Company, LLC has shared voting power for 41,123,501 of the shares and shared dispositive power for all the shares. Wellington Management Company, LLC acquired the shares in the ordinary course of business.

In addition, as of December 31, 2011, our executive officers as a group owned 900 shares of Class C Preferred Stock, $25.00 par value, issued by Huntington Preferred Capital, Inc., one of our subsidiaries, which collectively was less than 1% of the Class C Preferred Stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who are beneficial owners of more than ten percent of Huntington common stock to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them. To the best of our knowledge, and following a review of the copies of Section 16(a) forms received, we believe that during 2011 all filing requirements applicable for reporting persons were met, except that one transaction on behalf of Mark E. Thompson was reported late, but was reported promptly upon his becoming aware of the transaction.

Compensation of Executive Officers

Compensation Discussion & Analysis

This Compensation Discussion & Analysis focuses on the compensation for 2011 for the “named executive officers” (NEOs) whose compensation is detailed in the Summary Compensation Table 2011 below. The named executive officers are the chief executive officer (CEO), the chief financial officer (CFO), and the three most highly compensated other executive officers serving as of December 31, 2011.

Executive Summary

Our compensation philosophy is to pay for performance that creates long-term shareholder value. This principle is embedded in our compensation programs, practices and decisions as discussed in detail below. Over the last three years our compensation policies and practices have evolved as we have transitioned to a new CEO, expanded our leadership team, created our strategic plan which we have been executing since 2010, addressed a global financial crisis and emerged from TARP. We are confident that through the combination of our strategic actions to accelerate long-term financial performance and earnings growth, coupled with the strengthening of compensation practices and the incorporation of risk mitigation strategies, we believe we are developing a best in class approach to compensation that will result in creation of long-term shareholder value.

Our Business Transformation

Since 2008, Huntington, like all financial services firms, has been challenged by a weakened economy, increased regulatory burdens, including mandated higher capital levels, regulatory or government mandated reductions in certain key revenue, and a prolonged low interest rate environment. Our performance particularly suffered in 2008 and 2009, primarily as a result of business decisions made before 2008 that resulted in a heightened credit risk profile.

In January 2009, the board of directors appointed a new CEO, Stephen D. Steinour, to lead Huntington through these challenges and to position the company for long-term growth. Under his leadership, and with the support of the board of directors, a number of strategic actions have contributed to our return to profitability and positioned the company for future sustainable, consistent long-term performance and earnings growth including:

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reinforced accountability — two years after Mr. Steinour’s appointment, over 40% of his direct reports and, in turn, over 40% of their direct reports, were either new to their position or to the company;

•	adopted and operationalized an “aggregate moderate-to-low” risk appetite through both quantitative and qualitative methods coupled with rigorous risk management, frequent monitoring and reporting;

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reduced the credit risk embedded in the loan portfolio by, among other actions, aggressively lowering exposure to commercial real estate loans from 25% of total loans and leases at the end of 2008 to 14%, at the end of 2011;

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strengthened the quantity and quality of capital through the issuance of over $2.0 billion of common equity and $300 million of subordinated notes, and the repurchase of $1.4 billion of Series B Preferred stock (TARP) in December 2010 and the associated warrants in January 2011; and

•	made strategic investments to broaden the platform for generating long-term organic growth such as:

¡

invested in marketing initiatives that resulted in a more consumer friendly brand and record growth in consumer checking account households and business relationships, and increases in products per household / relationship. (During 2011 consumer checking account households grew 10.3% over 2010 with 73.5% using over four products or services. Similarly, business relationships grew 8.4% over 2010 with 31.4% using over four products or services.);

¡	expanded commercial banking products and services that have contributed to growth in loans, fees, and relationships;

¡	initiated an in-store banking strategy that when completed will provide Huntington with the number one branch share in Ohio and make Huntington the most convenient bank in the state; and

¡	expanded the geographic footprint of our nationally recognized automobile lending segment.

Our Business Results

Huntington’s core financial results illustrate the impact of focused execution of our strategic plan. Under Mr. Steinour’s leadership, Huntington has improved performance of all key financial measures since his hire:

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Net income improved significantly over prior periods as the company addressed historical credit issues and a $2.6 billion noncash goodwill impairment taken in 2009 related to the 2007 Sky Financial Group, Inc. acquisition.

•	Returned to profitable performance in the first quarter of 2010, a year ahead of consensus analyst expectations at that time.

•	Tier I common equity ratio, a measure of capital strength, has essentially doubled over this time period.

•	Credit quality metrics have all shown significant improvement, and most are now at the top quartile levels among regional banks.

The following table illustrates the progress made over the last three years, since the end of 2008.

Key Performance Metrics	2008	2009	2010	2011
Return on Average Assets	(0.21)%	(5.90)%	0.59%	1.01%
Return on Average Shareholders’ Equity	(2.8)%	(80.8)%	3.7%	10.5%
Return on Average Tangible Common Equity	(4.4)%	(22.4)%	5.6%	12.7%
Net Income ($MMs)	$(113.8)	$(3094.2)	$312.3	$542.6
Earnings Per Common Share	$(0.44)	$(6.14)	$0.19	$0.59
Average Deposit Growth(1)	13.1%	12.9%	25.5%	11.8%
Tier 1 Common Equity Ratio at December 31(2)	5.05%	6.69%	9.29%	10.00%
Nonperforming Asset Ratio at December 31	3.97%	5.57%	2.21%	1.51%

(1)	Deposit Growth is comprised of interest-bearing and noninterest-bearing demand deposits, money market deposits, savings and other domestic deposits. In addition, total demand deposits were up over 30% from the fourth quarter 2010 to the fourth quarter 2011.
(2)	The calculation of this non-GAAP financial measure can be found on page 83 of our 2011 Annual Report to shareholders.

Our performance has also improved significantly relative to our peer group. The following chart illustrates our relative performance rank compared to peers for return on average assets, return on tangible common equity, and earnings per share over the three year period since Mr. Steinour joined Huntington.

(1)	Performance data is provided by SNL Financial LC, as of March 2, 2012. Peers represent the Primary Peers used for executive compensation and performance comparisons listed below.

Huntington achieved these results during a period of unprecedented uncertainty for the banking industry. Over the 2008-2011 time period many external factors fundamentally lowered the ability of banks to grow earnings and generate returns on capital comparable to levels prior to the beginning of the financial crisis in 2008. However, bank stock valuations have only partially recovered from severe declines in 2008 and 2009. Factors negatively impacting bank stock valuations include:

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international and domestic legislative and regulatory actions in response to the financial crisis, such as the implementation of Basel III international capital standards and the passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which among other directives, required banks to increase capital to unprecedented levels;

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implementation of regulations that resulted in a significant reduction in overdraft fees and the Dodd-Frank Durbin Amendment mandated reductions in debit card interchange fees. Historically these fees represented two significant revenue activities for regional banks like Huntington;

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federal monetary policy designed to stimulate the economy by lowering interest rates through such actions as “Quantitative Easing One”, “Quantitative Easing Two”, and “Operation Twist”. Further, the Federal Reserve has stated its intent to maintain a low interest rate environment through at least 2014. A period of prolonged low interest rates puts significant pressure on bank net interest margins and, therefore, net interest income which accounts for a majority of regional bank total revenue; and

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the initiation of annual capital stress tests and capital management restrictions by U.S. banking regulators for the largest banks in the country, including Huntington, which has fostered a period of investor uncertainty with regard to what actions banks will be permitted to take to deploy capital for the benefit of shareholders.

Our Transitioning Corporate Compensation and Benefits Program

To support our evolving business strategy, as well as to reinforce our focus on creating long-term shareholder value and individual accountability, it was equally important to modify and strengthen compensation and benefit policies and practices across the company. Changes related to our pay for performance philosophy and increased focus on risk consistent with safety and soundness principles include those listed on the timeline below.

2009	2010	2011

No annual merit salary increases for executives or other colleagues.

No annual incentive awards were paid for 2008.

Suspended employer matching contributions under the Investment and Tax Savings Plan (401(k) plan).

Established stock ownership guidelines for directors.

Implemented recoupment / clawback policies for all incentive plans.

Reinstated employer matching contributions under Investment and Tax Savings Plan (401(k) plan) in recognition of return to profitability.

Increased executive stock ownership guidelines effective January 1, 2011.

No annual merit salary increases for executive officers.

Eliminated stock salary implemented as a result of TARP restrictions.

Reintroduced annual cash incentive awards for executive officers following repayment of TARP.

Implemented “hold until retirement” for 50% of net shares received by executives under equity awards.

During this period, the company also implemented strategic cost containment initiatives which included a reduction in the formula for benefits earned after December 31, 2009 under the company’s Retirement Plan and a limit on participation to those colleagues hired prior to January 1, 2010; elimination of the service-based employer subsidy for retiree healthcare for colleagues retiring after February 28, 2010; implementation of a tiered premium structure for health care so that executives pay a higher portion of health care costs; and the elimination of paid parking for executives.

Our 2011 Executive Compensation Program and Results

During 2009 and through 2010, our executive compensation philosophy and pay components were limited as a result of our participation in TARP (i.e. cash performance incentives were prohibited and stock awards were limited to capped amounts of long-term restricted stock). In 2011, following repayment of our TARP capital in December 2010, we revised our compensation program to enhance our focus on performance-based incentives and on stock-based pay. We also implemented share ownership and hold until retirement requirements that we believe are best in class and support our goal to align our executives with our shareholders.

The charts below reflect the targeted direct compensation mix for 2011 for the chief executive officer and for the other named executive officers, on average. For 2011, approximately 70% — 80% of total direct compensation for the named executive officers represented performance-based compensation and approximately half of their total direct compensation was comprised of equity / long-term incentives.

During 2011, following TARP repayment, our performance-based compensation program included the following:

We enhanced our stock ownership policy to increase the ownership thresholds and to include holding requirements to further align our executives with shareholders.

•	Beginning January 1, 2011, the CEO and other named executive officers are required to obtain and hold 6X and 3X, respectively, their base salaries in common stock.

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Beginning with equity awards granted in 2011, executive officers are required to retain until retirement 50% of the net shares received upon the exercise of a stock option or the release of a restricted stock award.

The net result is that the number and value of the shares of Huntington stock owned by our CEO and our other named executive officers as a group is meaningful and expected to grow in the coming years. Ownership guidelines for each of the executive officers, actual shares owned and their current market value are detailed below under “Rigorous Stock Ownership Guidelines” in the Other Policies and Practices section of this discussion.

Since being hired in January 2009, our CEO, Stephen Steinour, has made purchases of 1,273,559 shares of common stock in the open market, including 143,004 shares in 2011.

We reintroduced our annual cash incentive program for executives. The performance criteria for annual cash incentives for 2011 were pre-tax pre-provision earnings, deposit growth and credit quality (net charge-offs). These goals represented key strategic objectives intended to support long-term success. Our 2011 performance resulted in a funding level of 74% of target. (Details on pay decisions are set forth below under 2011 Compensation Decisions.)

We granted equity / long-term incentives. Awards were determined based on an assessment of individual and company performance, with awards allocated as 70% stock options and as 30% restricted stock units. This combination was selected to support our balanced goals of reinforcing stock ownership, focusing our executives on delivering long-term, sustained performance and aligning their interests with shareholders’ interests.

Focusing on “Say-on-Pay”

We have worked to strengthen our executive compensation program over the past several years in response to the environmental and internal challenges and to reinforce a culture of accountability, as well as focus on creating long-term shareholder value. While our shareholders overwhelmingly supported our executive compensation practices — 92% of votes cast on the matter at our 2011 annual meeting were in favor of our say-on-pay proposal — we nevertheless continually monitor emerging trends and best practices and seek ways to improve our compensation programs and ensure continued alignment between our pay and performance. In

2011, changes included increasing our share ownership policies, rebalancing our long-term incentive program to include stock options and implementing a 50% hold until retirement policy. In 2012, we plan to continue to enhance our long-term incentive program to include performance shares. In addition, we have increased our outreach to our larger shareholders to gain a better understanding of shareholder interests in the areas of corporate governance and executive compensation. Although our programs will continue to evolve, our guiding principles, which are described below, define the core of our philosophy.

Compensation Philosophy & Process

At Huntington, we believe in a balanced and holistic approach to determining executive compensation; one that is grounded in market practice, takes into account performance across a wide spectrum, and is risk appropriate.

The Compensation Committee of our board of directors provides independent oversight of our executive compensation and has engaged an independent compensation consultant through Pearl Meyers & Partners to provide advice with respect to the amount and form of executive compensation.

Guiding Principles

The Compensation Committee, working with management and the independent compensation consultant, has developed a comprehensive philosophy for executive compensation. Our total executive compensation program is designed to achieve the following objectives:

1. Focus on Shareholder Alignment — A significant portion of our total compensation is stock-based and long-term in focus. We also require our executives to own and hold a significant portion of the stock we grant to them until retirement to ensure alignment with our shareholders.

As further discussed under “Procedures for Determining Executive and Director Compensation; Compensation Consultant” in the Corporate Governance section above, the Compensation Committee develops and approves our executive compensation with input from our management and the independent compensation consultant, Pearl Meyer & Partners. Our management provides information and may make recommendations to the Compensation Committee with respect to the amount and form of executive compensation. In addition, our chief executive officer and chief financial officer make recommendations to the Compensation Committee when it sets specific financial measures and goals for determining incentive compensation. Our chief executive officer provides input and makes recommendations to the Compensation Committee regarding the performance and compensation of his direct reports, which include the named executive officers, but he does not provide input or make recommendations to the Compensation Committee regarding his own performance and compensation. From time to time, the Compensation Committee consults with other committees of the board and may obtain the approval of the full board of directors with respect to certain executive and director compensation matters.

2. Approach Compensation in a Balanced and Holistic Fashion — Our program is designed to provide a total compensation package that considers multiple perspectives.

To achieve our goal of appropriate balance, we strive to deliver compensation in multiple forms, including elements that are fixed in nature (e.g. base salary and benefits) as well as performance-based (e.g. short and long-term incentives). The use of both short-term and long-term incentives ensures that the ultimate compensation delivered is dependent upon both achievement of our annual business goals, as well as delivering long-term shareholder value. Our performance and evaluation process considers company, business unit and individual performance. We set our own standards for performance but also consider performance relative to industry peers when assessing our results. Through appropriate balance, we achieve our goals for pay and performance alignment and sound risk management.

The Compensation Committee has developed a robust framework for assessing compensation decisions in a holistic fashion. While we set performance targets and standards, we consider a range of factors when making our decisions; no single factor plays a primary role. Factors that the Compensation Committee and management might consider in making compensation decisions include:

•	strategic objectives and business plans.

•	company performance.

•	individual performance and contribution.

•	external market practice.

•	industry / economic factors.

•	tally sheets and other internal analytical information.

•	regulatory requirements.

•	executives’ stock ownership level.

•	pay and performance alignment (company and individual).

•	tax and accounting considerations.

3. Vary Pay Based on Performance — Total compensation is expected to vary each year and evolve over the long-term to reflect our performance and key objectives. We also provide meaningful differentiation in our rewards for high performers.

4. Maintain a Risk-Appropriate Profile — We monitor our programs, controls and governance practices for consistency with our aggregate moderate-to-low risk profile.

5. Assure Appropriate Positioning in the Market — Our target pay levels are designed to be competitive with market practice. Since a majority of our pay is variable and based on performance, our actual pay positioning will vary appropriately to reflect our performance. If we exceed our performance expectations and peer performance, our actual pay should be positioned above the peer median. Conversely if our performance does not meet expectations or peer performance, our pay will be below the peer median. The Compensation Committee monitors the pay-performance relationship on a short- and long-term basis to ensure the appropriate positioning in the market.

6. Reflect Internal Equity — While overall compensation policies generally apply to all executives, we recognize the need to differentiate compensation by individual, reflecting on his or her role, experience, performance, and expected contributions. Base salaries and incentive targets are the primary means for differentiating compensation opportunities to reflect executive role and scope of responsibility. For example, Mr. Steinour has a higher base salary and higher potential award opportunities due to his responsibilities as CEO. He is also held to a higher stock ownership guideline, reflecting his increased stake in our performance. We also monitor the internal pay relationships between our executives.

Market Referencing

The Compensation Committee regularly reviews peer / industry information in regard to levels of compensation, performance, and other key data that might provide reference for decision making. The Compensation Committee uses this information and analysis as a benchmarking reference for setting pay opportunities and making pay decisions, such as changes to salaries, annual incentive awards and long-term incentive grants.

The independent compensation consultant used multiple data sources to provide references for the Compensation Committee. A key source of information was a peer group of regional banks similar to Huntington. The peer banks for 2011 were developed using an objective process recommended by the independent compensation consultant and approved by the Compensation Committee.

The process began with the selection of U.S. based publicly traded banks considering asset size as of December 31, 2010. Banks under foreign or private ownership, or focused on international operations, were eliminated.

The resulting group consisted of 12 bank holding companies, six larger and six smaller, positioning Huntington at the 50th percentile. To include more banks in the peer group would require selecting larger banks in excess of three times Huntington’s size. Therefore, the Compensation Committee used twelve “Primary Peers” to represent the most appropriate market comparators for Huntington in terms of industry and size. Three larger banks were identified as “Reference Peers” to provide a frame of reference for emerging trends and best practices only. These three “reference peers” were not used in setting pay levels or program targets.

The table below lists the peer banks approved by the Compensation Committee for 2011. Each year we re-evaluate the peer group for ongoing relevance.

Peer Banks Utilized During 2011

Primary Peers	Reference Peers
(for compensation comparison)	(not used for compensation comparison)

Associated Banc-Corp.	PNC Financial Services Group, Inc.
BB&T Corporation	SunTrust Banks, Inc.
BOK Financial Corporation	US Bancorp
Comerica Incorporated
First Horizon National Corporation
First Niagara
M&T Bank Corporation
Synovus Financial Corp.
Zions Bancorporation
Regions Financial Corporation
Fifth Third Bancorp.
KeyCorp.

The independent compensation consultant included other industry surveys as appropriate to supplement the peer group data. When using survey data, the information collected was reflective of Huntington’s size and industry. This included utilizing size adjusted comparisons representing data from companies that fell closest to our asset size.

Compensation Components

Each component of executive compensation is thoughtfully engineered to achieve a certain purpose which we believe will ultimately benefit shareholders.

There are four primary components of executive compensation: base salary, annual cash incentive awards, long-term incentive awards, and benefits. A summary of the purpose, performance orientation (where applicable), and focus of each element is set forth below.

Base Salary

We provide fixed compensation in the form of base salaries. In support of our focus to attract and retain top talent, our philosophy is to pay base salaries that are within a competitive range of market practice. Individual pay will vary within the range depending on each executive’s role, performance, experience, and contribution. Experienced, high performing executives may be paid at or above the peer median while executives developing in their role (for example, recently promoted), may be paid at or below market median. Salaries also provide the foundation from which incentives and other select benefits are paid.

Annual Cash Incentive Award (Management Incentive Plan)

Annual cash incentive awards, utilized in 2011, are an important part of our balanced compensation philosophy. These awards were prohibited for select individuals, including the named executive officers, during 2009 and 2010 due to TARP compensation-related restrictions.

The objective of our Management Incentive Plan for Covered Employees (the “Management Incentive Plan”) is to motivate and reward executives for achieving (or exceeding) annual financial, strategic, and operational goals that ultimately support sustained long-term profitable growth of the company and value creation for shareholders. Incentives paid reflect company performance on key short-term strategic, financial and operational measures, adjusted for business unit and individual performance, including risk management.

Each executive has an annual target incentive opportunity, expressed as a percentage of base salary reflective of the role and competitive market practice. Awards are determined based on performance at the end of the year relative to threshold, target, and maximum performance levels. Threshold performance results in one half the targeted award while superior performance can result in up to two times the targeted award. The Management Incentive Plan allows for awards to be earned under each plan criterion, independent of the other criteria. We interpolate between the threshold, target, and maximum goals to ensure sound incentive compensation arrangements and appropriate pay for performance alignment. It is the intent of the Compensation Committee that maximum awards are only paid for truly exceptional performance and goals are set accordingly. Final awards are adjusted for business unit and individual performance to align with our pay for performance philosophy.

Long-Term Incentive Compensation

The primary objective of our long-term incentive program is to reward executives for delivering long-term, sustained performance. Our long-term incentive program is designed to provide colleagues with a significant portion of compensation in the form of stock to support ownership with required retention goals, as well as to assure alignment with long-term shareholder value creation. Awards made under the long-term incentive program are based on an annual assessment process that considers company, unit, and individual performance. The focus is to recognize high performers; grants are not a guarantee or entitlement. Once granted, the awards vest over time with the ultimate value contingent on our future stock price performance. Stock received in connection with awards granted under the plan is also subject to significant holding restrictions. Executives must hold 50% of net shares received until retirement. We believe this feature represents best industry practice and reinforces our culture of significant ownership as a means of aligning executives with our shareholders.

We are asking shareholders to approve a new stock and long-term incentive plan at this meeting that will allow for grants of equity awards, including stock options, RSUs, restricted stock and performance shares and continue to support our focus on stock-based compensation and ownership. See “Proposal 2 — Approval of 2012 Long-Term Incentive Plan” below.

Executive Benefits

Executive officers participate in the same broad-based benefit programs generally available to all colleagues. These benefits consist of two qualified retirement plans (a defined contribution plan and a defined benefit plan) and select health and welfare benefits plans. In addition, a limited number of benefits are offered solely to executive officers. We target these benefits to be within typical market practice and as needed to attract and retain executive talent. Executive benefits are designed to represent a modest portion of total compensation. Following is a list of the other benefits and compensation elements offered to our executives during 2011.

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Supplemental Retirement: Executives nominated by executive management and approved by the Compensation Committee are eligible to participate in a supplemental defined contribution plan and a supplemental defined benefit pension plan. These plans are intended to attract and retain executives and address IRC limits under qualified benefit plans. They are further discussed under Nonqualified Deferred Compensation 2011 table and the Pension Benefits 2011 table, respectively, below.

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Deferred Compensation: Our Executive Deferred Compensation Plan, a non-qualified plan, provides a vehicle for participants to defer receipt of cash or stock to a time when taxes may be at a more personally beneficial rate and / or to save for long-term financial needs. This plan permits executives to defer receipt of base salary, annual cash awards, RSUs and associated dividends, and long-term performance awards. Amounts deferred accrue interest, earnings and losses based on the performance of the investment options selected by the participant from the plan offerings. The Executive Deferred Compensation Plan is discussed in more detail following the table on Non-Qualified Deferred Compensation 2011 below.

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Perquisites: Perquisites are a small component of compensation and are not intended to be performance-based. They allow executives to focus on day–to-day business matters, and help to attract and retain executives. We offer a quarterly allowance for tax and financial planning to our named executive officers, equal to an aggregate of 2% of base salary per year. Executive officers were provided with paid parking through August 2011; this program has since been discontinued. For the Chief Executive Officer, we provide security monitoring of his personal residence, and for efficiency and security, use of our cars and drivers and occasional use of a corporate plane to which the company has access.

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Employment Agreement: Only Mr. Steinour has an employment agreement, which was negotiated upon his hire in January 2009 to serve as Chairman, President and Chief Executive Officer. Under this agreement, Mr. Steinour has a minimum annual base salary of $1,000,000, is eligible for an annual target incentive award opportunity equal to 110% of annual base salary, and is generally entitled to employee benefits, fringe benefits, perquisites, and annual equity awards on terms and conditions no less favorable than those provided to other senior executives of the company. The employment agreement has an initial term ending on December 31, 2013, and is subject to three-year renewal periods upon expiration of the initial term and each renewal term.

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Severance Arrangements: Change-in-control agreements, referred to as Executive Agreements, are in place with our named executive officers to provide certain protections in the event of an actual change in control. We have entered into these agreements to encourage the continued employment of key executives and to ensure a smooth organizational transition in the event of any actual or threatened change in control of our organization. The protections to be provided in the event of an actual change in control include lump-sum severance payments and other benefits, as further described under “Potential Payments Upon Termination or Change in Control” below.

2011 Compensation Decisions

For 2011, approximately 70% — 80% of total direct compensation for the named executive officers represented performance based compensation and approximately half of their total direct compensation was comprised of equity / long-term incentives.

The Compensation Committee took the following actions related to the named executive officer compensation in 2011. These actions were grounded in the company’s compensation philosophy, including the decision-making framework described above. Where appropriate, the Compensation Committee also involved other individuals or groups, including management, the independent compensation consultant, the board of directors and other board committees.

Base Salary

In January 2011 the executive leadership team voluntarily agreed to forgo base salary increases in 2011 to align with our philosophy to transition to a more variable, performance-based compensation structure. In the decision-making process regarding this action, the Compensation Committee considered the following information:

•	the company’s compensation philosophy, including the guiding principle to focus compensation on performance-oriented elements;

•	management’s views on the matter, including the views expressed by the chief executive officer;

•	an internal view of salary information for the named executive officers, including historical information on salary increases; and

•	the competitive market analysis conducted by the independent compensation consultant.

The chief executive officer has also expressed his intention to forgo any salary increase for 2012.

2011 Annual Cash Incentive Compensation under the Management Incentive Plan

The Compensation Committee approved the terms of the 2011 cycle of the Management Incentive Plan (2011 Plan) in February 2011. The approval of the 2011 Plan came after multiple, thorough discussions among management, the Compensation Committee, and the independent compensation consultant. The Compensation Committee discussed with management and the Audit Committee the proposed performance metrics and goals in the 2011 Plan, assessed the reasonableness of those metrics and goals in light of the company’s business strategy, operating plan, desired risk profile, macro environmental factors, and impact on shareholder value creation.

Performance metrics for annual cash incentives for the 2011 Plan were determined to be pre-tax pre-provision earnings, deposit growth and credit quality (net charge-offs). These performance metrics were chosen from among the list of available criteria under the Management Incentive Plan. These metrics represented key short-term strategic areas of focus intended to support long-term success. They also reflected a strong balance across multiple key measures, bolstering the company’s view of holistic pay determination and risk appropriate programs.

Pre-tax pre-provision income is a non-GAAP performance metric that management believes is useful in analyzing underlying performance trends. This is the level of earnings determined in accordance with GAAP and adjusted for the impact of:

•	provision expense, which is excluded because its absolute level is elevated and volatile in times of economic stress;

•	investment securities gains/losses, which are excluded because in times of economic stress securities market valuations may also become particularly volatile;

•	amortization of intangibles expense, which is excluded because return on tangible common equity is a key metric used by management to gauge performance trends;

•	certain items identified by management which management believes may distort the company’s underlying performance trends; and

•	the fully taxable equivalent adjustment to net interest income.

Deposit growth is comprised of interest-bearing and noninterest-bearing demand deposits, money market deposits, savings and other domestic deposits.

For each metric, the company determined a threshold, target, and maximum level of achievement that would correspond to a specific funding level. The goals were set based on the company’s operating plan for 2011. The table below provides the schedule of metrics and goals that the Compensation Committee approved for 2011.

Metric	Weighting	Threshold	Target	Maximum
Pre-tax Pre-Provision Earnings	50%	$1,025 million	$1,075 million	$1,135 million
Deposit Growth	20%	4%	6%	11%
Credit Quality (net charge-offs)	30%	$500 million	$450 million	$390 million

The company’s actual performance was reviewed and certified by the Compensation Committee, and resulted in an overall incentive pool that was 74% of our targeted opportunities under the 2011 Plan. Huntington’s 2011 performance exceeded the target for deposit growth and credit quality, but fell short of the target for pre-tax pre-provision earnings. Huntington’s 2011 operating plan assumed a much stronger economic environment and a more supportive/steeper yield curve than what actually occurred. The company’s performance in 2011 was negatively impacted by the economic conditions and the related interest rate environment.

Metric	Weighting	Actual Achievement	Performance Factor
Pre-tax Pre-Provision Earnings	50%	$967 million	0%
Deposit Growth	20%	11.8%	200%
Credit Quality (net charge-offs)	30%	$437 million	114%
Average		—	74%

Based on the overall performance factor of 74% of target, individual awards for executives were capped at 74% of the targeted award and could have been adjusted downward if warranted in the discretion of the Compensation Committee. Awards for each of the named executive offers are set forth below.

	Target 2011 MIP Value	Actual 2011 MIP Payout Value
Steinour	$1,100,000	$814,000
Kimble	432,000	320,000
Navarro	400,000	296,000
Dunlap	380,000	250,000
Stanutz	360,000	240,000

Long-Term Incentive Compensation

For the long-term incentive component of compensation, the Compensation Committee employed a rigorous process to determine the most appropriate long-term incentive instruments, design elements, and grant values. Grants were executed in July 2011 after a thorough design process (as further described below) involving multiple discussions among the Compensation Committee, management and the independent compensation consultant, and in consideration of the company’s exit from TARP.

For 2011, the Compensation Committee decided on a long-term incentive program consisting of a combination of stock options and restricted stock units, referred to as RSUs, granted under the Second Amended and Restated 2007 Stock and Long-Term Incentive Plan (the Amended 2007 Plan). Huntington management believed, and the Compensation Committee agreed, that stock options and RSUs represented the most appropriate long-term incentive vehicles for the company in 2011. Our 2011 long-term incentive compensation was intended to provide a mix of equity that in aggregate, and over multiple years, resulted in a balanced approach to performance, ownership and retention. We considered but did not introduce performance share awards in 2011 due to difficulties in setting long-term performance targets in the uncertain economic environment, especially for financial institutions. In addition, having just exited TARP in December 2010, setting goals vis-a-vis our peers was not optimal as not all our peers had previously repaid TARP. We will introduce performance share awards in 2012 as a meaningful portion of executive grants.

The reasons for incorporating the 2011 long-term incentive vehicles are discussed below.

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Stock options were critical to fostering alignment with shareholders, because their value is aligned with stock price performance. We believe stock options to be a powerful performance instrument particularly because the company has not been able to grant appreciation-based vehicles like stock options while subject to TARP restrictions. The TARP compensation rules prohibited the use of stock options during 2009 and 2010 for certain employees, including the named executive officers, so the company reintroduced them in 2011 for executives to provide a balanced perspective of equity compensation. The Compensation Committee believes stock options align our executives with shareholder interests since value is only provided when the stock price increases above the option price set at the fair market value on the date of grant. Stock options typically have a 7-year expiration date and vest equally over three years on each anniversary of grant. Our vesting schedule is designed to promote retention, as well as mitigate short-term, inappropriate risk taking by executives. Our program permits grants of both incentive stock options (ISOs) and non-statutory stock options (NSOs) to executive officers as approved by the Compensation Committee.

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RSUs were also an important instrument for Huntington in 2011. RSUs provide strong retention value and ownership alignment. The company felt that retention was a critical goal given the unstable nature of the financial markets and the desire to maintain the current leadership team at Huntington. In addition, RSUs provide the opportunity to deliver value with fewer shares and thereby reduce shareholder dilution. Generally, RSUs vest in full (cliff vest) on the third anniversary of the grant provided the executive has been continuously employed through the date of vesting. As with stock options, the vesting period for restricted stock units allows us to promote a long-term perspective that is aligned with enhancing shareholder value.

Awards were allocated with greater emphasis on stock options since we only granted RSUs to the executive officers in 2009 and 2010, as stock options were not permitted under TARP.

Concurrent with the design of the long-term incentive program for 2011, the Compensation Committee also engaged the independent compensation consultant to develop long-term incentive award ranges based on competitive market practice. The Compensation Committee reviewed and approved the long-term incentive targets and ranges, along with the impact of potential total compensation that could result given varying levels of performance and grants. The Compensation Committee approved the long-term incentive ranges for use by management in developing long-term incentive grants by individual.

The 2011 long-term incentive targets and ranges are defined below. Target awards are defined as a percentage of base salary with a range to allow for awards to vary in order to reflect individual and company performance.

	Long-Term Incentive Range (% of Base Salary)
	Low	Target	Maximum
CEO	150%	300%	600%
CFO	100%	200%	400%
Other Named Executives	75%	150%	300%

For the 2011 grants, the chief executive officer evaluated the performance of his direct reports, including the other named executive officers, and made recommendations for their awards to the Compensation Committee. Consistent with the company’s philosophy, his evaluation was based on a holistic approach that included company and individual performance and contributions, retention value of current equity ownership, historical long-term incentive compensation awards and the market-based framework the independent consultant developed. The Compensation Committee reviewed the annual performance appraisals prepared by the chief executive officer for each of the other named executive officers. The Compensation Committee approved awards in July 2011 for the named executive officers, excluding the chief executive officer, as recommended. The approved awards ranged in value from 189% to 241% of base salary. Award values were allocated and converted to 70% stock options and 30% RSUs.

In July 2011, the Compensation Committee evaluated the chief executive officer’s performance for the purpose of determining a 2011 long-term incentive award. The key factors included in his evaluation were: the chief executive officer’s results in furthering progress to position the company for sustainable long-term growth; recent absolute and relative financial performance internally and compared to peers, the low, average and high awards proposed for the executive leadership team; market data for peer CEO long-term incentive grants; and the impact in terms of overall compensation increase that varying awards would provide. After deliberating with the independent compensation consultant, reviewing multiple perspectives and performing a thorough assessment of the CEO’s performance and potential, the Compensation Committee granted Mr. Steinour an award equal to 425% of base salary — positioned between the target and maximum award. This award reflected on the key factors described above and the key contributions Mr. Steinour has made to the company’s recovery and performance, as further discussed in the Executive Summary in the sections headed “Our Business Transformation” and “Our Business Results”. Consistent with the approach for the other named executive officers, the value of the award was converted to shares on the grant date and allocated 70% in stock options and 30% in RSUs.

All equity grants were made in July 2011 with a three-year vesting schedule and incorporated our hold until retirement requirements.

Valuing Equity Awards

One of the attributes of stock based compensation is that the ultimate value is contingent on the value we deliver to shareholders. Our hold until retirement policy further reinforces our objective to align our equity awards – both stock option grants and RSU grants—with shareholder interests.

Stock options, which represented a significant portion of our grant values, have no intrinsic value until the stock price increases. For accounting purposes, the fair value of equity awards is determined in accordance with generally accepted accounting principles in the United States. We use the Black-Scholes option pricing model, which relies on certain assumptions to derive an estimate of the fair value of an option: the risk-free rate of return, the expected dividend yield, the expected volatility of the stock price over the life of the option, and the expected life of the option. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the date of grant. The expected dividend yield is based on the dividend rate and stock price at the date of the grant. Expected volatility is based on our estimation of volatility of Huntington’s stock over the expected term of the option. We evaluate both the historical volatility of Huntington’s stock price as well as our expectation over the anticipated life of the option to determine an expected volatility. The assumptions used for the July 2011 grants are set forth in footnote 5 to the Summary Compensation Table below.

The value of the RSUs is based on the closing market price of Huntington common stock on the date of the grant. Actual value to the colleague is determined by the market price on the vesting date as well as the on-going market value during the subsequent holding period.

The table below shows both the grant date fair value and the year-end value of awards granted, or “realizable value”, for our 2011 grants. For the CEO and other named executive officers (in total), the realizable value of the grants as of year-end was 27% of the grant date fair value. The entire 27% reflects the fiscal year end value of the RSUs; the July 2011 stock option grants had $0 realizable value as of our fiscal year end based on the then current stock price.

	2011 Grant Date Fair Value[1]	FYE 2011 “Realizable” Value[2]	Realizable Value as a Percentage of Grant Date Fair Value
CEO	$4,249,999	$1,162,749	27%
Other Named Executive Officers (in total)	$4,049,982	$1,108,019	27%

1.	Calculated in accordance with FASB ASC Topic 718.

2.	Based on a December 30, 2011 closing price of $5.49.

Other Policies & Practices

At Huntington, we reinforce our philosophy through sound policies and practices, including an industry leading “hold-until-retirement” practice on our long-term incentive grants.

Rigorous Stock Ownership Guidelines

The requirement to own Huntington common stock is a critical foundation of our philosophy and is intended to align senior management’s goals with those of shareholders. The Compensation Committee first established stock ownership guidelines for key executives in 2006.

Following the repayment of TARP, the Compensation Committee, at the recommendation of the CEO, enhanced the stock ownership guidelines for executives by increasing the levels of stock ownership and adding holding requirements for equity awards. Effective January 1, 2011, under the enhanced guidelines, the multiple for the chief executive officer was increased from five to six times base salary and the multiple for the other named executive officers was increased from two to three times base salary. The number of shares required was calculated by dividing the multiple by the prior 52-week average stock price as of January 1, 2011.

The requirements for the named executive officers under the new guidelines as well as their year-end ownership levels are set forth below. Market value is based on a December 30, 2011 closing price of $5.49.

	Multiple	Guideline Number of Shares	Actual Shares Owned	Market Value of Shares Owned
Steinour	6X	1,052,913	1,771,831	$9,727,352
Kimble	3X	284,286	139,148	763,923
Navarro	3X	263,228	140,181	769,594
Dunlap	3X	250,067	146,900	806,481
Stanutz	3X	236,905	125,936	691,389

Executive officers have until January 1, 2016 to meet the guidelines, which is five years from the effective date of the revised policy. If guidelines are not met by the applicable date, the affected officer will be required to defer at least 50% of any annual bonus earned and invest the deferral in Huntington common stock. Shares held in our benefits programs, including deferred compensation, and shares owned outside these plans are counted for purposes of meeting ownership guidelines. Stock options and unvested RSUs are not counted in the number of shares required to be held.

The Compensation Committee may modify or adjust the ownership targets and time frames established for compliance, on an individual or aggregate basis, as may be necessary or desirable in the Compensation Committee’s discretion based on events or circumstances.

Retention of Stock

Based on the recommendation of the chief executive officer, the Compensation Committee has implemented a new hold until retirement requirement so as to align with long-term shareholder interests. Executive officers will be required to hold a significant portion of the net shares received upon the exercise of a stock option or the release of a restricted stock award. This policy applies to exercises and releases of awards granted beginning in 2011. The named executive officers must hold 50% of the net shares received until retirement. The Compensation Committee may grant limited exceptions, including for estate planning, economic hardship situations, and involuntary termination not for cause. We believe this policy to be a best practice.

Hedging Policies

Huntington’s executive officers are generally prohibited from hedging their ownership of Huntington stock, including trading in financial instruments designed to hedge or offset any decrease in the market value of Huntington stock. These financial instruments include prepaid variable forward contracts, equity swaps, collars and exchange funds. The General Counsel is authorized to approve particular transactions on a case by case basis if circumstances warrant, provided such transactions do not involve misuse of material nonpublic information and are otherwise consistent with our trading policies.

Equity Award Grant Practices

The exercise price for each stock option award is equal to the fair market value of a share of common stock on the grant date. Under the company’s stock plan, fair market value is generally defined as the closing price on the applicable date. The Compensation Committee may designate a grant date effective following the date of the committee action. This practice is followed in the event the trading window is closed pursuant to the company’s trading policies on the date the committee acts. We have never repriced stock options.

Recoupment / Clawback Policies

We have included clawback provisions in incentive plans for executive officers and for all colleagues. For named executive officers our recoupment and clawback policies include the following:

•

Recoupment Policy. A formal recoupment policy has been in place since 2007. The policy applies if the board of directors determines that gross negligence, intentional misconduct, or fraud by a current or former executive officer caused or partially caused a restatement of our financial statements. Under the policy, the board may require repayment of a portion or all of any incentive-based compensation paid and/or cancellation of any unvested restricted stock if the amount or vesting of the incentive compensation was calculated or contingent upon the achievement of financial or operating results that were affected by the restatement and the amount or vesting of the incentive-based compensation would have been less had the financial statements been correct. The board has the discretion to require recoupment subject to law and our benefit plans, policies, and agreements.

•

Stock Plans. There are also forfeiture and recoupment provisions contained in the Second Amended 2007 Stock and Long-Term Incentive Plan (the Amended 2007 Plan) specific to awards under that plan. Except following a change in control event, should the Compensation Committee determine that a participant has committed a serious breach of conduct or has solicited or taken away customers or potential customers with whom the participant had contact during the participant’s employment with us, the Compensation Committee may terminate any outstanding award, in whole or in part, whether or not yet vested. If such conduct or activity occurs within three years following the exercise or payment of an award, the Compensation Committee may require the participant or former participant to repay to us any gain realized or payment received upon exercise or payment of such award. A serious breach of conduct includes, without limitation, any conduct prejudicial to or in conflict with Huntington or any securities law violations including any violations under the Sarbanes-Oxley Act of 2002. In addition, awards may be forfeited upon termination of employment for cause.

•

Annual Incentive Plan. The Management Incentive Plan provides that if Huntington is required to restate any of its financial statements because of a material financial reporting violation, Huntington will recover the amount in excess of the award payable under Huntington’s restated financial statements, or such other amount required under the Dodd-Frank act. In addition, if the Compensation Committee determines that a participant took unnecessary or excessive risk, manipulated earnings, or engaged in any misconduct described in our Recoupment Policy, the Committee may terminate the participant’s participation in the plan and require repayment of any amount previously paid in accordance the Recoupment Policy, any other applicable policies and any other applicable laws and regulations.

In addition, section 954 of Dodd-Frank requires new listing standards related to recovery of executive compensation. The board of directors will review its recoupment policies in light of these new standards when they are adopted by NASDAQ, and as other rules and best practices develop.

Risk Assessment / Governance

Over the past several years we have implemented significant enhancements, from a risk perspective, to our incentive compensation programs for all colleagues. We use a variety of incentive plan design features to appropriately balance risk and reward, including clawbacks in all plans. Our programs incorporate a number of design, control and monitoring features to support effective controls and risk management. To facilitate control and monitoring, we have reduced the number of incentive plans over the past three years by 75%, by combining certain plans and eliminating certain other plans. And we have strong corporate governance of incentive programs, including our Compensation Committee and our senior management level Incentive Compensation Oversight Committee which reports to the Compensation Committee. See “Risk Assessment of Incentive Compensation” above for additional details.

Tax and Accounting Considerations

We have worked to balance our compensation philosophy with the goal of achieving maximum deductibility under Internal Revenue Code Section 162(m). Our 2011 Management Incentive Plan, our Amended 2007 Plan, and our proposed 2012 Long-Term Incentive Plan have all been structured so that awards under these plans may qualify as performance-based compensation deductible for federal income tax purposes under Internal Revenue Code Section 162(m). The Compensation Committee has also reserved the right, however, with respect to any award or awards, to determine that compliance with Code Section 162(m) is not desired after consideration of the goals of Huntington’s executive compensation philosophy and whether it is in the best interests of Huntington to have such award so qualified.

Huntington also takes into consideration Internal Revenue Code Section 409A with respect to non-qualified deferred compensation programs. In addition, Huntington also considers ASC 718, “Compensation — Stock Compensation” in administering its equity compensation program.

Conclusion / Looking Forward to 2012

We believe our compensation philosophy and programs for executives are balanced and risk appropriate, demonstrate strong alignment with long-term sustained performance and shareholder interests, and provide a competitive and effective program to attract, motivate and retain the best talent.

We have actively worked to enhance our executive compensation over the past several years. Looking ahead, we intend to include performance share awards as part of our long-term incentive program for executives in 2012. Our CEO is committed to having 50% of his grant in performance share awards that will vest based on three-year performance goals. Our Compensation Committee will continue to monitor our total compensation program, pay-performance alignment and pay philosophies and practices with a goal to be best in class.

Compensation Tables

The following table sets forth the compensation paid by us and by our subsidiaries for each of the last three fiscal years ended December 31, 2011, to our principal executive officer, principal financial officer, and the three other most highly compensated executive officers serving at the end of 2011.

Summary Compensation 2011

Name and Principal Position(1)	Year	Salary (2)	Bonus (3)	Stock Awards (4)	Option Awards (5)	Non-Equity Incentive Plan Compensation (6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (7)	All Other Compen- sation (8)	Total (9)
Stephen D. Steinour	2011	$1,000,000	$0	$1,275,000	$2,974,999	$814,000	$158,026	$223,685	6,445,710
Chairman, President and CEO	2010	3,000,000	0	1,499,996	0	0	214,120	218,356	4,932,472
	2009	965,909	550,000	1,594,165	1,681,000	0	0	96,772	4,887,846
Donald R. Kimble	2011	540,000	20,000	390,000	909,999	320,000	145,990	31,959	2,357,948
Chief Financial Officer & Senior	2010	846,667	400,000	423,332	0	0	75,041	9,262	1,754,302
Executive Vice President	2009	467,042	0	233,518	0	0	53,337	14,621	768,518
Mary W. Navarro	2011	500,000	0	299,995	699,999	296,000	196,206	29,119	2,021,319
Senior Executive Vice President	2010	652,083	400,000	326,038	0	0	93,206	31,754	1,503,081
	2009	395,333	0	197,666	0	0	61,938	25,577	680,514
James E. Dunlap	2011	475,000	0	269,997	629,999	250,000	585,469	42,105	2,252,570
Senior Executive Vice President	2010	631,667	400,000	315,828	0	0	306,807	33,020	1,687,322
	2009	397,083	0	198,540	0	0	158,515	25,062	779,200
Nicholas G. Stanutz	2011	450,000	30,000	254,995	594,998	240,000	431,648	28,273	2,029,914
Senior Executive Vice President	2010	558,000	300,000	278,996	0	0	182,208	20,122	1,339,326
	2009	338,333	0	169,164	0	120,000	108,668	13,062	749,227

(1)	Mr. Steinour also serves as Chairman, President and Chief Executive Officer of The Huntington National Bank. Ms. Navarro’s, Mr. Dunlap’s and Mr. Stanutz’s titles and principal positions are with The Huntington National Bank. Ms. Navarro leads Retail & Business Banking, Mr. Dunlap leads Commercial Banking and Mr. Stanutz manages Automobile Finance and Commercial Real Estate.

(2)	Salary reported for 2011 consists of base salary paid in cash. The salary amounts reported for 2010 included temporary increases in salary paid in shares of common stock, referred to as “stock salary”, which was discontinued as of January 1, 2011, following repayment of TARP.

(3)	The amounts reported for Mr. Kimble and Mr. Stanutz in this column are the cash amounts awarded in connection with equity grants made in July 2008 which vested in 2011.

(4)	The amounts in this column are the grant date fair values of awards of restricted stock units determined for accounting purposes in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 16 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for our financial statements for the year ended December 31, 2011.

(5)	The amounts in this column are the grant date fair values of awards of stock options determined for accounting purposes in accordance with FASB ASC Topic 718. The assumptions made in the valuation are set forth below and discussed in Note 16 “Share-Based Compensation” of the Notes to Consolidated Financial Statements for our financial statements for the year ended December 31, 2011.

Risk-Free Interest Rate	1.95%
Expected Volatility	30.00%
Expected Term	6 years
Expected Dividend Yield	2.63%

(6)	Annual cash incentive awards earned under the Management Incentive Plan are reported in this column.

(7)

The amounts in this column represent the change in the actuarial present value of accumulated benefit from December 31, 2010 to December 31, 2011, under two defined benefit and actuarial pension plans: the Retirement Plan and the Supplemental Retirement Income Plan, referred to as the SRIP. Benefits are based on levels of compensation and years of credited service. The pension present values are based on the discount rate used for accounting purposes. The discount rate is based on the yields of high-quality corporate bonds at the end of the fiscal year. A lower discount rate results in a higher reported present value of pension benefits. Discount rates used to measure pension benefits were 4.57% and 5.35% at December 31, 2011 and 2010 respectively. The change in present value under each plan is detailed below. Additional detail about these plans is set forth in the discussion following the table of Pension Benefits 2011 below. There were no above-market or preferential earnings on non-qualified deferred compensation.

	Change in Present Value Retirement Plan	Change in Present Value SRIP	Total Change in Present Value
Steinour	$18,445	$139,581	$158,026
Kimble	25,733	120,257	145,990
Navarro	36,038	160,168	196,206
Dunlap	103,099	482,370	585,469
Stanutz	78,114	353,534	431,648

(8)	All other compensation as reported in this column includes: our contributions to the Huntington Investment and Tax Savings Plan, a defined contribution (401(k)) plan, referred to as HIP, and our Supplemental Stock Purchase and Tax Savings Plan and Trust; perquisites and personal benefits valued at incremental cost to us; premiums for group term life insurance; and dividends paid on vesting of previously awarded RSUs. These amounts are detailed below.

	Amounts Contributed to HIP	Amounts Contributed to Supplemental Plan	Perquisites	Group Term Life Insurance	Dividends Paid Upon Vesting Event	Total All Other Compensation
Steinour	$9,800	$31,667	$133,183	$594	$48,441	$223,685
Kimble	9,800	11,700	N/A	583	9,876	31,959
Navarro	9,800	10,000	N/A	540	8,779	29,119
Dunlap	9,800	11,875	11,120	513	8,797	42,105
Stanutz	9,800	11,250	N/A	486	6,737	28,273

In the ordinary course of business, Huntington maintains two automobiles and has access to a corporate aircraft as needed to provide efficient and secure business transportation for senior management. When it is not otherwise needed for business travel, the corporate aircraft may be available to Mr. Steinour for personal usage given the constraints of commercial flight arrangements, en route work requirements, travel or work schedules or other circumstances burdensome on time and the potential security risks for the company. The incremental cost to Huntington for personal use of the plane by Mr. Steinour during 2011 was based on an hourly rate and totaled $103,200, consisting of charges for crew, landing and parking, fuel and oil, radio maintenance and repairs, supplies, and outside services. For efficiency and security Mr. Steinour is also permitted personal use of the automobiles, driven by Huntington security personnel, including for commuting, which permits him to work while traveling. The incremental cost of this usage to Huntington for 2011 was based on a rate per mile for fuel and maintenance and overtime costs for the drivers. Other perquisites and personal benefits for Mr. Steinour consisted of financial planning, executive parking and security monitoring of his personal residence. Perquisites and personal benefits for Mr. Dunlap consisted of financial planning and executive parking. Executive paid parking was discontinued October 1, 2011. Perquisites and personal benefits for each of Ms. Navarro, Mr. Kimble and Mr. Stanutz did not exceed $10,000 and are not included.

(9)	This column shows the total of all compensation for the fiscal year as reported in the other columns of this table.

The table below sets forth potential opportunities for annual cash incentive awards under the Management Incentive Plan for Covered Officers and awards of RSUs and stock options under the Second Amended and Restated 2007 Stock and Long-Term Incentive Plan.

Grants of Plan-Based Awards 2011

	Grant Date	Date of Board or Committee Action							All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards($)(6)

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Stephen D. Steinour			550,000	1,100,000	2,200,000	N/A	N/A	N/A
	07/25/2011	07/19/2011							211,794			1,275,000
	07/25/2011	07/19/2011								2,120,153	6.02	2,974,999

Donald R. Kimble			216,000	432,000	864,000	N/A	N/A	N/A
	07/25/2011	07/19/2011							64,784			390,000
	07/25/2011	07/19/2011								648,517	6.02	909,999

Mary W. Navarro			200,000	400,000	800,000	N/A	N/A	N/A
	07/25/2011	07/19/2011							49,833			299,995
	07/25/2011	07/19/2011								498,859	6.02	699,999

James E. Dunlap			190,000	380,000	760,000	N/A	N/A	N/A
	07/25/2011	07/19/2011							44,850			269,997
	07/25/2011	07/19/2011								448,973	6.02	629,999

Nicholas G. Stanutz			180,000	360,000	720,000	N/A	N/A	N/A
	07/25/2011	07/19/2011							42,358			254,995
	07/25/2011	07/19/2011								424,030	6.02	594,998

(1)	Each of the named executive officers participated in the 2011 cycle of the Management Incentive Plan for Covered Officers, our annual cash incentive plan. The award opportunities presented in the table are based on percentages of salary. Actual awards earned for 2011 are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation”.

(2)	These columns are not applicable for 2011.

(3)	The Compensation Committee awarded RSUs to each of the named executive officers. Each RSU award vests on the third anniversary of the grant date.

(4)	The Compensation Committee awarded stock options to each of the named executive officers, which vest in three equal annual increments beginning one year from the date of grant.

(5)	Each stock option reported has a per share exercise price of $6.02, which was the closing price of a share of Huntington common stock on July 25, 2011, as reported on the Nasdaq Stock Market.

(6)	The amounts in this column are the grant date fair values, for accounting purposes, of the awards of RSUs and stock options determined in accordance with FASB ASC Topic 718. The valuation of equity awards is discussed in the Compensation Discussion and Analysis above.

The following table sets forth details about the unexercised stock options and unvested awards of RSUs held by the named executive officers as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable (1)	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Yet Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have not Vested ($)(4)
Stephen D. Steinour	1/14/2009	400,000	600,000	4.9500	1/14/2016			N/A	N/A
	10/25/2010					265,486	1,457,518
	7/25/2011		2,120,153	6.0200	7/25/2018	211,794	1,162,749
Donald R. Kimble	7/19/2005	50,000	0	24.6500	7/19/2012			N/A	N/A
	7/18/2006	27,500	0	23.3400	7/18/2013
	7/23/2007	30,000	0	20.0100	7/23/2014
	7/21/2008	56,000	0	6.9700	7/21/2015
	7/26/2010					67,089	368,319
	7/25/2011		648,517	6.0200	7/25/2018	64,784	355,664
Mary W. Navarro	7/16/2002	30,000	0	18.1500	7/16/2012			N/A	N/A
	7/15/2003	35,000	0	20.4075	7/15/2013
	7/19/2005	45,000	0	24.6500	7/19/2012
	7/18/2006	25,000	0	23.3400	7/18/2013
	7/23/2007	26,000	0	20.0100	7/23/2014
	7/21/2008	52,000	0	6.9700	7/21/2015
	7/26/2010					51,670	283,668
	7/25/2011		498,859	6.0200	7/25/2018	49,833	273,583
James E. Dunlap	7/16/2002	30,000	0	18.1500	7/16/2012			N/A	N/A
	8/27/2002	300	0	19.9400	8/27/2012
	7/15/2003	35,000	0	20.4075	7/15/2013
	7/19/2005	45,000	0	24.6500	7/19/2012
	7/18/2006	25,000	0	23.3400	7/18/2013
	7/23/2007	26,000	0	20.0100	7/23/2014
	7/21/2008	52,000	0	6.9700	7/21/2015
	7/26/2010					50,052	274,785
	7/25/2011		448,973	6.0200	7/25/2018	44,850	246,227
Nicholas G. Stanutz	7/16/2002	40,000	0	18.1500	7/16/2012			N/A	N/A
	7/15/2003	40,000	0	20.4075	7/15/2013
	7/19/2005	45,000	0	24.6500	7/19/2012
	7/18/2006	22,500	0	23.3400	7/18/2013
	7/23/2007	24,000	0	20.0100	7/23/2014
	7/21/2008	36,000	0	6.9700	7/21/2015
	7/26/2010					44,215	242,740
	7/25/2011		424,030	6.0200	7/25/2018	42,358	232,545

(1)	Generally, awards of stock options become exercisable in three equal annual increments from the date of grant and are fully vested on the third anniversary of the date of grant. The option granted to Mr. Steinour on January 14, 2009 for 1,000,000 shares vests in equal increments on each of the first five anniversaries of the date of grant. For Mr. Dunlap, the options for 300 shares granted on August 27, 2002 vested on August 27, 2007. The majority of the awards had no “in-the-money” value as of December 31, 2011.

(2)	The awards of restricted stock units to Ms. Navarro, Mr. Kimble, Mr. Dunlap and Mr. Stanutz on July 26, 2010, and to Mr. Steinour on October 25, 2010 vest two years from the date of grant (upon the later of two years or the date we repaid TARP). Other awards of restricted stock units reported in this column will vest on the third anniversary of the date of grant.

(3)	The market value of the awards of restricted stock units that have not yet vested was determined by multiplying the closing price of a share of Huntington common stock on December 31, 2011 ($5.49) by the number of shares.

(4)	There are no performance share awards outstanding.

The table below sets forth the number of shares that were acquired upon the vesting of RSUs in 2011. There were no option exercises to report.

Option Exercises and Stock Vested 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen D. Steinour	0	0	440,377	2,241,519
Donald R. Kimble(2)	0	0	73,571	442,388
Mary W. Navarro	0	0	63,425	381,468
James E. Dunlap	0	0	63,648	382,805
Nicholas G. Stanutz(2)	0	0	52,154	313,518

(1)	The value realized upon vesting was determined by multiplying the number of shares by the market value on the vesting date.

(2)	Mr. Kimble deferred 90% of an RSU award that vested on July 21, 2011, equal to 12,600 shares of common stock having a value of $76,734, under the Executive Deferred Compensation Plan which is described below. Mr. Stanutz deferred 90% of an RSU award that vested on July 21, 2011, equal to 8,100 shares of common stock having a value of $49,329, and 90% of an RSU award that vested on July 27, 2011, equal to 38,838 shares of common stock having a value of $232,834, under the Executive Deferred Compensation Plan

We maintain two plans under which executive officers may defer compensation on a non-qualified basis: the Supplemental Stock Purchase and Tax Savings Plan and Trust, referred to as the Supplemental Plan, and the Executive Deferred Compensation Plan, referred to as the EDCP. For each named executive officer, information about participation in the Supplemental Plan and the EDCP is contained in the table below.

Nonqualified Deferred Compensation 2011

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(2)
Stephen D. Steinour
Supplemental Plan	39,583	31,667	(2,384)	0	68,866
EDCP	0	N/A	0	0	0
Donald R. Kimble
Supplemental Plan	17,550	11,700	(9,180)	0	73,601
EDCP	80,451	N/A	(23,480)	0	153,025
Mary W. Navarro
Supplemental Plan	25,000	10,000	(17,702)	0	120,748
EDCP	0	N/A	0	0	0
James E. Dunlap
Supplemental Plan	29,688	11,875	(29,333)	0	170,648
EDCP	0	N/A	(834)	0	44,993
Nicholas G. Stanutz
Supplemental Plan	28,125	11,250	(26,055)	0	153,902
EDCP	277,367	N/A	(15,834)	0	407,849

(1)	The employer contributions to the Supplemental Plan are also reported in the Summary Compensation Table under “All Other Compensation”. We did not make contributions to the EDCP in 2011.

(2)	The year-end balances in this column reflect our employer matching contributions under the Supplemental Plan made and reported as compensation for the named executive officers for 2009 and 2010 in the Summary Compensation Table under “All Other Compensation” as follows: $8,333 for Ms. Navarro $10,817 for Mr. Dunlap and $9,390 for Mr. Stanutz.

The Supplemental Plan

The purpose of the Supplemental Plan is to provide a supplemental savings program for eligible employees (as determined by the Compensation Committee) who are unable to continue to make contributions to the Huntington Investment and Tax Savings Plan, a tax qualified 401(k) plan referred to as HIP, for part of the year because the individual has: (I) contributed the maximum amount permitted by the Internal Revenue Service for the calendar year ($16,500 in 2011); or (II) received the maximum amount of compensation permitted to be taken into account by the Internal Revenue Service for the calendar year ($245,000 in 2011). HIP and the Supplemental Plan work together. When an employee elects to participate in HIP, he or she designates the percentage between 1% and 75% of base pay on a pre-tax, Roth after tax, or a combination of pre-tax and Roth after-tax basis that is to be contributed to HIP. Contributions to HIP are automatically deducted from the employee’s pay and then allocated to his HIP account. We match contributions to HIP according to the following formula: 100% on up to the first 3% of base compensation deferred and then 50% on the next 2% of base compensation deferred. The Supplemental Plan generally works the same way. When a participant elects to participate in the Supplemental Plan, he designates the percentage of base pay that is to be contributed to the Supplemental Plan — between 1% and 75% of base pay. All contributions to the Supplemental Plan must be on a pre-tax basis. We then match contributions according to the same formula used by HIP. Under HIP, employees can invest their contributions and our matching contributions in any of 21 investment alternatives. Under the Supplemental Plan, employee pre-tax contributions and our matching contributions are generally invested in Huntington common stock.

A participant cannot receive a distribution of any part of his account in the Supplemental Plan until his employment terminates. Once employment terminates, the account in the Supplemental Plan is required to be distributed to the participant. Portions of accounts invested in our common stock are distributed in shares of common stock and the remaining portions are distributed in cash. Distributions from the plan are subject to federal and state income tax withholding.

The Executive Deferred Compensation Plan

The EDCP provides senior officers designated by the Compensation Committee the opportunity to defer up to 90% of base salary, annual bonus compensation and certain equity awards, and up to 90% of long-term incentive awards. An election to defer can only be made on an annual basis and is generally irrevocable. To date we have made no contributions to the EDCP; all contributions to this plan consist of compensation deferred by the participants. Deferrals of common stock are held as common stock until distribution. Cash amounts deferred will accrue interest, earnings and losses based on the performance of the investment option selected by the participant and tracked by a book-keeping account. The investment options consist of common stock and a variety of mutual funds and are generally the same investment options available under HIP.

At the time of the initial deferral election, a participant elects the method and timing of account distribution in the event of termination or retirement. Accounts distributed upon termination or retirement may be distributed in a single lump sum payment or in substantially equal installments. A participant may request a hardship withdrawal prior to termination or retirement. In addition, for amounts earned and vested on or before December 31, 2004, a participant may obtain an in-service withdrawal subject to a 10% penalty and suspension of future contributions for at least 12 months. Cash that is deferred is paid out in cash, except that any cash that is invested in our common stock at the time of distribution is distributed in shares. Common stock that is deferred is distributed in kind.

The table below sets forth the rate of return for the one-year period ending December 31, 2011 for each of the investment options under the EDCP.

American Funds EuroPacific Growth Fd CI R-4	(13.61)%	Huntington Intl Equity Fd IV	(11.40)%
Huntington Bancshares Incorporated Common Stock	(18.63)%	Huntington Mid-Corp America Fd IV	(2.37)%
Huntington Cons Alloc Fd Cl A	2.88%	Huntington Real Strategies Fd IV	(9.64)%
Huntington Bal Alloc Fd Cl A	(0.18)%	Huntington Rotating Mkts Fd IV	6.57%
Huntington Conservative Deposit	0.17%	Huntington Situs Fd IV	(3.36)%
Huntington Dividend Capture Fd	6.03%	Huntington US Treas MM Fd IV	0.01%
Huntington Fixed Inc Sec Fd IV	6.21%	T Rowe Price Mid-Cap Growth	(1.21)%
Huntington Growth Fund IV	(2.61)%	T Rowe Price Small Cap Stock Fd Adv	(0.34)%
Huntington Growth Alloc Fd Cl A	(1.75)%	Vanguard Institutional Index Fd	2.09%
Huntington Income Equity Fd IV	6.92%	Vanguard Wellington Fd Adm	3.95%
Huntington Inter Gov Inc Fd IV	5.00%

The table below presents information for the named executive officers under Huntington’s Retirement Plan and Huntington’s Supplemental Retirement Income Plan, known as the SRIP. Each of the named executive officers is a participant under both of these plans.

Pension Benefits 2011

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Stephen D. Steinour	Retirement Plan	3.0000	50,707	0
	SRIP	3.0000	321,439	0
Donald R. Kimble	Retirement Plan	7.5833	127,826	0
	SRIP	7.5833	279,334	0
Mary W. Navarro	Retirement Plan	9.5833	211,670	0
	SRIP	9.5833	372,397	0
James E. Dunlap	Retirement Plan	32.6667	1,020,474	0
	SRIP	32.6667	1,413,868	0
Nicholas G. Stanutz	Retirement Plan	25.6667	689,179	0
	SRIP	25.6667	852,508	0

(1)	Years of credited service reported in the table are equal to actual years of service with Huntington as of December 31, 2011.

(2)	This column reflects the actuarial present value of the executive officer’s accumulated benefit under the Retirement Plan and the SRIP as of December 31, 2011. The valuation method used to determine the benefit figures shown, and all material assumptions applied, are discussed in Footnote 18 of the Notes to Consolidated Financial Statements contained in our Annual Report for the fiscal year ended December 31, 2011.

Employees hired before January 1, 2010, are eligible to participate in the Retirement Plan. Employees hired (or rehired) on and after January 1, 2010, are not eligible to participate. While the Retirement Plan continues for employees hired before January 1, 2010, the benefit formula for benefits earned on and after January 1, 2010 has been revised. Benefits earned through December 31, 2009, are determined according to the provisions of the Retirement Plan in effect on December 31, 2009. While these changes did not affect the benefit earned under the Retirement Plan through December 31, 2009, there was a reduction in future benefits.

An employee who: (a) is a participant in the Retirement Plan; (b) has been nominated by the Compensation Committee; and (c) earns compensation in excess of the limitation imposed by Internal Revenue Code Section 401(a)(17) or whose benefit exceeds the limitation of Code Section 415(b), is eligible to participate in the SRIP. In addition, employees whose final benefits under the Retirement Plan are reduced due to elective deferral of compensation under the Executive Deferred Compensation Plan are also eligible to participate in the SRIP.

Benefits under both the Retirement Plan and the SRIP are based on levels of compensation and years of credited service. Benefits under the SRIP, however, are not limited by Code Sections 401(a)(17) and 415(b). Code Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 2011, this limit was $245,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For 2011, this amount was $195,000.

The benefit earned in the Retirement Plan prior to January 1, 2010 is based on compensation earned in the five consecutive highest years of service. For service on and after January 1, 2010, the benefit earned in the Retirement Plan is based on compensation earned each year. For executives who are eligible for retirement or early retirement, the benefit earned in the SRIP is based on compensation earned in the five consecutive highest years of service and the Retirement Plan formula in effect on December 31, 2009. For executives who are not eligible for retirement or early retirement, the accrued benefit under the SRIP is based on the Retirement Plan formula in effect on and after January 1, 2010. Compensation consists of base salary and 50% of overtime, bonuses, incentives and commissions paid pursuant to plans with a measurement period of one year or less. Bonuses are taken into account in the year paid rather than earned.

The maximum years of credited service recognized by the Retirement Plan and the SRIP is forty. The number of years of credited service is equal to the actual years of service with us. The Compensation Committee may however, in its discretion, approve additional years of service and/or credited service in addition to those actually earned by a participant for the purposes of determining benefits under the SRIP.

Benefit figures shown are computed on the assumption that participants retire at age 65, the normal retirement age specified in the plans. The normal form of benefit under the Retirement Plan is a life annuity. The Retirement Plan offers additional forms of distribution that are actuarially equivalent to the life annuity. As required by federal law, if a participant is married at the time his or her benefit commences, the participant must commence benefits in the form of a qualified 50%, 75% or 100% joint and survivor annuity unless the participant’s spouse consents to another form of distribution. In addition to various annuity forms of distribution, the Retirement Plan permits distribution in the form of a single lump sum under either of the following two circumstances: (I) the present value of the participant’s accrued benefit is less than $10,000; or (II) the participant terminates employment, is eligible for early, normal or late retirement, and elects to receive a lump sum distribution within 45 days of being notified of its availability. Benefits with a present value greater than the applicable dollar limit under Code Section 402(g) ($16,500 for 2011) are paid from the SRIP in the form of a life annuity. The SRIP also offers additional forms of distribution that are actuarially equivalent to the life annuity. Benefits with a present value equal to or less than the applicable dollar limit under Code Section 402(g) are paid in the form of a lump sum distribution.

Mr. Dunlap and Mr. Stanutz were the only named executive officers eligible for early retirement in 2011 under the Retirement Plan and the SRIP. A participant who is at least 55 years of age with at least 10 years of service may retire and receive an early retirement benefit, reduced to reflect the fact that he will be receiving payments over a longer period of time.

Payments Upon Termination of Employment or Change in Control

Each of our named executive officers has a change in control agreement with us referred to as an Executive Agreement. We entered into these Executive Agreements to encourage retention of our key executives and to provide protection from termination related to a change in control of our company. Mr. Steinour’s employment agreement provides that he have an Executive Agreement similar to the agreement we had with the former chief executive officer. In addition, Mr. Steinour’s employment agreement provides for certain payments to him upon termination in certain situations other than a change in control. The potential payments under these agreements are described and quantified below.

Executive Agreements

Under the Executive Agreements, change in control generally includes:

•	the acquisition by any person of beneficial ownership of 25% or more of our outstanding voting securities;

•

a change in the composition of the board of directors if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

•	a merger involving our company where our shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

•	the dissolution of our company; and

•	a disposition of assets, reorganization, or other corporate event involving our company which would have the same effect as any of the above-described events.

Under each Executive Agreement, we, or our successor, will provide severance benefits to the executive officer if his employment is terminated (other than on account of the officer’s death or disability or for cause):

•	by us, at any time within 36 months after a change in control;

•

by us, at any time prior to a change in control but after commencement of any discussions with a third party relating to a possible change in control involving such third party if the executive officer’s termination is in contemplation of such possible change in control and such change in control is actually consummated within 12 months after the date of such executive officer’s termination;

•	by the executive officer voluntarily with good reason at any time within 36 months after a change in control of our company; and

•

by the executive officer voluntarily with good reason at any time after commencement of change in control discussions if such change in control is actually consummated within 12 months after the date of such officer’s termination.

Good reason generally means the assignment to the executive officer of duties which are materially different from such duties prior to the change in control, a reduction in such officer’s salary or benefits, or a demand to relocate to an unacceptable location, made by us or our successor either after a change in control or after the commencement of change in control discussions if such change or reduction is made in contemplation of a change in control and such change in control is actually consummated within 12 months after such change or reduction. An executive officer’s determination of good reason will be conclusive and binding upon the parties if made in good faith. For the executive officer serving as our chief executive officer immediately prior to a change in control, the occurrence of a change in control will be conclusively deemed to constitute good reason.

In addition to any accrued salary, annual cash incentive or long-term award payable as of termination. severance payments and benefits under the Executive Agreements consist of:

•	a lump-sum cash payment equal to three times annual base salary for the chief executive officer and two and one-half times annual base salary for each of the other named executive officers;

•

a lump-sum cash payment equal to three times for the chief executive officer, and two and one-half times for the other named executive officers, of the greater of the executive’s target annual incentive award for the calendar year during which the change in control occurs or the immediately preceding calendar year;

•

a lump sum cash payment equal to the greater of the executive’s target long-term incentive plan award for the most recent performance cycle during which the change in control occurs or the immediately preceding performance cycle;

•	thirty-six months of continued insurance benefits;

•	thirty-six months of additional service credited for purposes of retirement benefits; and

•	fees for outplacement services for the executive up to a maximum amount equal to 15% of the executive’s annual base salary plus reimbursement for job search travel expenses up to $5,000;

•	stock, stock options, restricted stock, RSUs and other awards under our stock and incentive plans vest and become exercisable according to the terms of the plans; and

•	other benefits to which the executive was otherwise entitled including perquisites, benefits, and service credit for benefits.

The Executive Agreements for the named executive officers also provide for payment to the executive officer of such amounts as would be necessary to compensate the officer for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement, also referred to as a tax gross-up. In the case of Ms. Navarro, and Messrs. Kimble, Dunlap and Stanutz, however, if the severance payments and benefits payable would be subject to any excise tax that would be eliminated if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the amount necessary (not to exceed 10% of such payments and benefits) so that these executive officers will not be subject to an excise tax. New Executive Agreements entered into with other officers beginning in October 2009 do not contain any tax gross up provision.

For a period of five years after any termination of the executive officer’s employment, we will provide the executive officer with coverage under a standard directors’ and officers’ liability insurance policy at our expense, and will indemnify, hold harmless, and defend the officer to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by the officer in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of our company or any subsidiary.

In the event an executive officer is required to enforce any of the rights granted under his Executive Agreement, we, or our successor, will pay the cost of counsel (legal and accounting). In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due in connection with any action taken to enforce such officer’s rights under the Executive Agreement.

As a condition to receiving the payments and benefits under the Executive Agreements, the executive officer will be required to execute a release. Severance benefits payable in a lump sum will be paid not later than 45 business days following the date the executive’s employment terminates.

The Executive Agreements are extended annually and are subject to an extension for 36 months upon a change in control. An Executive Agreement will terminate if the executive officer’s employment terminates under circumstances that do not trigger benefits under the agreement. We may elect not to renew an agreement upon 30 days prior written notice.

The estimated payments and benefits that would be paid in the event each named executive officer is entitled to benefits under his or her Executive Agreement are set forth below. For purposes of quantifying these benefits, we assumed that a change in control occurred on December 31, 2011 and that the executive officer’s employment was terminated on that date without cause. The closing price of a share of our common stock on that date was $5.49.

Executive	Cash Severance(1)	Pro-Rata Bonus Value(2)	Total Outplacement Value (3)	Total Welfare Value (4)	Additional Retirement Value (5)	Time- Based Equity Accel. Value (6)	Gross-up or Scale Back Amount (7)	Final Benefit(8)
Steinour	$6,300,000	$1,100,000	$155,000	$48,087	$870,179	$2,944,267	$3,878,829	$15,296,362
Kimble	2,430,000	432,000	86,000	30,744	694,331	723,983	1,888,867	6,285,925
Navarro	2,250,000	400,000	80,000	46,899	839,528	557,252	1,887,267	6,060,946
Dunlap	2,137,500	380,000	76,250	33,107	1,269,569	521,012	1,994,796	6,412,234
Stanutz	2,025,000	360,000	72,500	47,763	1,107,039	475,286	1,928,590	6,016,178

(1)	Multiple of base and target bonus, payable in a lump sum.

(2)	Prorated target bonus for 2011; reflects full year.

(3)	Reflects 15% of base salary plus $5,000 for job search travel.

(4)	Reflects 36-months of medical, dental, vision, AD&D insurance, group term life insurance, and long-term disability insurance.

(5)	Value of accelerated vesting of retirement benefit and additional 36 months of credited service under SRIP.

(6)	Value of accelerated vesting of time-based unvested stock options and RSUs (calculated under Section 280G of the Internal Revenue Code).

(7)	The gross-up amount includes 20% excise tax, plus federal income taxes (at the rate of 35%), state income taxes (at the rate of 5.925%) and FICA-HI taxes (1.45%) on the excise tax.

(8)	The total value of the change-in-control payments.

Mr. Steinour’s Employment Agreement

Mr. Steinour’s employment agreement provides for certain payments upon a termination of his employment without “cause” or for “good reason” (each as defined in the agreement).

Upon termination without “cause” or for “good reason”, Mr. Steinour is entitled to payment of the following amounts:

•

accrued amounts consisting of unpaid base salary through termination, earned but unpaid annual incentive payments for the prior period, accrued and unused paid time off and incurred but unreimbursed business expenses;

•

a pro rata annual incentive payment for the year of termination based on the higher of the target incentive payment for the year of termination or the incentive payment paid or payable with respect to the prior fiscal year;

•

a severance payment equal to two times his annual base salary and the higher of the target incentive payment for the year of termination or the incentive payment paid or payable with respect to the prior fiscal year; and

•	pro rata long-term incentive awards for any open performance cycles determined based on our company’s actual performance.

Mr. Steinour would also be entitled to payment and provision of any other amounts or benefits to which he was otherwise entitled.

If Mr. Steinour had terminated employment with us without “cause” or for “good reason” as of December 31, 2011, he would have been entitled to, in addition to accrued amounts and benefits, a pro rata annual incentive payment equal to $1,100,000 and a severance payment equal to $4,200,000. No amount would have been payable with respect to long-term incentive awards.

If Mr. Steinour had terminated employment as of December 31, 2011 due to death or disability, he or his estate would have been entitled to a pro rata annual incentive payment for the year of termination (based on the higher of the target incentive payment for the year of termination or the incentive payment paid or payable with respect to the prior fiscal year) equal to $1,100,000 and accrued obligations and benefits.

If Mr. Steinour had terminated employment as of December 31, 2011 without “good reason” and due to his retirement, he would have been entitled to a pro rata annual incentive payment and the pro rata long-term incentive awards. Mr. Steinour was not eligible for normal retirement benefits as of December 31, 2011.

Severance benefits and payments are subject to execution and nonrevocation of a release of claims.

Proposal 1 — Election of Directors

The board of directors proposes the election of eleven directors at this annual meeting. Directors elected at the meeting will each serve a one-year term expiring at our 2013 annual meeting when their successors are duly elected and qualify.

Upon consultation with the Nominating and Corporate Governance Committee, the board of directors has determined to reduce the number of directors to eleven, effective at the annual meeting, and has nominated eleven of the directors currently serving for reelection. The nominees for reelection at the meeting are: Don M. Casto III, Ann B. Crane, Steven G. Elliott, Michael J. Endres, John B. Gerlach, Jr., David P. Lauer, Jonathan A. Levy, Richard W. Neu, David L. Porteous, Kathleen H. Ransier, and Stephen D. Steinour.

Unless otherwise directed, the shares represented by a properly submitted proxy will be voted FOR the election of each nominee. We have no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, in the event that any of these nominees should become unavailable, the board of directors may decrease the number of directors pursuant to the bylaws, or the board of directors may designate a substitute nominee, for whom shares represented by a properly submitted proxy would be voted.

The board of directors recommends a vote FOR the election of each of the nominees for director.

Nominee Information

The following provides biographical information regarding each of the nominees, including their specific business experience, qualifications, attributes and skills that the directors considered, in addition to their prior service on the board, when the board determined to nominate them.

Don M. Casto III

Principal /Chief Executive Officer,

CASTO

Director Since 1985

Age 67

Mr. Casto is responsible for the development activities of CASTO, a regional real estate development and services firm based in Columbus, Ohio. The firm specializes in the development of shopping centers, multi-family housing and mixed-use entertainment projects. Mr. Casto is also an attorney, and practiced law in California prior to joining CASTO in 1972. Mr. Casto is active in the community and has served on the boards of numerous non-profit organizations, including the Greater Columbus Chamber of Commerce. Mr. Casto has also served as a director of The Huntington National Bank since 1985. Mr. Casto is widely recognized in Central Ohio as an experienced business and community leader. This experience, along with his history as a director with our company make him an effective director and chairman of the board’s Executive Committee. Mr. Casto also serves on the board’s Compensation Committee and Nominating and Corporate Governance Committee.

Ann (“Tanny”) B. Crane

President and Chief Executive Officer,

Crane Group Company

Director Since 2010

Age 55

Since 2003, Ms. Crane has led Crane Group Company, a privately-held, diversified portfolio company comprised of businesses primarily serving the home building and commercial markets, as well as managing investments in private equity firms and real estate and bond portfolios. Ms. Crane joined the manufacturer Crane Plastics Company in 1987 as director of human resources, and became vice president of sales and marketing in 1993. She was named president in 1996. In 2003, Ms. Crane was appointed as a director for the Federal Reserve Bank of Cleveland. After serving as a director for five years, she was named chair of the board and served in that capacity for two years. Ms. Crane also served on the board of Wendy’s International from 2003 to 2007. She and her company are widely recognized for their philanthropy throughout Central Ohio. Ms. Crane is an accomplished executive who is knowledgeable of the financial services industry and is deeply involved in community support and investment. Because of her knowledge and experience, Ms. Crane was appointed to serve on the Audit Committee. Ms. Crane has also been elected to serve on the Community Development Committee.

Steven G. Elliott

Retired Senior Vice Chairman,

BNY Mellon

Director Since 2011

Age 65

During his 23-year career with BNY Mellon, Mr. Elliott served as chief financial officer, led a number of the company’s servicing businesses and was co-leader of the integration of The Bank of New York and Mellon Financial Corporation when they merged in 2007. A certified public accountant, Mr. Elliott joined Mellon in 1987 as head of finance. He was named chief financial officer in 1990, vice chairman in 1992 and senior vice chairman in 1998. As chief financial officer from 1990 to 2002, Mr. Elliott led strategic acquisitions, divestitures and restructurings. He also has held various line of business leadership roles in asset servicing, securities lending, foreign exchange, capital markets, global cash management and institutional banking. Mr. Elliott also served as a director of Mellon Financial Corporation from 2001 until the merger in July 2007. He was then a director of BNY Mellon through July 2008. Prior to joining Mellon, Mr. Elliott served as chief financial officer of First Commerce Corporation, corporate controller of Crocker National Bank, senior vice president of Continental Illinois National Bank and corporate controller of United California Bank. Mr. Elliott currently serves on the board of PPL Corporation (NYSE: PPL) where he is chairman of the audit committee. He is also a director of AllianceBernstein Corporation (NYSE: AB) and serves on that board’s audit committee and compensation committee. As one of the most broadly experienced financial services executives in the United States, Mr. Elliott brings valuable insight and advice to our board and to his role as chairman of the board’s Risk Oversight Committee, where his experience contributes to building strong and effective risk management. Mr. Elliott also serves on the Executive Committee and served on the Capital Planning Committee.

Michael J. Endres

Principal,

Stonehenge Partners

Director since 2003

Age 64

Mr Endres is a principal of Stonehenge Partners a private equity firm, located in Columbus, Ohio. Stonehenge Partners is the manager of the Stonehenge Opportunity Funds, which invests in middle market companies throughout the Midwest. Prior to joining Stonehenge, Mr Endres was Vice Chairman of Banc One Capital Holdings Corporation and Chairman of Banc One Capital Partners, where he directed the merchant banking activities of the firm and originated direct investments for the corporate related private equity and mezzanine investments. Mr. Endres also serves as member of the Board of Directors of Tim Hortons Inc (NYSE: THI), Worthington Industries Inc. (NYSE: WOR) and OhioHealth Corporation an Ohio non-profit corporation. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives, acquisitions, financial analysis, leadership and management. Mr. Endres brought this experience and financial expertise to his role as Chairman of the board’s Capital Planning Committee. He also serves on the Board’s Executive Committee, and Risk Oversight Committee.

John B. Gerlach, Jr.

Chairman, President and Chief Executive Officer,

Lancaster Colony Corporation

Director since 1999

Age 57

Mr. Gerlach has led Lancaster Colony Corporation (NASDAQ: LANC), a publicly held diversified marketer of specialty foods, glassware and candles for 14 years. He was elected chairman of the board of directors and chief executive officer of Lancaster Colony Corporation in February 1997. He had been president and chief operating officer since May 1994. He joined the Lancaster Colony companies in April of 1976 and has served in various capacities, including executive vice president, for nine years. Mr. Gerlach has served on the Lancaster Colony board of directors since November 1985 and has served on the boards of numerous non-profit organizations, including the Columbus Foundation, Nationwide Children’s Hospital, The Ohio State University Foundation and the Richard M. Ross Heart Hospital Board. Mr. Gerlach brings significant public company leadership and operational management experience to the board and to his role as chair of the Compensation Committee. He also serves on the Nominating and Corporate Governance Committee.

David P. Lauer

Certified Public Accountant

Director Since 2003

Age 69

Mr. Lauer has more than four decades of accounting and banking experience. He first joined Deloitte & Touche LLP in 1966 and eventually served as the Office Managing Partner for the Columbus office from 1989 to 1997. That same year, he joined Bank One, Columbus, NA, and was the chief operating officer and president of Columbus Commercial Operations from 1997 to 2001. Beginning that year until 2004, Mr. Lauer was the interim acting chief financial officer for The Ohio State University Medical Center. Mr. Lauer has served on the board of The Huntington National Bank since 2003, and previously served as a director of Huntington Preferred Capital Inc. He currently is a member of the boards of RG Barry Corporation (NASDAQ: DFZ) and Diamond Hill Investment Group (NASADAQ: DHIL), and is a member of their audit committees. Within the past five years, Mr. Lauer has also served on the boards and the audit committees of Wendy’s International Inc. and Tim Hortons, Inc. We greatly benefit from having a director and Audit Committee chair with Mr. Lauer’s extensive audit and board experience, as well as banking experience. He also served on the Capital Planning Committee.

Jonathan A. Levy

Partner,

Redstone Investments

Director since 2007

Age 51

Mr. Levy is co-founder and managing partner of Redstone Investments, a full service commercial real estate firm. The company was formed in 1991 and is headquartered in Youngstown, Ohio, with an additional office located in Tampa, Florida. Redstone is involved in property management, construction, development and commercial real estate brokerage. Their portfolio includes properties located throughout 13 states. Mr. Levy has over 25 years of experience in the commercial real estate business. Mr. Levy served on the board of Sky Financial Group, Inc. from 1999 until Huntington’s acquisition of Sky. He served as lead director of the Sky board from 2003 to 2007. Before serving on the Sky board, Mr. Levy served on the boards of Western Reserve Bank and Citizens Bankshares, Inc. Mr. Levy also has hands on banking experience with his service at Marine Midland Banks, NA as a construction and commercial real estate lender, from 1983 to 1988. Mr. Levy has also served on the boards on numerous community non-profit organizations. Mr. Levy has been a member of the board of The Huntington National Bank since 2007. Mr. Levy brings many years of business, banking, real estate and director experience to our board and the committees on which he serves: the Executive Committee and the Risk Oversight Committee. He also served on the Capital Planning Committee.

Richard W. Neu

Chairman & Chief Executive Officer,

MCG Capital Corporation

Since 2010

Age 56

Mr. Neu has been chairman of the board of the Washington, D.C.-based MCG Capital Corp.(NASDAQ: MCGC) since 2009, and has served as chief executive officer since October 2011. MCG is a publicly traded business development corporation providing financing to middle market companies throughout the United States. He first joined the MCG board in 2007 and has served as a member of the audit, nominating and corporate governance, and valuation and investment committees. Mr. Neu has served on the board of the Dollar Thrifty Automotive Group (NYSE: DTG) since 2006 and as the lead director since December 2011. He served as chairman of the board from November 2010 to December 2011. He previously served as chairman of the audit committee and is a member of the corporate governance committee. From 1995 to 2004, Mr. Neu served as executive vice president, chief financial officer, treasurer, and director of both Charter One Financial, Inc. and

Charter One Bank. He assumed this role following the merger of First Federal of Michigan and Charter One Financial, Inc. Mr. Neu joined First Federal of Michigan in 1985 as chief financial officer, and was elected to the board of directors in 1992. Mr. Neu possesses a comprehensive knowledge of our bank markets, has led numerous bank acquisitions and integrations, as well as has extensive knowledge of the banking industry. His knowledge and experience, as well as his financial acumen, make him a valued member of the board and the board’s Audit Committee. He also served on the Capital Planning Committee.

David L. Porteous

Attorney, McCurdy, Wotila & Porteous, a Professional Corporation

Lead Director, Huntington Bancshares Incorporated

Director Since 2003

Age 59

Mr. Porteous has practiced law for over 30 years with a focus on corporate and municipal law and government relations. He has been a partner with McCurdy, Wotila & Porteous since January 2008 and prior to joining that firm managed his own law practice for over 20 years. Mr. Porteous is a recognized authority on economic development and has served on the board of directors of the Michigan Economic Development Corporation (MEDC), the Michigan Economic Growth Authority (MEGA) (where he was chairman of the executive committee), the Michigan Strategic Fund (where he was chairman), the Michigan Chamber of Commerce, and the Alliance for Health in Grand Rapids, Michigan. Mr. Porteous is a former director of the Federal Home Loan Bank of Indianapolis where he also chaired the audit committee. He also was on the board of trustees of Michigan State University for over eight years and was chairman of the board from 2003 to 2006 and was a member of its finance and audit committees. Mr. Porteous has been a director of Jackson National Life Insurance of New York since 2002, and currently serves as a member of the audit committee. Mr. Porteous has an extensive legal background and possesses valuable experience in corporate and finance related matters as well as an extensive knowledge of Huntington’s markets. These attributes make him an effective lead director and chairman of the Nominating and Corporate Governance Committee. Mr. Porteous also serves on the Compensation Committee and the Executive Committee.

Kathleen H. Ransier

Partner,

Vorys, Sater, Seymour and Pease LLP Director Since 2003

Age 64

Ms. Ransier is a partner in the Columbus office of Vorys, Sater, Seymour and Pease LLP where she practices with the corporate group. An attorney for almost 40 years, Ms. Ransier’s practice includes transactional, commercial real estate, business organization, non-profit and business development. From 1974-1976 Ms. Ransier was a securities attorney at the Ohio Department of Commerce Division of Securities. Ms. Ransier served as special counsel for the Ohio Attorney General from 1976 to 1994. She has served as special counsel for the Franklin County Probate Court from 1985 to 1990 and has been appointed to boards and commissions by The Supreme Court of Ohio. She served as a member of the board of directors of The Ohio State University Alumni Association, a member of the Supreme Court of Ohio Commission on Professionalism and the Greater Columbus Arts Council. Ms. Ransier has served on the board of the Columbus Regional Airport Authority since 1997 and served as chair from 2003 to 2009. Ms. Ransier is very active in numerous professional, academic, cultural, social, community, economic development and civic organizations. Ms. Ransier brings analytical skills and a broad range of expertise in law and regulation to the board, and her substantial community involvement serves her well as chair of the board’s Community Development Committee. Ms. Ransier also serves on the Compensation Committee.

Stephen D. Steinour

Chairman, President and Chief Executive Officer,

Huntington Bancshares Incorporated and The Huntington National Bank

Director Since 2009

Age 53

Mr. Steinour has served as our chairman, president and chief executive officer, and has also served in these roles for The Huntington National Bank, since January 2009. Before joining Huntington, Mr. Steinour was with

Citizens Financial Group in Providence, Rhode Island, from 1992 to 2008, where he served in various executive roles, with responsibilities for credit, risk management, wholesale and regional banking, consumer lending, technology and operations among others. He was named president in 2005 and chief executive officer in 2007. Mr. Steinour joined Cross Harbor Capital partners in Boston in 2008 where he served as a managing partner and a member of the investment committee until joining Huntington in 2009. Mr. Steinour is a member of the board of directors of Exelon Corporation (NYSE: EXC) and a trustee of Liberty Property Trust (NYSE: LRY). He is a member of The Columbus Partnership and a trustee of the Columbus Downtown Development Corporation. Mr. Steinour is also a trustee of the Eisenhower Fellowships and the National Constitution Center. Mr. Steinour has more than 30 years of experience in all aspects of banking. In addition to being our chief executive officer, he brings extensive leadership as well as broad knowledge of the banking industry to the board. Mr. Steinour is a member of the board’s Executive Committee.

Directors Stepping Down

Three of our directors, D. James Hilliker, Gerard P. Mastroianni and William R. Robertson, will be leaving the board at the annual meeting. Mr. Hilliker has been a director in the financial services industry continuously for more than 30 years, serving on a number of bank boards, including ten years on the board of Sky Financial Group, Inc. prior to its merger with Huntington in 2007. Mr. Mastroianni also served on the board of Sky Financial Group, Inc., for nine years, before joining Huntington’s board in 2007. Mr. Hilliker and Mr. Mastroianni were both instrumental in the integration of Sky Financial Group, Inc. with Huntington. Mr. Mastroianni has agreed to continue to share his real estate and property management experience by serving on the board of our publicly traded REIT subsidiary, Huntington Preferred Capital, Inc. William R. Robertson is stepping down after three years of service on the board due to the age limitations in our bylaws.

D. James Hilliker, age 64, has served on the board since 2007. He is Vice President/Managing Shareholder, Better Food Systems, Inc., a family-owned business which he has led for over thirty years. Better Food Systems, Inc. owns, leases and operates Wendy’s franchises in Ohio and Indiana. Prior to serving on the board of Sky Financial Group, Inc., he served on the board of Sky’s predecessor MidAm, Inc., from 1995 to 1998; on the board of Americom Bank, Lima, Ohio, (a subsidiary of MidAm, Inc.) from 1992 to 1995; and on the board of Colonial Federal Savings and Loan, Bellefontaine, Ohio, (which was bought by Americom Bank) from 1987 to 1992. Mr. Hilliker first served our company as a bank advisory board member in Bellefontaine, Ohio from 1978 to 1987. Mr. Hilliker was also a member of the board of trustees for The Ohio State University for 10 years, and was a director of Community Mutual Insurance Company of Cincinnati, Ohio where he was a member of the audit committee. Mr. Hilliker brought many years of business and director experience, including bank board service, to our board and the Audit Committee.

Gerard P. Mastroianni, age 56, has served on the board since 2007. He is president of Alliance Ventures, Inc., Crestview Ventures LLC., and Louisville Ventures, LLC., all real estate and property management firms located in Alliance, Ohio which he has managed since 1989. Mr. Mastroianni previously served on the board of Citizens Bankshares as well as on the board of Sky Financial Group, Inc. In addition to his business acumen and experience as a bank director, Mr. Mastroianni also has substantial non-profit board experience, including with the Stark Development Board and service as trustee and finance committee chair for The University of Mount Union, Alliance for Children and Family, and Sisters of Charity Foundation. Mr. Mastroianni brought broad business and community leadership experience to the board and to the Community Development Committee.

William R. Robertson, age 70, has served on the board since 2009. Mr. Robertson, is the retired managing partner of Kirtland Capital Partners, Cleveland, Ohio, which he joined in 1997. Previously, Mr. Robertson served as president and director of National City Corporation, where he was appointed president in 1995. At National City, Mr. Robertson oversaw corporate operations and information services as the organization consolidated acquired companies to a single system. He also managed a number of administrative functions, including corporate human resources, audit, legal, and marketing communications. As the senior trust executive for a 10-year period, he also assumed responsibility for its reorganization and the formation of the private client group. Previously, he served as executive vice president (1982-1986) and chief financial officer (1982-1988). Mr. Robertson is also on the boards of Hartland & Co. and Materion Corp., fka Brush Engineered Materials, Inc. (NYSE: MTRN) Mr. Robertson brought extensive executive and financial industry experience to the board and the Risk Oversight Committee, as well as knowledge of one of our largest markets, Cleveland. Mr. Robertson has also served on the Compensation Committee.

Proposal 2 – Approval of the 2012 Long-Term Incentive Plan

The board of directors is asking shareholders to approve the 2012 Long-Term Incentive Plan (the “2012 Plan”). Long-term incentives are a critical component of our pay for performance compensation philosophy. Equity grants are intended to reward colleagues for long-term sustained performance that is aligned with shareholder interests. Equity grants also support our strong culture of significant stock ownership.

The board of directors approved the 2012 Plan for grants of stock options, restricted stock, restricted stock units, stock appreciation rights, deferred stock, long-term performance awards and other stock-based awards. The plan was adopted in February 2012, subject to shareholder approval.

Approval of the 2012 Plan is needed to replenish the pool of shares we have for granting stock-based compensation to executives and other colleagues and non-employee directors. If shareholder approval is not obtained, Huntington will not be able to grant equity awards after the shares authorized and reserved for issuance under the existing Second Amended and Restated 2007 Stock and Long-Term Incentive Plan (the “Amended 2007 Plan”), are depleted.

Consistent with the Amended 2007 Plan, the 2012 Plan incorporates key corporate governance practices:

•	minimum three year cliff or gradual vesting for awards, except in extraordinary circumstances discussed in the 2012 Plan;

•	it is administered by a committee of independent directors;

•	the price of any option may not be altered or repriced without shareholder approval;

•	stock options and stock appreciation rights must be granted at not less than 100% of the fair market value on the date of grant;

•	reload options are not permitted;

•	the structure of the plan facilitates compliance with Code Section 162(m);

•	performance goals may be imposed on any grants as deemed appropriate by the Compensation Committee;

•	no ability of participants to receive dividend payments with respect to performance-based restricted stock until the participants vest in such shares of restricted stock;

•	forfeiture provisions enable the Compensation Committee to cancel awards and/or to require payback of any gains/awards which are tainted by misconduct of the participant; and

•	liberal share counting is not permitted.

In addition, the 2012 Plan specifically allows the Compensation Committee to mandate deferral of any award. Awards may be reduced during such deferral period in the event the company experiences a financial loss or the participant engages in inappropriate risk-taking activities.

The 2012 Plan is being submitted to the shareholders for approval in order to comply with the applicable requirements of The NASDAQ Stock Market, Inc. and to qualify certain awards made to certain officers as deductible for federal income tax purposes under Internal Revenue Code Section 162(m). Shareholder approval is also necessary under the federal income tax rules with respect to the qualification of incentive stock options.

Huntington believes that its equity based compensation plans have made a significant contribution to its success in attracting and retaining key employees and directors. Huntington believes that equity awards will be especially valuable for attracting and retaining key employees and directors during this challenging economic period.

The Board of Directors recommends that you vote FOR the 2012 Plan.

Purposes of the 2012 Plan

The 2012 Plan reserves for issuance a maximum aggregate of 51 million shares of Huntington’s common stock. As of January 31, 2012, there remained approximately 3 million shares available for issuance under the Amended 2007 Plan. Huntington expects that the shares remaining available under the Amended 2007 Plan will not be sufficient for Huntington to award annual equity grants to its colleagues in 2012. Approval of the 2012 Plan is necessary to enable Huntington to continue to utilize equity awards to attract and retain key talent during this difficult economic period which is especially challenging for the banking industry. Huntington also believes a sufficient reserve of shares is necessary to attract and retain key employees.

The 2012 Plan is designed to provide Huntington flexibility in its ability to motivate, attract, and retain the services of participants who make significant contributions to Huntington’s success and creation of shareholder value. Additional objectives of the 2012 Plan are to:

•

help optimize the profitability and growth of Huntington through stock-based incentives which are consistent with Huntington’s objectives and which align the interests of the participants to those of the shareholders;

•	induce participants to strive for the highest level of performance; and

•	promote teamwork.

Huntington has demonstrated a conservative use of shares. Based on past grants, Huntington has generally fallen below the median of its peers in areas related to dilution, overhang and run rate levels.

Additional Information about the 2012 Plan

The information about the 2012 Plan which follows is subject to, and qualified in its entirety by reference to, the 2012 Plan document, which is attached to this proxy statement as Appendix A. We urge you to carefully read the 2012 Plan document in its entirety.

Limits on Shares Authorized for the 2012 Plan. The 2012 Plan reserves for issuance a maximum aggregate of 51 million shares of Huntington’s common stock. As of January 31, 2012, approximately 3 million shares of common stock previously authorized and approved for issuance under the Amended 2007 Plan are not subject to outstanding awards and remain available for the issuance of additional awards. The shares remaining under the Amended 2007 Plan would be incorporated into the 2012 Plan; accordingly, the total number of shares available for awards upon approval of the 2012 Plan would be 51 million. This amount is equal to approximately 5.9% of Huntington’s shares outstanding, with a market value of $279,990,000, as of December 31, 2011. Any shares issued under the 2012 Plan may be authorized and unissued shares, shares purchased in the open market, or shares held in treasury stock.

No awards may be made on or after December 31, 2021. All shares authorized under the 2012 Plan are available for grants of full value awards. The shares authorized for issuance under the 2012 Plan and the number of shares subject to any specific award are subject to adjustment for stock dividends, stock splits, spin offs, mergers or other reorganizations as necessary to prevent dilution or enlargement of participants’ rights. Only shares that are subject to an award that terminates, expires, or lapses for any reason will be available for future grants of awards. Otherwise, the maximum number of shares available for issuance under the 2012 Plan is reduced by the full number of shares covered by stock options and stock appreciation rights, and the maximum number of shares available for issuance under the 2012 Plan is reduced by 1.5 shares for every share covered by all other awards granted under the 2012 Plan. Further, unless otherwise required by applicable law or regulation, any shares granted through the assumption of or in substitution for outstanding awards granted by a company that is merged, consolidated with, or acquired by Huntington will not be subject to the share limitations of the 2012 Plan.

Administration. The Compensation Committee will administer the 2012 Plan. The Compensation Committee shall have full power to:

•	select the participants;

•	determine the sizes and types of awards;

•

determine the terms and conditions of awards (which need not be consistent among participants), including, without limitation, (i) the exercise or purchase price of shares pursuant to any award, (ii) the fair market value of shares or other property where applicable, (iii) the method of payment for shares purchased pursuant to any award, (iv) the method for satisfaction of any tax withholding obligation arising in connection with an award, including the withholding or delivery of shares, (v) the timing, terms and conditions of the exercisability or vesting of any award or any shares acquired pursuant thereto, including how such terms relate to a change in control, (vi) the time of the expiration of any award, (vii) the effect of a participant’s termination of service on any of the foregoing, and (viii) all other terms, conditions, and restrictions applicable to any award or shares acquired pursuant thereto consistent with the terms of the plan;

•	construe and interpret the 2012 Plan and any agreement or instrument entered into under the 2012 Plan;

•	establish, amend, or waive rules and regulations for the plan’s administration; and

•	amend the terms and conditions of any outstanding award to the extent such terms and conditions are within the discretion of the Compensation Committee as provided in the 2012 Plan.

The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the 2012 Plan or any award in the manner and to the extent it shall deem desirable to carry the 2012 Plan into effect. Further, the Compensation Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Compensation Committee may delegate its authority as identified herein, except that to the extent such delegation is not permitted under Code Section 162(m). For purposes of granting, administering and certifying awards to those Covered Employees the Compensation Committee designates as covered officers (“Covered Officers”), the Compensation Committee or any sub-committee acting on its behalf will be composed of 2 or more members of the Board each of whom is an “outside director” within the meaning of Code Section 162(m). Any Compensation Committee member who is not an “outside director” within the meaning of Code Section 162(m) will abstain from participating in any decision to grant, administer, or certify awards to Covered Officers. If the Compensation Committee does not designate “covered employees,” all participants shall be treated as “covered employees”.

Eligibility. Persons eligible to participate in the 2012 Plan are any employee and any non-employee director of the Huntington or its subsidiaries. As of December 31, 2011, Huntington and its subsidiaries had approximately 11,245 employees and 13 non-employee directors who could be eligible to participate in the 2012 Plan. Participants are selected by the Compensation Committee, which also administers the Plan. Although there can be no assurance as to the number of participants selected by the Compensation Committee, the Compensation Committee approved equity awards under the Amended 2007 Plan for 688 employees in 2011. Employees are eligible to receive all types of awards under the 2012 Plan. Non-employee directors are only eligible to receive all types of awards under the 2012 Plan other than incentive stock options.

Types of Awards. Each award will be evidenced by a written award agreement setting forth the applicable terms and provisions. The types of the awards that may granted under the 2012 Plan are described below.

Stock Options. Grants of stock options are subject to the following restrictions and limitations:

•

Options for no more than 10 million shares may be awarded under the 2012 Plan to any participant over any five-year period. Any shares subject to an award of stock appreciation rights to a participant during the same five-year period will count toward this limitation.

•

The Compensation Committee may not grant an option to a participant if the sum of the number of shares then subject to all options held by such participant plus the shares then owned or deemed to be owned under the Code by such participant would constitute more than 10% of the total combined voting power of all classes of stock of Huntington.

•	The Compensation Committee may not grant incentive stock options to any non-employee director.

•

The Compensation Committee may not grant incentive stock options to any employee if the aggregate fair market value of shares underlying all incentive stock options granted under any of Huntington’s plans exercisable for the first time by such employee during any calendar year exceeds $100,000. Any excess will be deemed a non-qualified stock option.

•

The option price for each grant must be at least 100% of the fair market value of a share of Huntington common stock on the date the option is granted. Generally, the fair market value of a share on any given date will be the closing price for which a share was sold on The NASDAQ Stock Market on that date.

•	No option may be exercisable on or after the tenth anniversary date of its grant.

Reload options are not permitted under the 2012 Plan.

Each stock option agreement will specify the date of grant, the option price, the number of shares to which the option relates, whether the option is intended to be an incentive stock option or a non-qualified stock option, the duration of the option, any time-based or performance based vesting restrictions, and any other provision determined by the Compensation Committee.

Each stock option generally will vest ratably until the third anniversary after the date of grant of the option. Options may vest earlier as provided in an award agreement for (a) new hires, (b) retirees, (c) involuntary terminations of employment without cause (d) the satisfaction of performance objectives, (e) death of the participant, (f) disability of a participant, or (g) other circumstances as determined by the Compensation Committee to be in the best interest of Huntington.

Upon exercise of an option, the participant must pay the full exercise price:

•	by tendering either, or a combination of, cash and/or previously acquired shares that have been held for six months;

•	through a broker-facilitated cashless exercise procedure acceptable to the Compensation Committee; or

•	by any other means which the Compensation Committee determines to be consistent with the plan’s purpose and applicable law.

If shares acquired upon exercise of incentive stock options are disposed of by a participant prior to either two years from the date of grant or one year from the date of exercise, or otherwise in a “disqualifying disposition” under the Code, the participant must notify Huntington in writing. Further, in such event, the participant will also cooperate with respect to any tax withholding obligations resulting from such disqualifying disposition.

The transfer of stock options is limited. In general, no stock option granted under the 2012 Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution.

Except as otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of employment for any reason other than death, disability or retirement, a participant’s outstanding options terminate no later than 60 days after the participant’s termination, unless such termination was for cause. If employment is terminated for cause, the rights under each outstanding option granted to the participant terminate immediately. In the event that the employment of a participant is terminated by reason of retirement, each then outstanding option of such participant shall continue to be exercisable at such times and be subject to such restrictions and conditions, including expiration, as set forth in the applicable award agreement. Each incentive stock option not exercised within three months of a participant’s retirement will automatically convert to a non-qualified stock option. If a participant dies or becomes disabled while employed or after retirement, his or her options become exercisable in full and may be exercised by the participant’s executor or beneficiaries until the earlier of the expiration date of such options or 13 months from the date of the participant’s death or disability. In addition, the Compensation Committee has the authority to include such other termination provisions in stock option agreements which it deems advisable. These provisions need not be uniform among all participants and may reflect distinctions based upon the reason for termination of employment.

Outstanding options granted to a non-employee director terminate no later than 13 months after the date such non-employee director ceases to be a director for any reason other than retirement or death. Upon the retirement of a non-employee director, his or her options become exercisable in full and may be exercised until their expiration date. In the event of the non-employee director’s death while serving as a non-employee director, or death after retirement as a non-employee director, all such outstanding options granted to the non-employee director will become exercisable in full, and the executor or administrator of such non-employee director’s estate or a person or persons who have acquired the options directly from such non-employee director by bequest, inheritance, or by reason of written designation as a beneficiary on a form proscribed by Huntington, will have until the expiration dates of such options or 13 months after the non-employee director’s date of death, whichever first occurs, to exercise such options.

Restricted Stock Awards. Each restricted stock agreement will specify the number of restricted shares granted, the period of restriction, and such other provisions as the Compensation Committee may determine. Other restrictions the Compensation Committee may impose include a stipulated purchase price, restrictions based upon achievement of specific performance objectives (corporate wide, business, and/or individual), qualifying performance criteria, a performance cycle, any time-based restrictions, and/or any restrictions under applicable federal or state securities laws. If the period of restriction is based on the passage of time, the period of restriction will be not less than three years from the date of grant. Grants of restricted stock may vest earlier, however, as provided in an award agreement for (a) new hires, (b) retirees, (c) involuntary termination without cause, (d) the satisfaction of performance objectives, (e) death of the participant, (f) disability of a participant, or (g) other circumstances as determined by the Compensation Committee to be in the best interest of Huntington.

At the Compensation Committee’s discretion, during the period of restriction, participants may exercise full voting rights with respect to the restricted shares and may be credited with regular cash dividends paid on such shares. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of restricted stock, upon such terms as the Compensation Committee establishes. Shares of restricted stock will become freely transferable by the participant after the last day of the applicable period of restriction. The maximum aggregate cash equivalent value of shares of restricted stock that may be awarded to a participant for any calendar year will be $8,000,000. The cash equivalent value of any awards of restricted stock units and/or deferred stock awarded to such participant for such calendar year will count toward this limitation.

Restricted Stock Units (RSUs). Each RSU agreement will specify the number of RSUs granted, the form of payment of the RSU, the period of restriction, and such other provisions as the Compensation Committee may determine. Other restrictions the Compensation Committee may impose include a stipulated purchase price, restrictions based upon achievement of specific performance objectives (corporate wide, business, and/or individual), qualifying performance criteria, a performance cycle, time-based restrictions, and/or any restrictions under applicable federal or state securities laws. If the period of restriction is based on the passage of time, the period of restriction will be not less than three years from the date of grant. Grants of restricted stock units may vest earlier, however, as provided in an award agreement for (a) new hires, (b) retirees, (c) involuntary termination without cause, (d) the satisfaction of performance objectives, (e) death of the participant, (f) disability of a participant, or (g) other circumstances as determined by the Compensation Committee to be in the best interest of Huntington.

During the period of restriction, participants holding RSUs may not exercise any voting rights and will not be entitled to any dividends or dividend equivalents with respect to the RSUs, unless otherwise determined by the Compensation Committee in its discretion. Participants have no right to transfer any rights with respect to restricted stock units during the period of restriction. The maximum aggregate cash equivalent value of an award of RSUs that may be granted to a participant for any calendar year will be $8,000,000. The cash equivalent value of any awards of restricted stock and/or deferred stock awarded to such participant for such calendar year will count toward this limitation.

Stock Appreciation Rights (SARs). A SAR will represent a right to receive a payment in cash, shares, or a combination thereof, equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which will be no less than the fair market value on the date the SAR was granted (or the option price for SARs granted in tandem with an option). Each SAR agreement will specify the exercise price, the duration of the stock appreciation right, the number of shares to which the rights pertain, the form of payment of the SAR upon exercise, whether the stock appreciation right is granted in tandem with the grant of a stock option or is freestanding, and such other provisions as the Compensation Committee may determine. SARs will be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee will approve and be set forth in the award agreement, which need not be the same for each grant or each participant.

Each SAR generally will vest ratably until the third anniversary after the date of grant of the SAR. SARs may vest earlier as provided in an award agreement for (a) new hires, (b) retirees, (c) involuntary termination without cause, (d) the satisfaction of performance objectives, (e) death of the participant, (f) disability of a participant, or (g) other circumstances as determined by the Compensation Committee to be in the best interest of Huntington.

SARs granted in tandem with the grant of a stock option may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. SARs granted in tandem with the grant of a stock option may be exercised only with respect to the shares for which the related option is then exercisable.

With respect to stock appreciation rights granted in tandem with an incentive stock option, such SAR will expire no later than the expiration of the underlying incentive stock option. In addition, the value of the payout with respect to such stock appreciation right may be for no more than 100% of the difference between the exercise price for the underlying option and the fair market value of the shares subject to the option at the time the stock appreciation right is exercised. SARs granted independently from the grant of a stock option may be exercised upon the terms and conditions stated in the applicable award agreement.

Award agreements for stock appreciation rights will set forth the extent to which the participant will have the right to exercise SARs following termination of employment. Such provisions will be determined in the sole discretion of the Compensation Committee and need not be uniform among all the SARs granted and may reflect distinctions based on the reasons for termination of employment. No SAR granted under the 2012 Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution, unless otherwise determined by the Compensation Committee in its discretion. SARs granted in tandem with an incentive stock option will be exercisable during the participant’s lifetime only by such participant. The maximum aggregate number of shares which may be subject to one or more SAR awards (whether settled in cash, shares, or a combination thereof) to a participant shall be 10 million shares over any five-year period. Any shares subject to options awarded to such participant over the same five-year period will count toward this limitation.

Deferred Stock Awards. Each deferred stock grant or sale will constitute the agreement by Huntington to deliver shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the deferral periods as the Compensation Committee may specify. Each such grant or sale may be made without additional consideration or in consideration of a payment that is less than the fair market value of the shares on the date of grant. Each deferred stock agreement will specify the form of payment of the award and contain such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. Each grant or sale of deferred stock will be subject to a deferral period of not less than one year, as determined by the Compensation Committee at the date of grant.

During the deferral period, the participant will have no rights of ownership in the shares of deferred stock and will have no right to vote them, unless otherwise determined by the Compensation Committee in its discretion. The Compensation Committee may, at or after the date of grant, authorize payment of dividend equivalents on any shares of deferred stock during the deferral period on either a current, deferred or contingent basis, either in cash or in additional shares. Participants have no right to transfer any rights with respect to the deferred stock during the deferral period. The maximum aggregate cash equivalent value of an award of shares of deferred stock that may be awarded to any participant for any calendar year will be $8,000,000. The cash equivalent value of any awards of restricted stock and/or RSUs awarded to such participant for such calendar year will count toward this limitation.

Other Stock-Based Awards. The Committee may from time to time grant shares and other awards under the Plan that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in shares. The Committee, in its sole discretion, shall determine the terms and conditions of such awards, which shall be consistent with the terms and purposes of the Plan. The maximum aggregate cash equivalent value of an award of such shares that may be granted to any participant for any calendar year will be $8,000,000.

Long-Term Performance Awards. Long-term performance awards may be in the form of shares and/or cash in amounts and upon terms as determined by the Compensation Committee. The Compensation Committee will set performance objectives which, depending upon the extent to which they are met, will determine the number of shares and/or value of long-term performance awards that will be paid to a participant. The Compensation Committee will establish performance cycles, which are no less than one year, for each award and may impose other conditions and restrictions, including restrictions based upon achievement of specific performance objectives (corporate wide, business, and/or individual), qualifying performance criteria, any time-based restrictions, or any restrictions under applicable federal or state securities laws.

After the end of a performance cycle, the participant will be entitled to receive payments of the amount of shares and/or cash earned by the participant over the performance cycle; provided, however, that except in the case of a change in control, the Compensation Committee has the discretion to reduce or eliminate an award that would otherwise be payable based on the Committee’s evaluation of Extraordinary events. Payment of awards will be made in the form of cash or in shares of common stock, or in a combination thereof which have an aggregate fair market value equal to the value of the earned award at the close of the cycle. The Compensation Committee may place restrictions on shares of common stock awarded. Except in the case of a change in control, a participant must remain employed by the Huntington until the date of payment in order to be entitled to a payment of a long-term performance award unless the Compensation Committee, in its discretion, provides for a partial or full payment to a participant who is not employed at the time of payment.

No payment of a long-term performance award under the 2012 Plan for any specified cycle to a participant may exceed $8,000,000 in cash or its equivalent in shares. Long-term performance awards may not be sold, transferred, pledged, or otherwise alienated, other than by will or the laws of descent and distribution.

Section 162(m) Deduction Qualifications. Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers. Code Section 162(m) also limits the federal income tax deductibility of compensation paid to Huntington’s chief executive officer and to each of the other three most highly compensated executive officers required to be named in the proxy statement. Compensation paid to any of these specified executive officers will be deductible by Huntington only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m). The Compensation Committee will work to structure and administer awards to comply with Code Section 162(m) unless the Compensation Committee determines that such compliance is not desirable with respect to any specified award.

Within 90 days of the beginning of each performance cycle, or such earlier or later date as may be permitted by Code Section 162(m), the Compensation Committee will designate those participants whose awards under the 2012 Plan will be calculated pursuant to the qualified performance-based compensation provisions of Code Section 162(m) (the “covered employees”). If the Compensation Committee does not designate specific participants as “covered employees,” all participants shall be treated as “covered employees” and establish the “qualifying performance criteria” applicable to the performance cycle for each so designated covered employee. For purposes of the 2012 Plan, “qualifying performance criteria” will be any of the following performance criteria:

•	net income;

•	earnings per share;

•	return on average equity;

•	tangible common equity or return on tangible common equity;

•	return on average assets;

•	economic value added;

•	efficiency ratio determined as the ratio of total non-interest operating expenses (less amortization of intangibles) divided by total revenues (less net security gains);

•	non interest income to total revenue ratio;

•	net interest margin;

•	revenues;

•	credit quality measures (including non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans);

•	risk measures;

•	net operating profit;

•	loan growth;

•	deposit growth;

•	non interest income growth;

•	total shareholder return;

•	market share;

•	productivity ratios;

•	interest income;

•	pre-tax pre-provision, which is pre-tax income on a tax equivalent basis adjusted for: provision expense, security gains and losses, and amortization of intangibles; or

•	other strategic milestones based on objective criteria established by the Compensation Committee.

Qualifying performance criteria may be expressed in terms of (i) attaining a specified absolute level of the criteria, or (ii) a percentage increase or decrease in the criteria compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Committee. The Qualifying Performance Criteria may be measured on an absolute basis or relative to an established target, to previous year or other comparable period or periods’ results, to a designated comparison group or groups, or to one or more designated external or internal indices or benchmarks, and may be applied either to the Corporation as a whole or to a business unit or subsidiary, in each case as determined by the Committee. Any specific metrics listed within the categories described above are intended to be illustrative and are not intended to be construed as limitations on the more general metrics. Qualifying performance criteria may be different for different Participants, as determined in the discretion of the Committee.

In determining whether a performance goal has been met, the Compensation Committee may include or exclude “extraordinary events” (as defined below), or any other objective events or occurrences of a similar nature in either establishing the performance goal based on qualifying performance criteria in determining whether a performance goal based on the qualifying performance criteria has been achieved. Notwithstanding the above, the attainment of the performance goals and the determination of results for designated Covered Officers will be evaluated entirely on the qualifying performance criteria. Extraordinary events may only be prescribed in a manner that satisfies the requirements of Code Section 162(m). Under no circumstances may the Compensation Committee increase an award paid to any designated covered employee above the amount which was determined based upon the covered employee’s pre-established performance goals for the applicable performance cycle. Awards may be paid to covered employees only after the Compensation Committee has certified in writing that the performance goals have been met. Extraordinary events are:

•

changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, including unforeseen and extraordinary changes in statutes and regulations that govern the company and its industry;

•	accruals for reorganization and restructuring programs;

•	special gains or losses or other financial impact in connection with mergers and acquisitions or on the sale of branches or significant portions of the company;

•

any extraordinary non-recurring items described in ASC 225-20 and/or in Management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Annual Report on Form 10-K filed with the Securities and Exchange Commission;

•	gains or losses on the early repayment of debt; or

•	any other unforeseen events of occurrences of a similar nature identified in the first 90 days of a performance cycle.

Federal Income Tax Consequences of the Plan. Based on Management’s understanding of current federal income tax laws, the federal income tax consequences of awards under the 2012 Plan are, generally, as follows:

Options and SARs. In general, a recipient of an option or SAR granted under the 2012 Plan will not have regular taxable income at the time of grant.

Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal to the fair market value on the date of exercise of the shares exercised, minus the exercise price. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss. The character of such capital gain or loss (short-term or long-term) will depend upon the length of time that the optionee holds the shares prior to the sale or disposition. Generally, such shares must be held at least 12 months in order for long-term capital gains tax rates to apply.

An optionee generally will not be required to recognize any regular taxable income upon the exercise of an incentive stock option, provided that the optionee does not dispose of the shares issued to him or her upon exercise of the option within the two-year period after the date of grant and within one year after the receipt of the shares by the optionee. The optionee will have alternative minimum taxable income equal to the amount by which the fair market value of the shares on the exercise date exceeds the purchase price. An optionee will recognize ordinary taxable income upon the exercise of an incentive stock option if such optionee uses the broker-assisted cashless exercise method. Provided the optionee does not recognize regular taxable income upon exercise, the tax basis for the shares purchased is equal to the exercise price. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

Restricted Stock. In general, a participant who receives restricted stock will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares are no longer subject to restrictions. Alternatively, unless prohibited by the Compensation Committee, a participant may elect under section 83(b) of the Code to be taxed at the time of receipt, provided the participant provides the Compensation Committee with ten days’ prior written notice of his or her intent to do so. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain.

RSUs. In general, a participant who is awarded RSUs will not recognize taxable income upon receipt. When a participant receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates. However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. In such a case, a participant, unless prohibited by the Compensation Committee, may elect under section 83(b) of the Code to be taxed at the time of receipt, provided the participant provides the Compensation Committee with ten days’ prior written notice of his or her intent to do so. In general, any gain recognized thereafter will be capital gain.

Deferred Stock. In general, a participant who receives an award of deferred stock will not recognize taxable income upon receipt, but instead will be subject to tax at ordinary income rates on the fair market value of any nonrestricted stock on the date that such stock is transferred to the participant under the award, reduced by any amount paid by the participant for such stock. In general, any gain recognized thereafter will be capital gain.

Withholding Requirements. A participant may satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld at the minimum statutory tax withholding rate, or by delivering to Huntington already-owned shares, having a value equal to the amount required to be withheld.

Deduction Limits and Performance Measures. Huntington generally will be entitled to a tax deduction in connection with an award made under the 2012 Plan only to the extent that the participant recognizes ordinary income from the award. Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers. Code Section 162(m) also limits the federal income tax deductibility of compensation paid to Huntington’s chief executive officer and to each of the other three most highly compensated executive officers required to be named in the proxy statement. Compensation paid to any of these specified executive officers will be deductible by Huntington only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m). The 2012 Plan has been designed so that, assuming its approval by Huntington’s shareholders at the annual meeting, awards to designated Covered Officers should qualify as performance-based compensation under Code Section 162(m). The Compensation Committee has also reserved the right, with respect to any award or awards, to determine that compliance with Code Section 162(m) is not desired after consideration of the goals of Huntington’s executive compensation philosophy and whether it is in the best interests of Huntington to have such award so qualified.

Code Section 409A Compliance. Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on proposed regulations and other guidance issued under Code Section 409A, the awards under the 2012 Plan could be affected. In general, if an award either (1) meets the requirements imposed by Code Section 409A or (2) qualifies for an exception from coverage of Code Section 409A, the tax consequences described above will continue to apply. If an award is subject to Code Section 409A and does not comply with the requirements of Code Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

Huntington has designed the 2012 Plan so that awards either comply with, or are exempt from coverage of, Code Section 409A. Huntington intends to continue to review the terms of the Plan and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code.

Other Provisions.

Nothing in the 2012 Plan limits Huntington’s right to terminate any participant’s employment at any time, with or without cause, nor confers upon any participant any right to continued employment with Huntington. The plan does not give any participant any interest, lien or claim against any specific asset of Huntington, and thus, the participant will have only the rights of a general unsecured creditor of Huntington. Huntington has the right to deduct or withhold, or require the participant to remit an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required to be withheld with respect to any taxable event arising under the 2012 Plan. The participant may elect to have Huntington withhold shares having a fair market value equal to the minimum statutory federal, state and local tax rates. Alternatively, the participant may deliver shares that have been held at least six months to satisfy the tax withholding obligation related to the transaction. Participants may name beneficiaries to receive his or her benefits under the 2012 Plan in case the participant dies before he or she receives such benefit.

The Compensation Committee may permit or require a participant to defer receipt of an award which would otherwise be due the participant. In that event, the Compensation Committee may establish procedures for payment of such deferred awards, including the payment of interest or dividend equivalents. Except following a change in control, in the event the Compensation Committee determines that a participant has committed a serious breach of conduct (which includes, without limitation, any conduct prejudicial to or in conflict with Huntington or any securities law violations including any violations under the Sarbanes-Oxley Act of 2002) or has solicited or taken away customers or potential customers with whom the participant had contact during the participant’s employment with Huntington, the Compensation Committee may terminate any outstanding award, in whole or in part, whether or not yet vested. In addition, if such conduct or activity occurs within three years of the exercise or payment of an award, the Compensation Committee may require the participant or former participant to repay to Huntington any gain realized or payment received upon exercise or payment of such award.

Except in the case of a change in control or where shareholder approval is required, the Compensation Committee or the Board of Directors will have the authority to alter, suspend, or terminate the plan in whole or in part at any time. Shareholder approval is required to change the stated maximum limits on shares and cash awards, change the minimum option price of an option, change the eligible participants, change the qualifying performance criteria and maximum awards for Covered Officers, or reprice or alter the option price of stock options.

It is not possible to state in advance the exact number, types, or values of awards that may be made or the identity of the employees and directors who may receive awards under the 2012 Plan. It is also not possible to determine the awards that might have been paid in 2011 if the 2012 Plan had then been in effect because the Compensation Committee has discretion to determine the sizes and types of awards to be granted under the 2012 Plan. Any actual awards, however, which are made to Huntington’s named executive officers and directors will be reported as required in Huntington’s future proxy statements.

As noted above, the 2012 Plan is being submitted to the shareholders for approval in order to comply with the applicable requirements of The NASDAQ Stock Market, Inc. and to qualify certain awards made to certain officers as deductible for federal income tax purposes under Code Section 162(m). Further, shareholder approval is also necessary under the federal income tax rules with respect to the qualification of incentive stock options. A vote in favor of adopting the 2012 Plan will constitute approval of all terms of the plan, including the adoption of all qualifying performance criteria identified above, the eligible employees, the maximum award payable to a participant, and other terms applicable to Covered Officers.

Equity Compensation Plan Information

The following table sets forth information about Huntington common stock authorized for issuance under our existing equity compensation plans as of December 31, 2011.

	Number of Securities
Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(3) (b)	Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(4) (c)
Equity compensation plans approved by security holders	30,578,198	$7.99	2,955,489
Equity compensation plans not approved by security holders	4,218,021	16.05	N/A

Total	34,796,219	$8.97	2,955,489

(1)	All equity compensation plan authorizations for shares of common stock provide for the number of shares to be adjusted for stock splits, stock dividends, and other changes in capitalization. The Huntington Investment and Tax Savings Plan, a broad-based plan qualified under Code Section 401(a) which includes Huntington common stock as one of a number of investment options available to participants, is excluded from the table.

(2)	The numbers in this column (a) reflect shares of common stock to be issued upon exercise of outstanding stock options and the vesting of outstanding awards of RSUs and RSAs. The shares of common stock to be issued upon exercise or vesting under equity compensation plans not approved by shareholders include several inducement grants issued outside of the Company’s stock plans, and awards granted under the following plans which are no longer active and for which Huntington has not reserved the right to make subsequent grants or awards: the Employee Stock Incentive Plan, a broad-based stock option plan under which employees have received grants of stock options, and employee and director stock plans of Unizan Financial Corp. and Sky Financial Group, Inc. assumed in the acquisitions of these companies.

(3)	The weighted-average exercise prices in this column are based on outstanding options and do not take into account unvested awards of RSUs and RSAs as these awards do not have an exercise price.

(4)	The number of shares in this column (c) reflects the number of shares remaining available for future issuance under Huntington’s Amended 2007 Stock and Long-Term Incentive Plan, excluding shares reflected in column (a). The number of shares in this column (c) does not include shares of common stock to be issued under the following compensation plans: the Executive Deferred Compensation Plan, which provides senior officers designated by the Compensation Committee the opportunity to defer up to 90% of base salary, annual bonus compensation and certain equity awards, and up to 100% of long-term incentive awards; the Supplemental Plan under which voluntary participant contributions made by payroll deduction are used to purchase shares; the Deferred Compensation for Huntington Bancshares Incorporated Directors under which directors my defer their director compensation and such amounts may be invested in shares of common stock; and the Deferred Compensation Plan for directors (now inactive) under which directors of selected subsidiaries may defer their director compensation and such amounts may be invested in shares of Huntington common stock. These plans do not contain a limit on the number of shares that may be issued under them.

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2012. Deloitte & Touche LLP has served as our independent accountant since 2004. Although not required, we are asking shareholders to ratify the appointment of Deloitte & Touche LLP as the independent accountant for 2012. The Audit Committee will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders. Representatives of Deloitte & Touche LLP regularly attend meetings of the Audit Committee and will be present at the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The table below reflects the fees billed by Deloitte & Touche LLP for services rendered for us for 2011 and 2010.

Fees	Year ended December 31, 2011	Year ended December 31, 2010
Audit Fees(1)	$1,988,931	$1,987,600
Audit-Related Fees(2)	1,013,850	697,300
Tax Fees(3)	0	16,000
All Other Fees	0	0

Total	$3,002,781	$2,700,900

(1)	Audit fees are fees for professional services rendered for the audits of our annual financial statements and internal control over financial reporting, review of the financial statements included in Form 10-Q filings, and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees generally include fees for assurance services such as audits of subsidiaries and pension plans, compliance related to servicing of assets, and service organization examinations.

(3)	The tax-related services were all in the nature of tax compliance.

Pre-Approval Policies and Procedures

The Audit Committee has a policy that it will pre-approve all audit and non-audit services provided by the independent accountant, and will not engage the independent accountant to perform any specific non-audit services prohibited by law or regulation. The Audit Committee has given general pre-approval for specified audit, audit-related, tax and other services. The terms of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee will annually review the services for which general pre-approval is given. The Audit Committee may revise the list of general pre-approved services from time to time, based upon subsequent determinations. Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval, it will require specific pre-approval by the Audit Committee. Pre-approval fee levels for all services to be provided by Deloitte & Touche LLP are established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to a member of its committee, and has currently delegated pre-approval authority to its chairman. The decisions of the chairman or other member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services covered by the fees disclosed above were pre-approved by the Audit Committee or its chairman. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Deloitte & Touche LLP to management. The Audit Committee has considered and determined that the services described above are compatible with maintaining Deloitte & Touche LLP’s independence.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Proposal 4 — Advisory Approval of Executive Compensation

As discussed in the Compensation Discussion and Analysis section of this proxy statement, our compensation philosophy is to pay for performance. For 2011, approximately 70%—80% of targeted direct compensation for the named executive officers represented performance based compensation and approximately half of their total direct compensation was comprised of equity / long-term incentives.

We believe that our compensation policies and procedures strongly align the interests of executives and shareholders. We encourage our executives to focus on long-term performance with long-term incentives and also stock ownership and retention requirements. We further believe that our culture focuses executives on sound risk management and appropriately rewards executives for performance. Our compensation policies, practices and decisions for executive officers are described in detail under “Compensation of Executive Officers” above.

The resolution set forth below gives the shareholders the opportunity to vote on the compensation of our executives. Consideration of this resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934.

Upon the recommendation of the board of directors, we ask shareholders to consider the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Huntington Bancshares Incorporated as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Summary Compensation Table, the Compensation Discussion and Analysis, the additional compensation tables and the accompanying narrative disclosure, is hereby approved on an advisory, non-binding basis.”

Because this is an advisory vote, it will not bind the board of directors, however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders will have the opportunity to vote on the compensation of our executives again at next year’s annual meeting. The board of directors has determined that it will include a non-binding advisory vote on executive compensation in its proxy materials pursuant to Section 14A of the Securities Exchange Act of 1934 on an annual basis until the next vote on the frequency of such advisory votes, which will occur no later than our 2017 annual meeting.

The board of directors recommends a vote FOR the adoption of the resolution regarding executive compensation, as set forth above.

Our Executive Officers

Each of our executive officers is listed below, along with a statement of his or her business experience during at least the last five years. Executive officers are elected annually by the board of directors.

STEPHEN D. STEINOUR, age 53, has served as our chairman, president and chief executive officer and as chairman, president and chief executive officer of The Huntington National Bank since January 14, 2009. Previously Mr. Steinour was with Citizens Financial Group in Providence, Rhode Island, from 1992 to 2008, where he served in various executive roles, with responsibilities for credit, risk management, wholesale and regional banking, consumer lending, technology and operations among others. He was named president in 2005 and chief executive officer in 2007. In 2008, Mr. Steinour joined Cross Harbor Capital partners in Boston as a managing partner.

ZAHID AFZAL, age 49, has served as senior executive vice president since January 2012 and as chief information officer since July 2007. He served as executive vice president from July 2007 to January 2012. Mr. Afzal joined our company upon our acquisition of Sky Financial Group, Inc. where he previously served as executive vice president and chief information officer, from March 2006 to July 2007. Mr. Afzal served as senior vice president in charge of consumer banking technologies for Bank of America from April 2002 to March 2006. From 1986 until 2002, Mr. Afzal served in various senior management roles with Broadslate Networks, CitiCorp, and MCI Telecommunications.

DANIEL B. BENHASE, age 52, has served as senior executive vice president of The Huntington National Bank since February 2005 and has managed the Bank’s private financial group, now known as Huntington Wealth Advisors, since June 2000. Mr. Benhase has also managed mortgage lending, consumer lending, mortgage and consumer servicing and community development and government banking since November 2010. Mr. Benhase served as Senior Trust Officer from April 2002 to January 2011. Mr. Benhase served as executive vice president of The Huntington National Bank from June 2000 to February 2005. Previously, Mr. Benhase served as executive vice president for Firstar Corporation from 1994 to June 2000, and as executive vice president for Firstar Bank, N.A. from 1992 to 1994 where he was responsible for managing trust, investment management, private banking and brokerage activities.

RICHARD A. CHEAP, age 60, has served as our general counsel and secretary and as executive vice president, general counsel, secretary and cashier of The Huntington National Bank since May 1998. Mr. Cheap has also served as a vice president and a director since April 2001, and as secretary from April 2001 to December 2001, of Huntington Preferred Capital, Inc. Previously, Mr. Cheap practiced law with the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio, from 1981, and as a partner from 1987 to May 1998. While with Porter, Wright, Morris & Arthur LLP, Mr. Cheap represented us in a variety of matters, including acting as lead attorney in negotiating the terms and documentation of most of our bank acquisitions during the preceding nine years.

JAMES E. DUNLAP, age 59, has served as senior executive vice president of The Huntington National Bank since May 2009. He has also served as regional banking group president for The Huntington National Bank since January 2006 overseeing our operations in Michigan, Northwest Ohio, Cleveland and Pittsburgh. Mr. Dunlap has also served as commercial banking director since March 2009, overseeing our commercial banking and treasury management/fee-based services businesses, which includes overall strategic direction and alignment, as well as leadership of the commercial business segment in each of our 11 regions. Since November 2010, Mr. Dunlap has also headed up our capital markets group, including foreign exchange, derivatives and syndications. In addition, Mr. Dunlap had responsibility for the strategic direction of the company’s charitable giving programs from May 2009 to November 2010. Mr. Dunlap has served as regional president for our West Michigan operations since 2001. Mr. Dunlap also served as executive vice president of retail and commercial banking for our operations in the State of Florida in 1996 prior to being named as regional president for that region from 1997 to 2001. Mr. Dunlap joined our company in 1979 in Northwest Ohio serving in several capacities including regional retail administrator, corporate banking group head overseeing commercial lending, treasury management and public funds, and was named regional president of our Northwest Ohio operations from 1992 to 1996.

HELGA S. HOUSTON, age 50, has served as our Chief Risk Officer since January 2012 and as senior executive vice president since October 2011. She served as Corporate Risk Managing Director from September 2011 through December 2011. Prior to joining Huntington, Ms. Houston was a partner in Phoenix Global Advisors, LLC, in Charlotte, N.C., from June 2009 to September 2011. During her tenure at the firm, Phoenix Global Advisors, LLC provided strategic advice to a variety of enterprises on areas ranging from revenue enhancement, enterprise risk management and operational efficiency. Ms. Houston was with Bank of America from 1986 to 2008, serving in a variety of capacities and gaining a broad banking background with extensive credit, capital markets and risk management experience. Most recently, she served as Bank of America’s risk executive for global consumer and small business banking and, prior thereto, as risk executive for global wealth and investment management.

DONALD R. KIMBLE, age 52, has served as our chief financial officer since August 2004, and as senior executive vice president since May 2009. He also served as treasurer from May 2007 to October 2011. Mr. Kimble served as executive vice president from June 2004 to May 2009. Mr. Kimble served as controller from August 2004 to July 2006. Mr. Kimble has also served as executive vice president for The Huntington National Bank since August 2004 and as controller from August 2004 to November 2009. Mr. Kimble has served as president and a director of Huntington Preferred Capital, Inc. since August 2004. Previously, Mr. Kimble served as executive vice president and controller for AmSouth Bancorporation from December 2000 to June 2004, and prior to that held various accounting and subsidiary chief financial officer positions with Bank One Corporation from July 1987 to December 2000.

MARY W. NAVARRO, age 56, has served as senior executive vice president of The Huntington National Bank since February 2005. She has managed the retail banking business since June 2002 when she joined the Bank as executive vice president. Her current role includes leadership of the branch network, business banking, marketing, online banking, call centers, deposits and, cards. She also served as a regional banking group president from April 2006 to October 2009. Previously, Ms. Navarro served as executive vice president and eastern region retail manager for Bank One Corp. where she served in various capacities from January 1986 and held many senior leadership positions including small business national sales manager, national retail business credit delivery manager, regional business banking sales manager, and commercial banking manager.

DANIEL J. NEUMEYER, age 52, has served as senior executive vice president and chief credit officer for The Huntington National Bank since October 2009. In his current role, Mr. Neumeyer oversees credit policy & risk management, commercial credit transactions, special assets, and collections. Previously, Mr. Neumeyer was chief credit officer for Comerica Bank, from January 2008 to October 2009, where he was responsible for credit approval and portfolio administration for the Texas market. He also was responsible for Comerica Inc.’s corporate credit policy and its credit training program. Mr. Neumeyer joined Comerica and its predecessors in January 1983 and served in various credit administration and related capacities prior to becoming chief credit officer.

KEITH D. SANDERS, age 52, has served as senior executive vice president since January 2012 and director of human resources since April 2010. He served as executive vice president from April 2010 to January 2012. Previously, Mr. Sanders was a vice president of human resources at PepsiAmericas, Inc. where he served from July 2003 to April 2010. He also served as the chief diversity and inclusion officer for PepsiAmericas, Inc. from May 2009 until departure. Before that, Mr. Sanders was a district human resources director at AutoNation, supporting over 3,000 associates and managing staffing, recruiting and retention efforts. Mr. Sanders also previously worked as a human resources manager at Target and Federated Department Stores, now known as Macy’s, Inc.

NICHOLAS G. STANUTZ, age 57, has served as senior executive vice president since February 2005 and as the director for auto finance and dealer services since June 1999 for The Huntington National Bank. Since November 2010, Mr. Stanutz has also had responsibility for commercial real estate and asset based lending. Mr. Stanutz served as executive vice president of The Huntington National Bank from June 1999 to February 2005. Previously, Mr. Stanutz served as senior vice president from May 1986 to June 1999, as product manager for automobile financing from June 1994 to June 1999, and as Indiana dealer sales manager from May 1986 to June 1994.

MARK E. THOMPSON, age 53, has served as senior executive vice president since joining our company in April 2009. Mr. Thompson’s current role includes oversight of corporate real estate & facilities, corporate sourcing, insurance and commercial and consumer operations. From April 2009 to November 2010, he served as director of strategy and business segment performance, responsible for the strategic planning with Huntington’s various business units with the goal of improving financial performance and revenue growth. Previously Mr. Thompson served as executive vice president and deputy CFO of ABN AMRO, from October 2007 to April 2009. Before that time, Mr. Thompson served in various roles with Citizens Financial Group, from 2000 to October 2007. Mr. Thompson’s responsibilities with Citizens Financial Group included serving as chief financial officer for one of Citizens’ largest regions and for the company’s retail and business banking segment. Other responsibilities with Citizens included the oversight of special merger and acquisition projects and leadership of the mortgage business.

Proposals by Shareholders for 2013 Annual Meeting

If a shareholder wishes to submit a proposal for possible inclusion in our annual meeting proxy statement and form of proxy for our 2013 annual meeting, the proposal must be submitted to the Secretary, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. The Secretary must receive your proposal on or before the close of business on November 8, 2012.

In addition, our bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of our board of directors, and (2) the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who wishes to nominate a candidate for election as a director should request a copy of these bylaw provisions by sending a written request addressed to the Secretary, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. To be timely, such advance notice must set forth all information required under the bylaws and must be delivered to the Secretary at this address not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2013 annual meeting, unless the date of the meeting is before March 20, 2013 or after May 19, 2013, such notice must be received between October 9, 2012, and November  8, 2012.

Other Matters

As of the date of this proxy statement, we know of no other business that may properly be brought before the meeting other than procedural matters relating to the proposals described in this proxy statement. Should any other matter requiring a vote of the shareholders arise, a properly submitted proxy confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in the discretion of such persons.

Huntington’s 2011 Annual Report was furnished to shareholders concurrently with this proxy material. Huntington’s Form 10-K for 2011 will be furnished, without charge, to Huntington shareholders upon written request to Investor Relations, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287. In addition, Huntington’s Form 10-K for 2011 and certain other reports filed with the Securities and Exchange Commission can be found on the Investor Relations pages of Huntington’s website at huntington.com.

If you are an employee of Huntington or its affiliated entities and are receiving this proxy statement as a result of your participation in the Huntington Investment and Tax Savings Plan a proxy card has not been included. Instead, an instruction card, similar to a proxy card, has been provided so that you may instruct the trustee how to vote your shares held under this plan. Please refer to your instruction card for information on instructing the trustee electronically over the Internet or by telephone.

The Securities and Exchange Commission has adopted “householding” rules which permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements, notices of internet availability of proxy materials, and annual reports (annual meeting materials) with respect to two or more shareholders sharing the same address by delivering one copy of annual meeting materials to these shareholders. Unless we have received contrary instructions, we will deliver only one copy of the annual meeting materials to multiple security holders sharing an address. If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, please contact our transfer agent, Computershare. Also please contact Computershare if you would like to request separate copies of future annual meeting materials, or if you are receiving multiple copies of annual meeting materials and you would like to request delivery of just one copy. You may contact Computershare by telephone at (877) 282-1168 or by mail at Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

Appendix A

HUNTINGTON BANCSHARES INCORPORATED

2012 LONG-TERM INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, EFFECTIVE DATE, AND TERM

1.1 ESTABLISHMENT OF THE PLAN. Huntington Bancshares Incorporated, a Maryland corporation, has established this new long-term incentive compensation plan, subject to the approval of the Corporation’s stockholders, to permit the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Deferred Stock, and Long-Term Performance Awards and other stock-based Awards. This new plan is called the “Huntington Bancshares Incorporated 2012 Long-Term Incentive Plan” (the “Plan”).

1.2 EFFECTIVE DATE. This Plan, if approved by the majority of votes cast by the Corporation’s stockholders at the 2012 annual meeting shall become effective on the date of approval by the shareholders at the 2012 annual meeting with respect to Awards granted on or after such date (the “Effective Date”). The Plan shall remain in effect as provided in Article 1.4 herein. No Awards will be made under the Plan unless shareholder approval is obtained. Instead, Awards will be granted under the terms of the Prior Plan, as amended and restated in 2010.

1.3 OBJECTIVES OF THE PLAN. The objectives of the Plan are to help optimize the profitability and growth of the Corporation through stock-based incentives which are consistent with the Corporation’s objectives and which link the interests of Participants to those of the Corporation’s stockholders; to induce Participants to strive for the highest level of performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Corporation’s success and the creation of shareholder value and to allow Participants to share in the success of the Corporation.

1.4 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Article 1.2 herein, and shall remain in effect, subject to the right of the Board of Directors (“Board”), or a Committee delegated by the Board, to amend or terminate the Plan at any time pursuant to Article 17 herein. However, in no event may an Award be granted under the Plan on or after December 31, 2021.

ARTICLE 2. DEFINITIONS OF TERMS

As used in the Plan, the following words shall have the meanings stated after them, unless otherwise specifically provided. In the Plan, words used in the singular shall include the plural, and words used in the plural shall include the singular. The gender of words used in this Plan shall include whatever may be appropriate under any particular circumstances.

2.1 “AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Deferred Stock Awards, Long-Term Performance Awards, or other stock-based Awards.

2.2 “AWARD AGREEMENT” means a written or electronic statement or agreement prepared by the Corporation setting forth the terms and provisions applicable to Awards granted under this Plan.

2.3 “BENEFICIAL OWNER” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4 “BOARD” OR “BOARD OF DIRECTORS” means the Board of Directors of Huntington Bancshares Incorporated.

2.5 “CAUSE” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Corporation and a Participant; provided however, that if there is no such employment agreement, “Cause” means any of the following:

(a) The Participant shall have committed a felony or an intentional act of gross misconduct, moral turpitude, fraud, embezzlement, theft, dishonesty, misappropriation, or criminal conduct adverse to the Corporation, and the Corporation shall have determined that such act is materially harmful to the Corporation;

(b) The Corporation shall have been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Participant’s employment and such order or directive has not been vacated or reversed upon appeal; or

(c) After being notified in writing by the Corporation to cease any particular activity, the Participant shall have continued such activity and the Corporation shall have determined that such act is materially harmful to the Corporation; or

(d) The Participant has acted during the course of (i) the Participant’s employment or (ii) the Participant’s separation of employment in a manner that the Corporation, as determined pursuant to its policies and procedures, deems not to be in the best interest of the Corporation.

2.6 “CHANGE IN CONTROL” means, with respect to the Corporation, the occurrence of any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect as of the date of this Agreement), other than the Corporation or any “person” who as of the Effective Date is a Director or officer of the Corporation or whose shares of Common Stock of the Corporation are treated as “beneficially owned” (as such term is used in Rule 13d-3 of the Exchange Act as in effect as of the Effective Date) by any such director or officer, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing thirty-five percent (35%) or more of the combined voting power of the Corporation’s then outstanding securities;

(b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) The consummation of a merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) fifty-one percent (51%) or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

(d) The consummation of a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Corporation on a consolidated basis;

(e) The consummation of a liquidation or dissolution of the Corporation;

(f) The consummation of a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

(g) The consummation of a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

Notwithstanding the foregoing, such events described above shall not constitute a Change in Control unless they constitute a change in ownership or effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation, as described under Code Section 409A; or in the case of a liquidation or dissolution of the Corporation, such liquidation or dissolution complies with the procedures set forth in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A).

2.7 “CODE” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

2.8 “COMMITTEE” means the Compensation Committee of the Board, as specified in Article 3 herein, or such other committee appointed by the Board to administer the Plan. For purposes of granting, administering and certifying Awards to Covered Employees, the Committee or any sub-committee acting on behalf of the Committee shall be composed of two (2) or more directors each of whom is an “outside director” within the meaning of Code Section 162(m). Any Committee member who is not an “outside director” within the meaning of Code Section 162(m) shall abstain from participating in any decision to grant, administer or certify Awards to Covered Employees.

2.9 “CORPORATION” means Huntington Bancshares Incorporated, a Maryland corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 21 herein.

2.10 “COVERED EMPLOYEE” means any Participant who is designated as a Covered Employee by the Committee because it is anticipated that his or her compensation may exceed the limit under Code Section 162(m) and for whom any Award is intended to satisfy the Performance-Based Exception.

2.11 “DEFERRAL PERIOD” means the period of time during which Deferred Stock is subject to deferral limitations under Article 10 herein.

2.12 “DEFERRED STOCK” means an Award granted to a Participant pursuant to Article 10 herein of the right to receive Shares, or, if provided by the Committee, an optional form of payment, at the end of a specified Deferral Period.

2.13 “DIRECTOR” means any individual who is a member of the Board of Directors of Huntington Bancshares Incorporated.

2.14 “DISABILITY” or “DISABLED” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Corporation and a Participant; provided however, that if there is no such employment agreement, “Disability” or “Disabled” shall be defined in the same manner as under the Corporation’s long-term disability plan.

2.15 “Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act and any guidance thereunder.

2.16	“EFFECTIVE DATE” shall have the meaning ascribed to such term in Article 1.2 herein.

2.17 “EMPLOYEE” means any employee of the Corporation. Directors who are not employed by the Corporation shall not be considered Employees under this Plan.

2.18 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19 “EXECUTIVE DEFERRED COMPENSATION PLAN” means the Huntington Bancshares Incorporated Executive Deferred Compensation Plan, effective January 1, 2012, including any amendments thereto or any successor thereof.

2.20 “EXTRAORDINARY EVENTS” means, with respect to the Corporation, any of the following (i) changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, including unforeseen and extraordinary changes in statutes and regulations that govern the Corporation and its industry, (ii) accruals for reorganization and restructuring programs, (iii) special gains, losses, or other financial impact in connection with the mergers and acquisitions or on the sales of branches or significant portions of the Corporation, (iv) any extraordinary non-recurring items as described in ASC 225-20, “Income Statement—Extraordinary and Unusual Items,” and/or in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the annual report on Form 10-K filed with the Securities and Exchange Commission, (v) gains and losses on the early repayment of debt, or (vi) any other unforeseen events or occurrences of a similar nature as set forth by the Committee in the first 90 days of any Performance Cycle.

2.21 “FAIR MARKET VALUE” shall be, on any given date, (1) the closing price at which the Shares were quoted on the NASDAQ Stock Market or such other established securities market on which the Shares are traded, or, if there were no reported sales of Shares on such date, then, unless otherwise required under Code Section 422, the business day immediately preceding such date; or (2) the price that the Committee in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the above, for purposes of broker-facilitated cashless exercises of Awards involving Shares under the Plan, “Fair Market Value” shall mean the real-time selling price of such Shares as reported by the broker facilitating such exercises.

2.22 “INCENTIVE STOCK OPTION” OR “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.23 “INSIDER” shall mean any person subject to the reporting requirements of Section 16 of the Exchange Act.

2.24 “LONG-TERM PERFORMANCE AWARD” means an Award to a Participant pursuant to Article 11 herein.

2.25 “NONEMPLOYEE DIRECTOR” means an individual who is a member of the Board but who is not an Employee.

2.26 “NONQUALIFIED STOCK OPTION” OR “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.27 “OPTION” means an Incentive Stock Option, or a Nonqualified Stock Option granted to a Participant pursuant to Article 6 herein.

2.28 “OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29 “PARTICIPANT” means an Employee or Director, provided however, that a Director may not be a Participant in any ISO granted under the Plan.

2.30 “PERFORMANCE-BASED EXCEPTION” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.31 “PERFORMANCE CYCLE” shall mean the period that is no less than one year designated by the Committee during which the performance objectives or goals must be met for Awards granted under Article 11 of the Plan.

2.32 “PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, which shall not be less than six (6) months from the date of grant, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares or RSUs are subject to a substantial risk of forfeiture, if any, as provided in Article 7 and Article 8 herein.

2.33 “PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as described in Section 13(d) thereof.

2.34 “PRIOR PLAN” shall mean the Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan (as Previously Amended), which originally became effective January 1, 2007. The Prior Plan subsequently was amended and restated effective on the date of the 2009 annual meeting of the Corporation’s stockholders. It later was amended and restated a second time effective on the date of the 2010 annual meeting of the Corporation’s stockholders.

2.35 “QUALIFYING PERFORMANCE CRITERIA” means business criteria allowed under the performance goal requirements of Section 162(m), including any one or more of the following objective performance criteria upon which the achievement of specific, pre-established, objective performance goals for each Participant are based as determined by the Committee in connection with the grant and certification of Awards:

(a)	net income,

(b)	earnings per share,

(c)	return on average equity,

(d)	tangible common equity or return on tangible common equity,

(e)	return on average assets,

(f)	economic value added,

(g)	“efficiency ratio” determined as the ratio of total non-interest operating expenses (less amortization of intangibles) divided by total revenues (less net security gains),

(h)	non-interest income to total revenue ratio,

(i)	net interest margin,

(j)	revenues,

(k)	credit quality measures (including non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans),

(l)	risk measures,

(m)	net operating profit,

(n)	loan growth,

(o)	deposit growth,

(p)	non-interest income growth,

(q)	total shareholder return,

(r)	market share,

(s)	productivity ratios,

(t)	interest income,

(u)	pre-tax pre-provision, which is pre-tax income on a tax equivalent basis adjusted for: provision expense, security gains and losses, and amortization of intangibles; or

(v)	other strategic milestones based on objective criteria established by the Committee.

Notwithstanding the foregoing, with respect to Covered Employees, the performance criteria described above must be approved by the shareholders of the Corporation prior to the payment of any Award. Qualifying Performance Criteria may be expressed in terms of (i) attaining a specified absolute level of the criteria, or (ii) a percentage increase or decrease in the criteria compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Committee. The Qualifying Performance Criteria may be measured on an absolute basis or relative to an established target, to previous year or other comparable period or periods’ results, to a designated comparison group or groups, or to one or more designated external or internal indices or benchmarks, and may be applied either to the Corporation as a whole or to a business unit or subsidiary, in each case as determined by the Committee. Any specific metrics listed within the categories described above are intended to be illustrative and are not intended to be construed as limitations on the more general metrics. Qualifying Performance Criteria may be different for different Participants, as determined in the discretion of the Committee. The Committee may include or exclude Extraordinary Events or any other objective events or occurrences in either establishing the performance goal based on the Qualifying Performance Criteria and shall use an Extraordinary Event identified in the first 90 days of a Performance cycle in determining whether the performance goal has been achieved; provided, however, that the Committee shall not have the discretion to increase the amount of an Award that would otherwise be due to a Participant who is a Covered Employee based on such Covered Employee’s pre-established performance goals for the applicable Performance Cycle. Such Extraordinary Events shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion after consideration of the goals of the Corporation’s executive compensation philosophy and whether it is in the best interests of the Corporation to have such Award so qualified.

2.36 “RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article 7 herein.

2.37 “RESTRICTED STOCK UNIT” OR “RSU” means an Award granted to a Participant pursuant to Article 8 herein and which is settled (i) by the delivery of one (1) Share for each RSU, (ii) in cash in an amount equal to the Fair Market Value of one (1) Share for each RSU, or (iii) in a combination of cash and Shares, as determined by the Committee. The Award of an RSU represents the promise of the Corporation to deliver Shares, cash, or a combination thereof, as applicable, at the end of the Period of Restriction (or such later date as determined by the Committee) in accordance with and subject to the terms and conditions of the applicable Award Agreement, and is not intended to constitute a transfer of property within the meaning of Code Section 83(b).

2.38 “RETIREMENT” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Corporation and a Participant; provided however, that if there is no such employment agreement, “Retirement” means, unless otherwise specified in an Award Agreement, a Participant’s termination of service on or after attainment of (a) age fifty-five (55) and completion of ten (10) years of service, or (b) age sixty-five (65) and completion of five (5) years of service.

2.39 “SHARES” means the shares of common stock of the Corporation.

2.40 “STOCK APPRECIATION RIGHT” OR “SAR” means an Award , granted alone or in connection with a related Option, designated as a SAR, pursuant to Article 9 herein.

2.41 “SUBSIDIARY or “SUBSIDIARIES” means any corporation or other entity whose financial statements are consolidated with the Corporation, or any corporation or other entity that would otherwise satisfy the definition of “service recipient” under Code Section 409A. With respect to Incentive Stock Options, the term Subsidiary or Subsidiaries shall include only those entities that qualify under Code Section 424(f) as a “subsidiary corporation” of the Corporation.

ARTICLE 3. ADMINISTRATION

3.1 AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, except as limited by law or by the Charter or Bylaws of the Corporation. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have full power to:

(a)	select the Participants who shall participate in the Plan;

(b)	determine the sizes and types of Awards;

(c)	determine the terms and conditions of Awards (which need not be consistent among Participants) in a manner consistent with the Plan, including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Award, (ii) the Fair Market Value of Shares or other property where applicable, (iii) the method of payment for Shares purchased pursuant to any Award, (iv) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including the withholding or delivery of Shares, (v) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including how such terms relate to a Change in Control, (vi) the time of the expiration of any Award, (vii) the effect of a Participant’s termination of service on any of the foregoing, and (viii) all other terms, conditions, and restrictions applicable to any Award or Shares acquired pursuant thereto consistent with the terms of the Plan;

(d)	construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Participants;

(e)	establish, amend, or waive rules and regulations for the Plan’s administration as they apply to Participants; and

(f)	(subject to the provisions of Article 17 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect. The Committee also may require any Participant (whether or not provided under any Award) to make any representations or agreements that the Committee may deem necessary or advisable in order to comply with, or qualify for advantageous treatment under, applicable securities, tax, or other laws. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein, except that to the extent such delegation is not permitted under Code Section 162(m).

3.2 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board (provided, however, that only the Committee, or any subcommittee thereof, made up solely of 2 or more “outside directors” within the meaning of Code Section 162(m) shall participate in any decision, order or resolution to grant, administer, or certify Awards to Covered Employees) shall be final, conclusive, and binding on all persons, including the Corporation, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS AND MAXIMUM AWARDS. Subject to adjustment as provided in this Article 4 herein, the maximum aggregate number of Shares hereby reserved for issuance to Participants under the Plan shall be fifty-one million (51,000,000) Shares, inclusive of any Shares that were previously approved and available for grant under the Prior Plan that, as of the Effective Date, have not been issued or are not subject to an outstanding Award under the Prior Plan. The Shares issued under the Plan may be authorized and unissued Shares, Shares purchased on the open market, or Shares held as treasury stock.

The following rules shall apply to grants of Awards under the Plan:

(a) The maximum aggregate number of Shares which may be subject to (1) one or more Option Awards pursuant to Article 6, (2) one or more SAR Awards (whether settled in cash, Shares) pursuant to Article 9, or (3) any combination of Option Awards or SAR Awards to a Participant shall be ten million (10,000,000) Shares over any five (5) year period.

(b) The maximum aggregate cash Award or cash equivalent value of an Award of Shares at the date of grant that may be paid with respect to any specified Performance Cycle to a Participant pursuant to any Long-Term Performance Award pursuant to Article 11 shall be eight million dollars ($8,000,000).

(c) The maximum aggregate cash equivalent value at the date of grant of (1) Awards of Restricted Stock pursuant to Article 7, (2) Awards of RSUs pursuant to Article 8 (whether settled in cash, Shares, or a combination thereof, whether vesting of the RSUs is time-based, performance based, or a combination thereof), (3) Awards of Deferred Stock under Article 10, or (4) any combination thereof that may be awarded to a Participant for any calendar year shall be eight million dollars ($8,000,000).

4.2 REDUCTION OF SHARES AND LAPSED AWARDS. The maximum number of Shares available for issuance under the Plan shall be reduced by the full number of Shares covered by Option Awards and SAR Awards granted under the Plan. This reduction shall include the full number of Shares covered by any Option or SAR, regardless of whether (1) any Shares are tendered in payment of any Option or SAR, (2) any such Option, SAR, or other Award covering Shares under the Plan ultimately is settled in cash or by delivery of Shares (either by share netting, an attestation process, or actual delivery), (3) Shares were used to satisfy the purchase price of an Award or to satisfy any tax withholdings, or (4) Shares were repurchased by the Company with Option or SAR proceeds. The maximum number of Shares available for issuance under the Plan shall be reduced by 1.5 Shares for every Share covered by all other Awards granted under the Plan. If, however, any Award granted under this Plan terminates, expires, is forfeited because any performance or time-based vesting requirements were not satisfied, or lapses for any reason, any Shares subject to such Award shall again be available for a grant of an Award under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in the number of outstanding Shares through the declaration and payment of a stock dividend or stock split, spin off, merger, or other reorganization, or through any recapitalization resulting in the combination or exchange of Shares in which the Corporation does not receive any consideration, a corresponding adjustment shall be made in the number of Shares which may be delivered under Article 4.1 and in the number and/or price of Shares subject to outstanding Awards granted under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number (by rounding down); provided, further, that the Committee shall, in its sole discretion, make any further adjustments as are necessary to prevent dilution or enlargement of rights.

Further, unless otherwise required by applicable law or regulation, Shares granted through the assumption of or in substitution for outstanding awards granted by a company that is merged or consolidated with, or acquired by, the Corporation shall not be subject to the Share limitations of Article 4.1.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include any Employee and Nonemployee Director of the Corporation, including any Employee who is a member of the Board.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Nonemployee Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

No Option shall be granted to any Employee or Nonemployee Director if, upon the granting of such Option, the number of Shares then subject to all Options to purchase held by the Employee or Nonemployee Director, as the case may be, plus the Shares then owned by such Employee or Nonemployee Director, would constitute more than ten (10%) of the total combined voting power of all classes of stock of the Corporation. For the purpose of the preceding sentence, an Employee or a Nonemployee Director shall be deemed to own all Shares which are attributable to him or her under Section 424(d) of the Code, including, without limiting the generality of the foregoing, shares owned by his or her brothers, sisters, spouse, ancestors, and lineal descendants.

The Committee may not grant ISOs under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the date of grant) of Shares with respect to which ISOs (under this and any other Plan of the Corporation) are exercisable for the first time by such Employee during any calendar year to exceed one hundred thousand dollars ($100,000). Any excess shall be deemed a NQSO. No ISO shall be granted to a Nonemployee Director.

If Shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the date of grant of such Incentive Stock Option or one year from the transfer of Shares to such Participant pursuant to the exercise of such Incentive Stock Option, or in any other disqualifying disposition within the meaning of Code Section 422, such Participant shall notify the Corporation in writing of the date and terms of such disposition and shall cooperate with the Corporation with respect to any tax withholding required or resulting from such disqualifying dispositions. A disqualifying disposition by a Participant shall not affect the status of any other Incentive Stock Option granted under the Plan as an Incentive Stock Option.

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the date of grant, vesting restrictions, if any, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Notwithstanding the foregoing, an NQSO shall vest incrementally until the date that is three

(3) years after the date of grant of such NQSO, except as otherwise may be provided in the Award Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be determined by the Committee but shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that for Options granted through the assumption of or in substitution for outstanding awards granted by a company that is merged or consolidated with, or acquired by, the Company, the Option Price shall be determined by the Committee in its sole discretion and, if applicable, consistent with Code Section 424(a).

6.4 DURATION OF OPTIONS. Each Option granted to an Employee or Nonemployee Director shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

6.5	EXERCISE OF OPTIONS.

(a) General. Except as otherwise provided in this Plan, Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which need not be the same for each grant or for each Participant. Options granted under this Article 6 shall be exercised by the delivery to the Corporation of written or other notice acceptable to the Corporation setting forth the number of Shares with respect to which the Option is to be exercised.

(b) Method of Exercise. The Option Price upon exercise of any Option shall be payable to the Corporation in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares, including by attestation, having an aggregate Fair Market Value equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender); (c) by a combination of (a) and (b); (d) subject to applicable securities laws and restrictions, through a broker-facilitated cashless exercise procedure acceptable to the Committee, or (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.6 EXERCISE UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Plan or as otherwise provided in the Award Agreement or by the Committee, in the event that the employment of a Participant is terminated for any reason other than death, Disability, or Retirement, the rights under each then outstanding unvested Option granted to the Participant pursuant to the Plan shall be forfeited and any vested Option shall terminate upon the earlier of (1) the expiration of such Option, or (2) sixty (60) days after the Participant’s termination of employment, unless such termination of employment was for Cause. If a Participant’s employment is terminated for Cause, the rights under each then outstanding Option granted to the Participant pursuant to the Plan shall immediately terminate.

In the event that the employment of a Participant is terminated by reason of Retirement, each then outstanding Option of such Participant shall continue to be exercisable at such times and be subject to such restrictions and conditions, including expiration, as set forth in the applicable Award Agreement. Notwithstanding any other provision in the Plan to the contrary, in the event of the Retirement of a Participant, each then outstanding vested ISO not exercised within three (3) months of termination of employment shall automatically convert to an NQSO.

In the event that the employment of a Participant is terminated by reason of death or Disability, or a Participant dies or becomes Disabled after Retirement, all such Participant’s then outstanding Options shall become exercisable in full, and the Participant or (in the case of a Participant’s death) the executor or administrator of such Participant’s estate or a person or persons who have acquired the

Options directly from such Participant by bequest, inheritance, or by reason of written designation as a beneficiary on a form proscribed by the Corporation, shall have until the earlier of (i) the expiration dates of such Options or (ii) thirteen (13) months after the Participant’s date of death or Disability, to exercise such Options.

In addition to the foregoing, the Committee may include such provisions in the Award Agreement entered into with each Participant as it deems advisable (which may be more restrictive than described above), which provisions need not be uniform among all Options issued pursuant to this Article 6, and which may reflect distinctions based on the reasons for termination of employment.

6.7 EXERCISE UPON TERMINATION OF DIRECTORSHIP. Except as otherwise provided in this Plan, if a Participant’s status as a Nonemployee Director ceases for any reason other than Retirement or death, any outstanding NQSO granted to such Participant under the Plan shall terminate thirteen (13) months after the termination of such Participant’s status as a Nonemployee Director; provided, however, that no Option shall be exercisable after its expiration date.

If a Participant’s status as a Nonemployee Director ceases by reason of Retirement, then all such Participant’s outstanding Options shall become exercisable in full, and such Participant may exercise such Options until their expiration date.

If a Participant’s status as a Nonemployee Director ceases by reason of death, or a Participant who was a Nonemployee Director dies after Retirement, all such Participant’s then outstanding Options shall become exercisable in full, and the executor or administrator of such Participant’s estate or a person or persons who have acquired the Options directly from such Participant by bequest, inheritance, or by reason of written designation as a beneficiary on a form proscribed by the Corporation, shall have until the expiration dates of such Options or thirteen (13) months after the Participant’s date of death, whichever first occurs, to exercise such Options.

6.8 RESTRICTIONS ON SHARE TRANSFERABILITY. In addition to the foregoing, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. RESTRICTED STOCK

7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of

Restricted Stock, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions, and/or restrictions under applicable Federal or state securities laws. Notwithstanding the foregoing, the Period of Restriction under any Restricted Stock Agreement generally may not fully lapse until the date that is three (3) years after the date of grant of such Restricted Stock, except as otherwise may be provided in a Restricted Stock Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

The Corporation shall retain the certificates representing Shares of Restricted Stock in the Corporation’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.4 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, at the discretion of the Committee, exercise full voting rights with respect to those Shares.

7.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, at the discretion of the Committee, be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes; provided, however, that with respect to performance-based Shares of Restricted Stock, dividends may not be paid currently and instead shall either be accrued as contingent cash obligations or be converted into additional Shares of Restricted Stock subject to the same performance-based conditions as the original grant and upon such terms as the Committee establishes.

Without limiting the generality of the preceding paragraph, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

7.6. NONTRANSFERABILITY. During any Period(s) of Restriction, the Participant shall have no right to transfer any rights with respect to its Award of Shares of Restricted Stock.

ARTICLE 8. RESTRICTED STOCK UNITS

8.1 GRANT OF RSUs. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant RSUs to Participants in such amounts as the Committee shall determine.

8.2 AWARD AGREEMENT. Each RSU shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of RSUs granted, the form of payment of the RSU, and such other provisions as the Committee shall determine.

8.3 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each RSU, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions, and/or restrictions under applicable Federal or state securities laws. Notwithstanding the foregoing, the Period of Restriction under any Restricted Stock Unit Award Agreement generally may not fully lapse until the date that is three (3) years after the date of grant of such RSU, except as otherwise may be provided in a Restricted Stock Unit Award Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

8.4 VOTING RIGHTS. During the Period of Restriction, unless otherwise determined by the Committee in its discretion, Participants holding RSUs may not exercise any voting rights with respect to such RSUs.

8.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, unless otherwise determined by the Committee in its discretion, Participants holding RSUs shall not be entitled to any dividends or dividend equivalents with respect to such RSUs. Notwithstanding the foregoing, if dividend equivalents are awarded with respect to performance-based RSUs, such dividend equivalents may not be paid currently and instead shall either be accrued as contingent cash obligations or be converted into RSUs subject to the same performance-based conditions as the original grant and upon such other terms as the Committee establishes.

8.6. NONTRANSFERABILITY. During any Period(s) of Restriction, the Participant shall have no right to transfer any rights with respect to its Award of RSUs.

ARTICLE 9. STOCK APPRECIATION RIGHTS

9.1 GRANT OF SARs. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such amounts as the Committee shall determine. A SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount (the “SAR exercise price”) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option Price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement.

9.2 AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, the form of payment of the SAR upon exercise, and such other provisions as the Committee shall determine. SARs granted under this Article 9 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant. Notwithstanding the foregoing, a SAR shall vest incrementally until the date that is three (3) years after the date of grant of such SAR, except as otherwise may be provided in the Award Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

9.3 DURATION OF SAR. Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

9.4 EXERCISE. SARs shall be exercised by the delivery to the Corporation of written or other notice of exercise acceptable to the Corporation, setting forth the number of Shares with respect to which the

SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares for which its related Option is then exercisable.

With respect to SARs granted in tandem with an ISO, (a) such SAR will expire no later than the expiration of the underlying ISO, (b) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time such SAR is exercised, and (c) such SAR may be exercised only when the Fair Market Value of the Shares subject to the underlying ISO exceeds the Option Price of the ISO.

SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in Shares, a certificate for the Shares acquired upon exercise of an SAR shall be issued in the name of the Participant as soon as practicable following receipt of notice of exercise. No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement or otherwise determined by the Committee, the Participant will receive cash in lieu of fractional Shares.

9.5 EXERCISE UPON TERMINATION OF EMPLOYMENT. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR following termination of the Participant’s employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into the Participants, need not be uniform among all SARs issued pursuant to this Article 9, and may reflect distinctions based on the reasons for termination of employment.

9.6 NONTRANSFERABILITY. Unless otherwise determined by the Committee in its discretion, no SAR granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, SARs granted in tandem with an ISO granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

ARTICLE 10. DEFERRED STOCK AWARDS AND OTHER STOCK-BASED AWARDS

10.1 GRANT OF DEFERRED STOCK. Subject to the terms and provisions of the Plan, the Committee may authorize the grant or sale of Deferred Stock to Participants in such amounts the Committee shall determine. Each such grant or sale shall constitute the agreement by the Corporation to deliver Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value of the Shares at the date of grant.

10.2 AWARD AGREEMENT. Each grant or sale of Deferred Stock shall be evidenced by an Award Agreement, which shall specify the form of payment of the Award and contain such terms and provisions, consistent with this Plan, as the Committee may approve.

10.3 DEFERRAL PERIOD. Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than one (1) year, as determined by the Committee at the date of grant.

10.4 VOTING RIGHTS. During the Deferral Period, unless otherwise determined by the Committee in its discretion, the Participant shall have no rights of ownership in the Shares of Deferred Stock and shall have no right to vote them.

10.5 DIVIDENDS. During the Deferral Period, the Committee may, at or after the date of grant, authorize payment of dividend equivalents on any Shares of Deferred Stock on either a current, deferred, or contingent basis, either in cash or in additional Shares. Notwithstanding the foregoing, if dividend equivalents are awarded with respect to performance-based Shares of Deferred Stock, such dividend equivalents may not be paid currently and instead shall either be accrued as contingent cash obligations or be converted into Shares of performance-based Deferred Stock subject to the same performance-based conditions as the original grant and upon such other terms as the Committee establishes.

10.6 NONTRANSFERABILITY. During the Deferral Period, no Shares of Deferred Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

10.7 OTHER STOCK-BASED AWARDS. The Committee may from time to time grant Shares and other Awards under the Plan that are valued in whole or in part by reference to, or are otherwise based upon the Fair Market Value of Shares and are payable in cash, Shares, or a combination of cash and Shares. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.

ARTICLE 11. LONG-TERM PERFORMANCE AWARDS

11.1 LONG-TERM PERFORMANCE AWARDS. Subject to the terms and provisions of the Plan, a Participant shall have the opportunity to receive an Award of cash, Shares, or a combination thereof, in such amounts and upon such terms and at such times as determined by the Committee in its sole discretion.

11.2 TERMS OF LONG-TERM PERFORMANCE AWARDS. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number of Shares and/or value of Long-Term Performance Awards that will be paid to the Participant. The Committee shall establish the Performance Cycle for each Long-Term Performance Award and shall impose such other conditions and/or restrictions on any Long-Term Performance Awards as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, time-based restrictions, and/or restrictions under applicable Federal or state securities laws.

11.3 EARNING OF LONG-TERM PERFORMANCE AWARDS. Subject to the terms of this Plan and Article 11, after the applicable Performance Cycle has ended, the Participant shall be entitled to receive a payment of the number of Shares and/or cash earned by the Participant over the applicable Performance Cycle. Notwithstanding the satisfaction of the performance objectives, except in the case of a Change in Control, the Committee has the discretion to reduce or eliminate a Long-Term Performance Award that would otherwise be paid to any Participant, including any Covered Employee, based on the Committee’s evaluation of Extraordinary Events or other factors.

11.4 FORM AND TIMING OF PAYMENT OF LONG-TERM PERFORMANCE AWARDS. Payment of Long-Term Performance Awards shall be made as soon as practical following the close of the applicable Performance Cycle in a manner designated by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay Long-Term Performance Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair

Market Value equal to the value of the Long-Term Performance Awards at the close of the applicable Performance Cycle. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

11.5 REQUIREMENT OF EMPLOYMENT. Except as otherwise provided in this Plan and as specified in Article 16, a Participant must remain in the employment of the Corporation until the payment of a Long-Term Performance Award in order to be entitled to payment; provided, however, that the Committee may, in its sole discretion, provide for a partial or full payment in the event the Participant is not so employed.

11.6 NONTRANSFERABILITY. A Long-Term Performance Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 12. CODE SECTION 162(m) DEDUCTION QUALIFICATIONS

12.1 AWARDS FOR COVERED EMPLOYEES. At all times when Code Section 162(m) is applicable, all Awards granted to a Covered Employee under this Plan shall comply with the Performance-Based Exception requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award available under the Plan, the Committee may, subject to this Article 12, make any adjustments it deems appropriate. Notwithstanding the above, the Committee may, in its sole discretion, with respect to any Award under the Plan, determine that compliance with Code Section 162(m) is not desired after consideration of the goals of the Corporation’s executive compensation philosophy and whether it is in the best interests of the Corporation to have such Award so qualified.

12.2 DESIGNATION OF COVERED EMPLOYEES. For each Performance Cycle, the Committee will designate which Participants are Covered Employees within ninety (90) days of the beginning of the Performance Cycle (or such earlier or later date as is permitted or required by Code Section 162(m)). In the event that the Committee does not make such a designation for a Performance Cycle, all Participants shall be treated as Covered Employees under the Plan for such Performance Cycle.

12.3 ESTABLISHMENT OF QUALIFYING PERFORMANCE CRITERIA AND AWARDS FOR COVERED EMPLOYEES. Within ninety (90) days of the beginning of a Performance Cycle (or such earlier or later date as is permitted or required by Code Section 162(m)), the Committee shall, in its sole discretion, for each such Performance Cycle, determine and establish in writing one or more performance goals based on one or more Qualifying Performance Criteria applicable to the Performance Cycle for each Covered Employee. The Committee may establish any number of differing Performance Cycles, performance goals, Qualifying Performance Criteria, and Awards for Covered Employees running concurrently, in whole or in part.

12.4 CERTIFICATION OF ACHIEVEMENT OF QUALIFYING PERFORMANCE CRITERIA AND AMOUNT OF AWARDS. After the end of each Performance Cycle, or such earlier date if the Qualifying Performance Criteria are achieved (and such date otherwise complies with Code Section 162(m)), the Committee shall certify in writing, prior to the payment of any Award to a Covered Employee, that the performance goal based on the Qualifying Performance Criteria for the Performance Cycle and all other material terms of the Plan were satisfied. The Committee may not, under any circumstances, increase an Award to a Covered Employee above the amount payable pursuant to the pre-established performance goal based on the Qualifying Performance Criteria for the Performance Cycle.

12.5 MAXIMUM AWARD TO PARTICIPANTS. The maximum aggregate number of Shares that may be subject to an Award and the maximum amount of compensation (whether represented by Shares, cash, or a combination thereof) that may be payable to a Participant shall be governed by Article 4 of this Plan.

12.6 TAX AND SECURITY LAWS. In the event that applicable tax and securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

ARTICLE 13. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 14. DEFERRALS

14.1 PARTICIPANT-INITIATED DEFERRALS. Unless otherwise provided by the Committee, a Participant may elect to defer payment of the Participant’s Award under the Plan if deferral of an Award under the Plan is permitted pursuant to the terms of the Executive Deferred Compensation Plan, and the deferral complies with the terms of the Executive Deferred Compensation Plan and is completed under a procedure that is intended to comply with Code Section 409A and any guidance thereunder.

14.2 COMMITTEE-INITIATED DEFERRALS. Notwithstanding any provision of the Plan to the contrary, any payment due under this Plan to an “Executive Officer” under the Dodd-Frank Act shall not be made until such period specified under the Dodd-Frank Act, if applicable. If during this deferral period, (1) the Corporation experiences a financial loss or (2) the Committee learns of inappropriate risk-taking activities by the Participant, the Committee will reduce the amount of the payment otherwise due to the Participant, in accordance with the procedures set forth in the Dodd-Frank Act. In addition, except in the situation of a Change in Control, the Committee may defer payment of an Award for such period as the Committee may determine. Any such deferrals of payment under this paragraph shall be made in compliance with the Executive Deferred Compensation Plan, all applicable federal and state banking regulations, including the Dodd Frank Act, and in a manner that is intended to comply with Code Section 409A and any guidance thereunder.

ARTICLE 15. DISCRETION TO REDUCE AWARDS AND DELAY PAYMENT

Except as specifically provided in this Plan or an Award Agreement, the Committee has no discretion to reduce or eliminate an Award settled in Shares that would otherwise be paid to any Participant, including any covered Employee. Notwithstanding any provision of this Plan to the contrary, except in the event of a Change in Control, the Committee has the discretion to reduce or eliminate an Award settled in cash that would otherwise be paid to any Participant, including any Covered Employee, based on the Committee’s evaluation of Extraordinary Events or other factors described in Article 19. Also notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may delay making payment to a Participant of Shares or cash with respect to an Award, if the Committee reasonably believes that the making of the payment will violate Federal Securities Laws or limit or eliminate the Corporation’s deduction under Code Section 162(m). In such circumstances, the payment will be made at the earliest date at which the Committee believes that the making of the payment will not cause the securities law violation or the reduction or elimination of the deduction under Code Section 162(m). Additionally, if the Committee reasonably believes that the exercise of an Option would violate any applicable laws, government regulations, requirements of any securities exchange on which the Corporation’s Shares are traded, or any insider trading policy of the Corporation, the Committee, in its sole discretion, may prohibit any Participant from exercising an Option for such period of time that the Committee considers necessary to avoid such violation.

ARTICLE 16. RIGHTS OF EMPLOYEES

16.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment at any time, with or without Cause, nor confer upon any Participant any right to continue in the employ of the Corporation.

16.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 17. AMENDMENT, MODIFICATION, AND TERMINATION

The Board or Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that the Committee shall not have the authority to, without shareholder approval, (1) change the limits set forth in Article 4.1, (2) change the minimum Option Price, (3) change eligible Participants to receive Awards, (4) reprice or alter the Option Price of any Option or exercise price of any SAR, or (5) permit the purchase of Shares subject to any unvested Option or SAR or waive the vesting requirement of any unvested Award except as a result of (a) a Change in Control, (b) the death of a Participant, or (c) a Participant’s separation from service with the Corporation as defined in accordance with Code Section 409A) due to Retirement or involuntary termination without Cause. Notwithstanding any provision of the Plan to the contrary, if the Committee determines that any Award may or does not comply with Code Section 409A, the Corporation may amend the Plan and the affected Award Agreement, or take any other action, without the Participant’s consent, that the Committee believes necessary or appropriate to (1) exempt the Plan and any Award from the application of Code Section 409A, or (2) comply with the requirements of Code Section 409A.

ARTICLE 18. WITHHOLDING

18.1 TAX WITHHOLDING. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, RSUs, SARs, or Deferred Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the tax withholding requirement, in whole or in part, by (i) having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory tax withholding rates which could be withheld on the transaction or (ii) the delivery of Shares that have been held for a minimum of six (6) months to the Corporation (including attestation) having a Fair Market Value equal to the amount of the tax withholding obligations related to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Delivery or withholding of fractional Shares shall not be permitted.

ARTICLE 19. FORFEITURE

Except on or after a Change in Control or as otherwise provided in the applicable Award Agreement, and notwithstanding any other provisions in the Plan, in the event of (1) a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Corporation or any securities laws violations including any violations under the Sarbanes-Oxley Act of 2002) or (2) any activity of a Participant or former Participant in which the Participant or former Participant solicits or takes away customers or potential customers with whom the Participant or former Participant had contact with or responsibility for during the Participant’s or former Participant’s employment with the Corporation (individually and collectively referred to as “Misconduct”), the Committee shall (a) terminate any outstanding Award granted to the Participant, in whole or in part, whether or not vested, and (b) if such Misconduct occurs within three (3) years of the exercise or payment of an Award, require the Participant or former Participant to repay the Corporation any gain realized or payment received upon the exercise or payment of such Award (with such gain or repayment valued as of the date of exercise or payment), without regard to when such Misconduct is actually discovered by the Corporation. Such termination or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the Fair Market Value of the Shares on the day prior to the repayment) and the Committee may provide for an offset of any future payments owed by the Corporation to such person if necessary to satisfy the repayment obligation. The determination of whether any Participant or former Participant has engaged in a serious breach of conduct or any prohibited solicitation shall be determined by the Committee in good faith and in its sole discretion.

Further, notwithstanding any provision of the Plan to the contrary, if the Corporation is required to restate any of its financial statements because of a material financial reporting violation, the Corporation shall recover the amount in excess of the Award payable under the Corporation’s restated financial statements, or such other amount required under the Dodd-Frank Act or any other applicable law or policy. The Corporation shall recover this amount from any current or former Participant who received a payment under this Plan during the three-year period preceding the date on which the restatement is required, or from any other individual specified in the Dodd-Frank Act. In addition, if the Committee determines that a Participant (1) took unnecessary or excessive risk, (2) manipulated earnings, or (3) engaged in any misconduct described in the Huntington Bancshares Incorporated Recoupment Policy (the “Recoupment Policy”), the Committee shall terminate the Participant’s participation in this Plan and require repayment of any amount previously paid under this Plan in accordance with the terms of the Recoupment Policy, any other applicable policy of the Corporation, and any other applicable laws and regulations.

ARTICLE 20. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Charter or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 21. SUCCESSORS

All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise.

ARTICLE 22. UNFUNDED PLAN

The Plan shall be unfunded and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Awards under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. Except as provided herein, no such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

ARTICLE 23. NOTIFICATION UNDER CODE SECTION 83(b)

If the Participant, in connection with the exercise of any Option, or the grant of Shares from an Award of SARs, or Restricted Stock, desires to make the election permitted under Code Section 83(b) to include in such Participant’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Participant shall notify the Corporation of the desired election within ten (10) days before the filing of the notice of the election with the Internal Revenue Service in addition to any filing and notification required under regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter before such an election being made, prohibit a Participant from making the election described above.

ARTICLE 24. OTHER PLANS

Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Corporation or any Subsidiary to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or a Subsidiary, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined. However, no such plan will be established or operated in a way that entitles or allows a Covered Employee to receive an award under such plan as a substitution or supplement for not achieving goals under this Plan.

ARTICLE 25. LEGAL CONSTRUCTION

25.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

25.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, but only if the intent of the Plan can be implemented without such severed provision.

25.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

25.4 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Ohio, without reference to its choice of law rules.

25.5 CODE SECTION 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that any Awards under the Plan which provide for a “deferral of compensation” subject to Code Section 409A shall comply with the provisions of Code

Section 409A, and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a separation from service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or Subsidiary, shall not be paid until the earlier of (a) the date that is six months following such separation from service or (b) the date of the Participant’s death following such separation from service.

25.6 NO LIABILITY WITH RESPECT TO ADVERSE TAX TREATMENT. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S., foreign, state, local, or other tax treatment or (ii) avoid adverse tax treatment under U.S., foreign, state, local, or other law, including, without limitation, Code Section 409A.

Vote by Internet • Go to www.envisionreports.com/HBAN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 19, 2012

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/HBAN to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 10, 2012, to facilitate timely delivery.

01FCBD

Proxy – Huntington Bancshares Incorporated

The 2012 annual meeting of shareholders of Huntington Bancshares Incorporated, a Maryland corporation, will be held on Thursday, April 19, 2012, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT.

The matters to be considered and voted on at the meeting, each as more fully described in the proxy materials, are listed below:

1.	Election of directors:
	01 - Don M. Casto III	02 - Ann B. Crane	03 - Steven G. Elliott	04 - Michael J. Endres	05 - John B. Gerlach, Jr.
	06 - David P. Lauer	07 - Jonathan A. Levy	08 - Richard W. Neu	09 - David L. Porteous	10 - Kathleen H. Ransier
11 - Stephen D. Steinour

2.	Approval of the 2012 Long-Term Incentive Plan.

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012.

4.	An advisory resolution to approve the compensation of executives as disclosed in the proxy materials.

5.	Any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2–4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must authorize a proxy online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/HBAN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the number located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 10, 2012.

01FCBD

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central time, on April 19, 2012.

Vote by Internet • Go to www.envisionreports.com/HBAN • Or scan the QR code with your smartphone • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2–4.

1. Election of Directors:	☐ ForAll EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.

01 – Don M. Casto III, 02 – Ann B. Crane, 03 – Steven G. Elliott,

04 – Michael J. Endres, 05 – John B. Gerlach, Jr., 06 – David P. Lauer,

07 – Jonathan A. Levy, 08 – Richard W. Neu, 09 – David L. Porteous,

10 – Kathleen H. Ransier, 11 – Stephen D. Steinour

01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐ 05 - ☐ 06 - ☐

07 - ☐ 08 - ☐ 09 - ☐ 10 - ☐ 11 - ☐

☐ FOR all nominees	☐ WITHHOLD vote from all nominees

	For	Against	Abstain		For	Against	Abstain
2. Approval of the 2012 Long-Term Incentive Plan.	☐	☐	☐	3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2012.	☐	☐	☐
4. An advisory resolution to approve the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐	5. Any other business that properly comes before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon and date. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or in any other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                        01FC8D

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Huntington Bancshares Incorporated

Proxy Solicited by the Board of Directors for Annual Meeting — April 19, 2012

The undersigned shareholder of Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), hereby appoints Mary Beth M. Clary, John W. Liebersbach, and Elizabeth B. Moore, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Annual Meeting of Shareholders to be held on Thursday, April 19, 2012, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2–4.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN; FOR THE APPROVAL OF THE 2012 LONG-TERM INCENTIVE PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012; AND FOR THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF EXECUTIVES AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Vote by Internet • Go to www.envisionreports.com/HBANHIP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Huntington Bancshares Incorporated Shareholders’ Meeting to be Held on April 19, 2012

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/HBANHIP to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 10, 2012, to facilitate timely delivery.

01FCCD

Huntington Investment and Tax Savings Plan

The 2012 annual meeting of shareholders of Huntington Bancshares Incorporated, a Maryland corporation, will be held on Thursday, April 19, 2012, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT.

The matters to be considered and voted on at the meeting, each as more fully described in the proxy materials, are listed below:

1.	Election of directors:
	01 - Don M. Casto III	02 - Ann B. Crane	03 - Steven G. Elliott	04 - Michael J. Endres	05 - John B. Gerlach, Jr.
	06 - David P. Lauer	07 - Jonathan A. Levy	08 - Richard W. Neu	09 - David L. Porteous	10 - Kathleen H. Ransier
11 - Stephen D. Steinour

2.	Approval of the 2012 Long-Term Incentive Plan.

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012.

4.	An advisory resolution to approve the compensation of executives as disclosed in the proxy materials.

5.	Any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2–4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must authorize a proxy online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/HBANHIP. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, plus the number located in the shaded bar on the reverse. State in the email that you want to receive a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 10, 2012.

01FCCD

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 17, 2012.

Vote by Internet • Go to www.envisionreports.com/HBANHIP • Or scan the QR code with your smartphone • Follow the steps outlined on the secured website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR proposals 2–4.

1. Election of Directors:	☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.

01 – Don M. Casto III, 02 – Ann B. Crane, 03 – Steven G. Elliott,

04 – Michael J. Endres, 05 – John B. Gerlach, Jr., 06 – David P. Lauer,

07 – Jonathan A. Levy, 08 – Richard W. Neu, 09 – David L. Porteous,

10 – Kathleen H. Ransier, 11 – Stephen D. Steinour

01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐ 05 - ☐ 06 - ☐

07 - ☐ 08 - ☐ 09 - ☐ 10 - ☐ 11 - ☐

☐ FOR all nominees	☐ WITHHOLD vote from all nominees
	For	Against	Abstain		For	Against	Abstain
2. Approval of the 2012 Long-Term Incentive Plan.	☐	☐	☐	3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2012.	☐	☐	☐
4. An advisory resolution to approve the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐	5. Any other business that properly comes before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.
/ /

                        01FCAD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Huntington Investment and Tax Savings Plan

Instruction Card to Plan Trustee

Huntington Bancshares Incorporated Annual Meeting — April 19, 2012

The undersigned participant in the Huntington Investment and Tax Savings Plan (the “Plan”) hereby instructs The Huntington National Bank, as the Trustee of the Plan, to appoint Mary Beth M. Clary, John W. Liebersbach, and Elizabeth B. Moore, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Bancshares Incorporated Annual Meeting of Shareholders to be held on Thursday, April 19, 2012, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting pursuant to the Plan and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2–4.

IF NO DIRECTION IS MADE, THE TRUSTEE OF THE PLAN WILL VOTE THE PARTICIPANT’S SHARES AS DIRECTED BY THE PLAN’S ADMINISTRATIVE COMMITTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR proposals 2–4.

1. Election of Directors:	☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.

01 – Don M. Casto III, 02 – Ann B. Crane, 03 – Steven G. Elliott,

04 – Michael J. Endres, 05 – John B. Gerlach, Jr., 06 – David P. Lauer,

07 – Jonathan A. Levy, 08 – Richard W. Neu, 09 – David L. Porteous,

10 – Kathleen H. Ransier, 11 – Stephen D. Steinour

01 - ☐ 02 - ☐ 03 - ☐ 04 - ☐ 05 - ☐ 06 - ☐

07 - ☐ 08 - ☐ 09 - ☐ 10 - ☐ 11 - ☐

☐ FOR all nominees	☐ WITHHOLD vote from all nominees

	For	Against	Abstain		For	Against	Abstain
2. Approval of the 2012 Long-Term Incentive Plan.	☐	☐	☐	3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2012.	☐	☐	☐
4. An advisory resolution to approve the compensation of executives as disclosed in the accompanying proxy statement.	☐	☐	☐	5. Any other business that properly comes before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon and date. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or in any other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                        01FC9C

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Huntington Bancshares Incorporated

Proxy Solicited by the Board of Directors for Annual Meeting — April 19, 2012

The undersigned shareholder of Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), hereby appoints Mary Beth M. Clary, John W. Liebersbach, and Elizabeth B. Moore, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Huntington Annual Meeting of Shareholders to be held on Thursday, April 19, 2012, at our Easton Business Service Center, 7 Easton Oval, Columbus, Ohio, at 2:00 p.m. EDT, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Huntington’s Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2–4.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN; FOR THE APPROVAL OF THE 2012 LONG-TERM INCENTIVE PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012; AND FOR THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF EXECUTIVES AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.